                                                FILED PURSUANT TO RULE 424(b)(2)
                                                       REGISTRATION NO. 33-99508


                                 $458,750,000

                    PEOPLE'S BANK CREDIT CARD MASTER TRUST

  $425,000,000 FLOATING RATE CLASS A ASSET BACKED CERTIFICATES, SERIES 1997-1 $33,750,000 FLOATING RATE CLASS B ASSET BACKED CERTIFICATES, SERIES 1997-1


                                PEOPLES'S BANK
                            TRANSFEROR AND SERVICER
                               ---------------
  Each of the Floating Rate Class A Asset Backed Certificates, Series 1997-1 (the "Class A Certificates") and each of the Floating Rate Class B Asset Backed Certificates, Series 1997-1 (the "Class B Certificates" and, together with the Class A Certificates, the "Offered Certificates") offered hereby will evidence undivided interests in certain assets of the People's Bank Credit Card Master Trust (the "Trust") created pursuant to a pooling and servicing agreement dated as of June 1, 1993, as amended and restated, between People's Bank, as transferor and servicer (the "Transferor"), and Bankers Trust Company, as trustee. In addition, the Collateral Interest (as defined herein), which is not offered hereby, will be issued in the initial amount of $41,250,000 (the Collateral Interest together with the Offered Certificates, the "Certificates"). The property of the Trust includes, among other things, receivables (the "Receivables") generated from time to time in a portfolio of VISA(R) and MasterCard(R) credit card accounts, all monies due or to become due in payment of the Receivables, Recoveries, Interchange, the benefits of the funds and securities on deposit in certain bank accounts with respect to the Certificates and certain interest rate cap agreements, each as defined or described herein. People's Bank services the Receivables, and People's Structured Finance Corp. ("PSFC"), a wholly-owned subsidiary of People's Bank, owns the undivided interest in the Trust not represented by the Certificates or the other interests issued by the Trust. The Trust currently has four other series of certificates outstanding, and PSFC and People's Bank may offer from time to time other series of certificates which evidence fractional undivided interests in certain assets of the Trust, which may have terms significantly different from the Certificates, by exchanging a portion of PSFC's interest in the Trust.

  Interest with respect to the Offered Certificates is scheduled to be distributed on April 15, 1997 and on the 15th day of each month thereafter
(or, if such 15th day is not a business day, on the next succeeding
                                                  (Continued on following page)
  There currently is no secondary market for the Certificates, and there is no assurance that one will develop.

  POTENTIAL INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE INFORMATION SET FORTH IN "RISK FACTORS" COMMENCING ON PAGE 23.
                               ---------------

THE CERTIFICATES  REPRESENT INTERESTS IN THE  TRUST ONLY AND DO  NOT REPRESENT
 INTERESTS IN OR RECOURSE OBLIGATIONS OF PEOPLE'S BANK, PSFC OR ANY OF THEIR AFFILIATES. A CERTIFICATE IS NOT A DEPOSIT AND IS NOT INSURED BY THE
  FEDERAL DEPOSIT  INSURANCE CORPORATION  (THE "FDIC"). THE  RECEIVABLES ARE
   NOT INSURED OR GUARANTEED BY THE FDIC OR ANY OTHER GOVERNMENTAL AGENCY.
                               ---------------
 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE  COMMISSION  OR  ANY  STATE SECURITIES  COMMISSION  NOR  HAS  THE
   SECURITIES   AND   EXCHANGE   COMMISSION   OR   ANY   STATE   SECURITIES
    COMMISSION PASSED  UPON THE ACCURACY  OR ADEQUACY OF  THIS PROSPECTUS.
     ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                               ---------------

                         PRICE TO PUBLIC(1) UNDERWRITING DISCOUNT(2) PROCEEDS TO PSFC(1)(3)
                         ------------------ ------------------------ ----------------------
Per Class A Certifi-
 cate...................      100.00%                0.29%                   99.71%
Per Class B Certifi-
 cate...................      100.00%                0.29%                   99.71%
Total...................    $458,750,000           $1,330,375             $457,419,625

-------
(1) Plus accrued interest, if any, at the applicable Certificate Rate (as defined herein) from the Closing Date.
(2) People's Bank and PSFC have agreed to indemnify the Underwriters (as defined herein) against certain liabilities, including liabilities under the Securities Act of 1933, as amended.
(3) Before deduction of expenses of the offering payable by People's Bank estimated to be $750,125.
                               ---------------
  The Offered Certificates are offered by the Underwriters as specified herein, subject to receipt and acceptance by the Underwriters and subject to their right to reject in whole or in part. It is expected that the Offered Certificates will be delivered in book-entry form on or about March 27, 1997, through the facilities of The Depository Trust Company, Cedel Bank, societe anonyme, and the Euroclear System.
                               ---------------
                   UNDERWRITERS OF THE CLASS A CERTIFICATES
GOLDMAN SACHS & CO.
                   J.P. MORGAN & CO.
                                  MORGAN STANLEY & CO.
                                         INCORPORATED
                                                           SALOMON BROTHERS INC
                   UNDERWRITERS OF THE CLASS B CERTIFICATES
                             GOLDMAN, SACHS & CO.

                               ---------------
                The date of this Prospectus is March 21, 1997.

(Continued from previous page)

business day) (each a "Distribution Date"). Interest will accrue on the Class A Certificates from the Closing Date through and including April 14, 1997 at the rate of 5.745% per annum and with respect to each Interest Period (as defined herein) thereafter in the manner and with the exceptions described herein at the rate of 0.12% per annum above the London interbank offered quotations rate for one-month United States dollar deposits. Interest will accrue on the Class B Certificates from the Closing Date through and including April 14, 1997 at the rate of 5.945% per annum and with respect to each Interest Period thereafter in the manner and with the exceptions described herein at the rate of 0.32% per annum above the London interbank offered quotations rate for one-month United States dollar deposits. See "Description of the Certificates--Interest Payments". Principal with respect to the Class A Certificates is scheduled to be distributed on the February 2002 Distribution Date (the "Class A Scheduled Payment Date"), but may be paid earlier or later under certain limited circumstances as described herein. Principal with respect to the Class B Certificates is scheduled to be distributed on the March 2002 Distribution Date (the "Class B Scheduled Payment Date"), but may be paid earlier or later under certain limited circumstances as described herein. See "Maturity Considerations". Principal payments will not be made to Class B Certificateholders until the final principal payment has been paid in respect of the Class A Certificates. See "Description of the Certificates-- Principal Payments".

  The fractional undivided interest in the Trust represented by the Class B Certificates will be subordinated to the Class A Certificates to the extent described herein. In addition, the Collateral Interest will be subordinated to the Offered Certificates to the extent described herein.

                         REPORTS TO CERTIFICATEHOLDERS

  Unless and until Definitive Certificates (as defined herein) are issued, monthly and annual reports containing unaudited information concerning the Trust and prepared by the Servicer will be sent on behalf of the Trust to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Offered Certificates, pursuant to the Agreement. See "Description of the Certificates--Book-Entry Registration", "--Reports to Certificateholders" and "--Evidence as to Compliance". Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Transferor does not intend to send any of its financial reports to Certificateholders or to the owners of beneficial interests in the Offered Certificates ("Offered Certificate Owners"). The Servicer will file with the Securities and Exchange Commission (the "Commission") such periodic reports with respect to the Trust as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

                             AVAILABLE INFORMATION

  The Transferor, as originator of the Trust, has filed a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with the Commission on behalf of the Trust with respect to the Certificates offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement and amendments thereof and exhibits thereto, which are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of the Registration Statement and amendments thereof and exhibits thereto may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a Web site at "http://www.sec.gov" that contains information regarding registrants that file electronically with the Commission.

  Application will be made to list the Class A Certificates on the Luxembourg Stock Exchange.

  CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE OFFERED CERTIFICATES, INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS IN SUCH OFFERED CERTIFICATES, AND THE IMPOSITION OF A PENALTY BID, DURING AND AFTER THE OFFERING. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING".

                               PROSPECTUS SUMMARY

  The following is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus. Certain capitalized terms used herein are defined elsewhere in this Prospectus. A listing of the pages on which some of such terms are defined is found in the "Index of Key Terms". Unless the context requires otherwise, certain capitalized terms, when used herein, relate only to the Certificates.

Title of Securities.....  $425,000,000 Floating Rate Class A Asset Backed
                          Certificates, Series 1997-1 (the "Class A
                          Certificates") and $33,750,000 Floating Rate Class B Asset Backed Certificates, Series 1997-1 (the "Class B Certificates" and, together with the Class A Certificates, the "Offered Certificates" and, together with the Collateral Interest described herein, the "Certificates").

The Trust...............  The Certificates represent fractional undivided interests in certain assets of People's Bank Credit Card Master Trust (the "Trust"). The Trust's fiscal year ends December 31. As used herein, the term "Series 1997-1 Supplement" refers to the supplement to the Agreement relating to the Certificates; the term "Agreement" refers to the Amended and Restated Pooling and Servicing Agreement dated as of March 18, 1997, amending and restating in its entirety the Pooling and Servicing Agreement dated as of June 1, 1993, and, unless the context requires otherwise, refers to the Agreement as supplemented by the Series 1997-1 Supplement; the term "Offered Certificateholders" refers to holders of the Offered Certificates; the term "Certificateholders" refers to the Offered Certificateholders and the Collateral Interest Holder collectively; the term "Class A Certificateholders" refers to holders of the Class A Certificates and the term "Class B Certificateholders" refers to holders of the Class B Certificates; the term "Series" refers to any series of certificates issued by the Trust, including the Certificates; and the term "Series 1997-1" refers to the Series represented by the Certificates.

                          The Trust currently has four other Series outstanding. See "Annex I: Prior Series Issued and Outstanding" for a summary of these outstanding Series.

Trustee.................  Bankers Trust Company, a New York banking corporation
                          (the "Trustee"). The Corporate Trust Office is located at 4 Albany Street, New York, New York 10006.

Transferor..............  People's Bank, a Connecticut stock savings bank and a majority-owned subsidiary of People's Mutual
                          Holdings, is the Transferor of the Receivables and the originator of the Trust. The principal executive offices of People's Bank are located at 850 Main Street, Bridgeport Center, Bridgeport, Connecticut 06604, telephone number (203) 338-7171.

Trust Assets............  The property of the Trust includes receivables (the
                          "Receivables") arising under certain VISA (R)* and MasterCard (R)* credit card accounts, all Receivables arising in Automatic Additional Accounts and Additional Accounts designated from time to time, all monies due or to become due in payment of the Receivables, all proceeds of the Receivables, proceeds of insurance policies relating to the Receivables, and the right to receive Interchange, Recoveries, all monies on deposit in certain bank accounts of the Trust, all monies and securities on deposit in certain bank accounts established and maintained for the benefit of certificateholders of any Series, an interest rate cap agreement for the exclusive benefit of the Class A Certificateholders (the "Class A Interest Rate Cap") and an interest rate cap agreement for the exclusive benefit of the Class B Certificateholders (the "Class B Interest Rate Cap" and, together with the Class A Interest Rate Cap, the "Interest Rate Caps"), each provided by Lehman Brothers Financial Products Inc. (the "Interest Rate Cap Provider"), and any other Enhancement issued with respect to any Series. The term "Trust Portfolio" means the pool of Eligible Receivables representing assets of the Trust as of a specified date. The Trust does not and will not include the Receivables of any Accounts designated from time to time as Removed Accounts, the Receivables of which have been removed from the Trust.

                          The Offered Certificateholders will not be entitled to the benefits of any Enhancement issued with respect to any Series other than Series 1997-1, and the holders of the certificates of other Series will not be entitled to the benefits of the Interest Rate Caps or the Collateral Interest. The term "Enhancement" shall mean, with respect to any other Series, any letter of credit, cash collateral account, collateral interest, surety bond, guaranteed rate agreement, maturity guaranty facility, tax protection agreement, interest rate cap or swap or other contract or agreement principally for the benefit of certificateholders of such Series. The term "Enhancement" shall mean, with respect to the Offered Certificates, the Interest Rate Caps, the subordination of the Collateral Interest and, in the case of the Class A Certificates, the subordination of the Class B Investor Interest.

Securities Offered......  The Class A Certificates and the Class B Certificates
                          will be issued on March 27, 1997 (the "Closing Date") in book-entry form only, in the initial principal amounts of $425,000,000 and $33,750,000, respectively, and will each be represented by one or more Offered Certificates registered in the name of Cede. An Offered Certificate Owner will not be entitled to receive a definitive certificate representing such person's interest, except in the event that Definitive Certificates are issued under the limited circumstances described herein. In such event, interests in the Offered Certificates
--------
* VISA (R) and MasterCard (R) are registered trademarks of VISA USA, Inc. and MasterCard International Incorporated, respectively.

                          will be available in minimum denominations of $1,000 and integral multiples thereof. All references herein to Offered Certificateholders, Class A Certificateholders or Class B Certificateholders shall refer to Offered Certificate Owners, except as otherwise specified herein. See "Description of the Certificates--Definitive Certificates".

                          In addition to the Class A Certificates and the Class B Certificates, the Collateral Interest will be issued on the Closing Date in the initial amount of $41,250,000 (which amount represents 8.25% of the amount of the Initial Investor Interest) as Enhancement for the Offered Certificates. The provider of such Enhancement is sometimes referred to herein as the "Collateral Interest Holder".

                          Each of the Certificates represents a fractional undivided interest in certain assets of the Trust. The Trust assets will be allocated among the Certificateholders, the holders of certificates of any other Series which is outstanding at the time of such allocation and the holder of the certificate (the "Exchangeable Transferor Certificate") that represents the Transferor Interest (as defined below), which is currently held by People's Structured Finance Corp. ("PSFC"), a wholly-owned special purpose Connecticut subsidiary of People's Bank, pursuant to an Assignment and Assumption Agreement, dated as of December 15, 1995, by and between the Transferor and PSFC. PSFC, in its capacity as holder of the Exchangeable Transferor Certificate, or any other permitted assignee of the Exchangeable Transferor Certificate that is then currently the registered holder of the Exchangeable Transferor Certificate, is sometimes referred to herein as the "Holder of the Exchangeable Transferor Certificate".

                          The Certificates represent interests in the Trust only and do not represent interests in or recourse obligations of the Transferor, PSFC or any of their affiliates. A Certificate is not a deposit and is not insured by the Federal Deposit Insurance Corporation (the "FDIC"). Neither the Receivables nor the underlying Accounts are insured or guaranteed by the FDIC or any other governmental agency.

Investor Interest;
Transferor Interest.....
                          On the Closing Date, the amount of the Class A Certificateholders' interest in Principal Receivables will equal $425,000,000 (the "Class A Initial Investor Interest"), the amount of the Class B Certificateholders' interest in Principal Receivables will equal $33,750,000 (the "Class B Initial Investor Interest"), and the amount of the Collateral Interest in Principal Receivables will equal $41,250,000 (the "Initial Collateral Interest" and, together with the Class A Initial Investor Interest and the Class B Initial Investor Interest, the "Initial Investor Interest"). The Class A Initial Investor Interest and the Class B Initial Investor Interest may be reduced to reflect the tender and cancellation of Offered Certificates pursuant to an Investor Exchange. The Class A Certificateholders' interest in Principal Receivables on any date after the Closing Date (the "Class A Investor Interest") will equal the Class A Initial Investor Interest, less the sum of (i) an amount equal to the sum of all payments in respect of principal made on the Class A Certificates and (ii) all Class A Investor Charge-Offs, plus any reimbursements of such Class A Investor Charge-Offs. The "Class A Adjusted Investor Interest" will equal
                          (i) the Class A Investor Interest less (ii) the Principal Funding Account Balance on such date. The Class B Certificateholders' interest in Principal Receivables on any date after the Closing Date (the "Class B Investor Interest") will equal the Class B Initial Investor Interest, less all payments in respect of principal made on the Class B Certificates, any Class B Investor Charge-Offs and any other reductions of the Class B Investor Interest as described herein, plus any reimbursements of such Class B Investor Charge-Offs and such other reductions of the Class B Investor Interest as described herein. The Collateral Interest Holder's interest in Principal Receivables on any date after the Closing Date (the "Collateral Interest") will equal the Initial Collateral Interest, less all payments in respect of principal made on the Collateral Interest, any Collateral Interest Charge-Offs and any other reductions of the Collateral Interest as described herein, plus any reimbursements of such Collateral Interest Charge-Offs and such other reductions of the Collateral Interest as described herein. The aggregate of the Class A Investor Interest, the Class B Investor Interest and the Collateral Interest at any time is the "Investor Interest". The aggregate of the Class A Adjusted Investor Interest, the Class B Investor Interest and the Collateral Interest at any time is the "Adjusted Investor Interest".

                          The Holder of the Exchangeable Transferor Certificate holds in the Trust the remaining undivided interest in the Principal Receivables and amounts on deposit in the Excess Funding Account not represented by the Certificates or any other undivided interests in the Trust that have been issued and are outstanding at the time of such determination (the "Transferor Interest"). As new Receivables are added to the Trust and as payments are made on the Transferor Interest, the principal amount of the Transferor Interest will fluctuate. The Holder of the Exchangeable Transferor Certificate may tender the Exchangeable Transferor Certificate or, if provided in the relevant Supplement, the Transferor may tender certificates representing all or a portion of any Series of certificates and the Holder of the Exchangeable Transferor Certificate may tender the Exchangeable Transferor Certificate, to the Trustee and, upon satisfying certain conditions, cause the Trustee to issue one or more new Series, as described in "Description of the Certificates--Exchanges", which Exchange may have the effect of decreasing the Transferor Interest. As of the date hereof, five other Series have been issued by the Trust, one of which has been paid in full. See "Annex I: Prior Series Issued and Outstanding".

Allocation                The Certificates will include the right to receive
Percentages.............  (but only to the extent required to make payments under the Agreement) a percentage (the "Investor
                          Percentage") of the Finance Charge Collections and
                          Principal Collections received during each calendar month (a "Monthly Period"). Finance Charge
                          Collections and Receivables in Defaulted Accounts, at all times, and Principal Collections during the Revolving Period, will be allocated to the Certificateholders based on the Floating Investor
                          Percentage as described under "Description of the Certificates--Allocation Percentages." Such amounts so allocated will be further allocated among the Class A Certificateholders, the Class B
                          Certificateholders and the Collateral Interest Holder based on the Class A Floating Allocation, the Class B
                          Floating Allocation and the Collateral Floating
                          Allocation, respectively, applicable during the related Monthly Period.

                          Principal Collections during the Controlled
                          Accumulation Period and the Rapid Amortization Period will be allocated to the Certificateholders based on the Fixed Investor Percentage, as described under "Description of the Certificates--Allocation Percentages". Such amounts so allocated will be further allocated between the Class A Certificateholders, the Class B Certificateholders and the Collateral Interest Holder based on the Class A Fixed Allocation, the Class B Fixed Allocation and the Collateral Fixed Allocation, respectively. See "Description of the Certificates--Allocation Percentages."

Interest................  Interest is required to be distributed on April 15,
                          1997 and on the 15th day of each month thereafter, or, if such 15th day is not a business day, on the next succeeding business day (each, a "Distribution Date"), in an amount equal to, in the case of the Class A Certificates, the sum of (v) the product of
                          (a) the London interbank offered quotations rate for one-month United States dollar deposits ("LIBOR"), determined as described herein, plus 0.12% (the "Class A Certificate Rate") (or 5.745% for the Initial Interest Period), (b) the lesser of the Class A Adjusted Investor Interest as of the preceding Distribution Date (or, in the case of the first Distribution Date, the Class A Initial Investor Interest) after giving effect to all payments, deposits and withdrawals on such Distribution Date and the Expected Class A Principal as of the preceding Distribution Date, and (c) the actual number of days in the related Interest Period divided by 360, plus (w) the Class A Covered Amounts for such Interest Period, plus (x) the product of (a) the Class A Excess Principal, (b) the lesser of the Class A Certificate Rate and 10.12%, and (c) the actual number of days in the related Interest Period divided by 360 (clauses (v), (w) and (x) collectively, the "Class A Monthly Interest"), plus (y) to the extent permitted by applicable law, any interest accrued on the Class A Certificates (including interest on any overdue Class A Monthly Interest) during any prior accrual period which has not been distributed to the Class A Certificateholders, plus, to the extent that there is available Excess Spread, (z) an amount equal to the product of (a) the amount by which the Class A Certificate Rate exceeds 10.12%, (b) the Class A Excess Principal and (c) the actual number of days in the related Interest Period divided by 360 (the "Class A Excess Interest"). In the case of the Class B Certificates, interest will be distributed in an amount equal to the sum of (w) the product of (a) LIBOR, determined as described herein, plus 0.32% (the "Class B Certificate Rate"; the Class A Certificate Rate and the Class B Certificate Rate are each sometimes referred to as an "Offered Certificate Rate" and collectively, the "Offered Certificate Rates") (or 5.945% for the Initial Interest Period),
                          (b) the lesser of the Class B Investor Interest as of the preceding Distribution Date (or, in the case of the first Distribution Date, the Class B Initial Investor Interest) after giving effect to all payments, deposits and withdrawals on such Distribution Date and the Expected Class B Principal as of the preceding Distribution Date, and (c) the actual number of days in the related Interest Period divided by 360, plus (x) the product of (a) the Class B Excess Principal, (b) the lesser of the Class B Certificate Rate and 10.32%, and (c) the actual number of days in the related Interest Period divided by 360 (collectively, the "Class B Monthly Interest"), plus (y) to the extent permitted by applicable law, any interest accrued on the Class B Certificates (including interest on any overdue Class B Monthly Interest) during any prior accrual period which has not been distributed to the Class B Certificateholders, plus, to the extent that there is available Excess Spread, (z) an amount equal to the product of (a) the amount by which the Class B Certificate Rate exceeds 10.32%, (b) the Class B Excess Principal and (c) the actual number of days in the related Interest Period divided by 360 (the "Class B Excess Interest"). For any Interest Period in which the Class A Certificate Rate or the Class B Certificate Rate, as the case may be, exceeds the Class A Cap Rate or the Class B Cap Rate, respectively, the portion of the Class A Monthly Interest or the Class B Monthly Interest attributable to the amount by which the Class A Certificate Rate or the Class B Certificate Rate, as the case may be, exceeds the Class A Cap Rate or the Class B Cap Rate, respectively, will be funded from payments made pursuant to the Class A Interest Rate Cap or the Class B Interest Rate Cap, respectively, and from Excess Spread. Interest distributable on April 15, 1997 will accrue from and including the Closing Date to and including April 14, 1997 (the "Initial Interest Period").

Revolving Period........  No principal will be payable to Offered
                          Certificateholders until the February 2002
                          Distribution Date or, upon the occurrence of a Pay Out Event as described herein, the first Distribution Date with respect to the Rapid Amortization Period. For each Monthly Period during the period from and including the Closing Date, up to and including the day prior to the day on which the Controlled Accumulation Period or the Rapid Amortization Period commences

                          (the "Revolving Period"), Available Investor
                          Principal Collections otherwise allocable to the Certificateholders will, unless a reduction in the Required Collateral Interest has occurred and subject to certain other limitations, be applied as Shared Principal Collections, as described below, and thereafter (to the extent that the Transferor Interest exceeds the Minimum Transferor Interest) be paid to the Holder of the Exchangeable Transferor Certificate to maintain the Investor Interest at the Initial Investor Interest. See "Description of the Certificates-Pay Out Events" for a discussion of the events which might lead to the early termination of the Revolving Period.

Principal Payments;
Controlled Accumulation
Period..................
                          Unless a Pay Out Event has occurred or is deemed to have occurred or the Controlled Accumulation Period is postponed as a result of the conditions set forth under "Description of the Certificates--Postponement of Controlled Accumulation Period," the controlled accumulation period for the Certificates (the "Controlled Accumulation Period") will commence on December 1, 2000 (the "Controlled Accumulation Date"), and will end on the earliest of (a) the commencement of the Rapid Amortization Period, (b) the payment of the Investor Interest in full and (c) the termination of the Trust pursuant to the Agreement. On the Business Day immediately preceding each Distribution Date (each such date, a "Transfer Date"), beginning with the Transfer Date following the Monthly Period in which the Controlled Accumulation Period commences, an amount equal to the least of (a) the Available Investor Principal Collections with respect to the related Monthly Period, (b) the sum of the Controlled Accumulation Amount for the related Monthly Period and the Accumulation Shortfall, if any (such sum, the "Controlled Deposit Amount") and (c) the Class A Adjusted Investor Interest on such Transfer Date (prior to any deposits on such date) will be deposited in a trust account established by the Trustee (the "Principal Funding Account"). The amount on deposit in the Principal Funding Account (the "Principal Funding Account Balance") will be deposited in the Distribution Account for distribution to the Class A Certificateholders on the Class A Scheduled Payment Date. If, for any Monthly Period prior to the Class A Scheduled Payment Date, the Available Investor Principal Collections for such Monthly Period are less than the applicable Controlled Deposit Amount, the amount of such deficiency will be the applicable "Accumulation Shortfall" for the succeeding Monthly Period. See "Description of the Certificates--Application of Collections."

                          On the Transfer Date immediately following the Distribution Date on which the Class A Investor Interest has been paid in full, an amount equal to the lesser of (a) the Available Investor Principal Collections for the related Monthly Period and (b) the Class B Investor Interest will be deposited into the Distribution Account for distribution to the Class B Certificateholders on the Class B Scheduled Payment

                          Date. If, for any Monthly Period, the Available Investor Principal Collections for such Monthly Period exceed the applicable Controlled Deposit Amount, such excess will be first paid to the Collateral Interest Holder to the extent that the Collateral Interest exceeds the Required Collateral Interest (such excess, the "Collateral Interest Surplus") and then treated as Shared Principal Collections and allocated to the holders of other Series of certificates issued and outstanding or, subject to certain limitations described herein (to the extent that the Transferor Interest exceeds the Minimum Transferor Interest), paid to the holder of the Exchangeable Transferor Certificate.

                          Unless a Pay Out Event has occurred or is deemed to have occurred, prior to the payment of the Class A Investor Interest in full, all funds on deposit in the Principal Funding Account will be invested at the direction of the Servicer by the Trustee in certain Permitted Investments. Investment earnings (net of investment losses and expenses) on funds on deposit in the Principal Funding Account (the "Principal Funding Investment Proceeds") during the Controlled Accumulation Period will be used to pay interest on the Class A Certificates up to an amount (the "Class A Covered Amount") equal to, for each Transfer Date, the product of (a) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, (b) the Class A Certificate Rate in effect with respect to the related Interest Period and (c) the Principal Funding Account Balance as of the preceding Distribution Date after giving effect to all payments, deposits and withdrawals on such Distribution Date. If, for any Transfer Date, the Principal Funding Investment Proceeds are less than the Class A Covered Amount, the amount of such deficiency (the "Class A Principal Funding Investment Shortfall") will be paid, to the extent available, from the Reserve Account and, if necessary, from Excess Spread and Reallocated Principal Collections.

                          Funds on deposit in the Principal Funding Account will be available to pay the Class A Certificateholders in respect of the Class A Investor Interest on the Class A Scheduled Payment Date. If the aggregate principal amount of deposits made to the Principal Funding Account is insufficient to pay the Class A Investor Interest in full on the Class A Scheduled Payment Date, the Rapid Amortization Period will commence as described below. Although it is anticipated that during the Controlled Accumulation Period prior to the payment of the Class A Investor Interest in full, funds will be deposited in the Principal Funding Account in an amount equal to the applicable Controlled Deposit Amount on each Transfer Date and that scheduled principal will be available for distribution to the Class A Certificateholders on the Class A Scheduled Payment Date, no assurance can be given in that regard. See "Maturity Considerations".

                          On the Class B Scheduled Payment Date, provided that the Class A Investor Interest is paid in full on the Class A Scheduled Payment Date and the Rapid Amortization Period has not commenced, Available Investor Principal Collections will be used to pay the Class B Certificateholders in respect of the Class B Investor Interest as described herein. If Available Investor Principal Collections are insufficient to pay the Class B Investor Interest in full on the Class B Scheduled Payment Date, the Rapid Amortization Period will commence as described below. Although it is anticipated that scheduled principal will be available for distribution to the Class B Certificateholders on the Class B Scheduled Payment Date, no assurance can be given in that regard. See "Maturity Considerations".

                          If a Pay Out Event occurs during the Controlled Accumulation Period, the Rapid Amortization Period will commence and any amounts on deposit in the Principal Funding Account will be deposited in the Distribution Account for distribution to the Class A Certificateholders on the Distribution Date following the Monthly Period in which the Rapid Amortization Period commences. See "Maturity Considerations", "Description of the Certificates Application of Collections" and "--Subordination of the Class B Certificates".

Principal Payments;
Rapid Amortization
Period..................
                          During the period beginning on the day on which a Pay Out Event occurs or is deemed to occur and continuing to and including the earlier of (a) the date on which the Investor Interest has been paid in full and (b) the Scheduled Series 1997-1 Termination Date (the "Rapid Amortization Period"), the Principal Allocation along with Shared Principal Collections from other Series, if any, will be distributed monthly to the Class A Certificateholders until the Class A Investor Interest is paid in full and, following the final principal payment to the Class A Certificateholders, to the Class B Certificateholders until the Class B Investor Interest is paid in full and, following the final principal payment to the Class B Certificateholders, to the Collateral Interest Holder until the Collateral Interest is paid in full, on each Distribution Date beginning with the Distribution Date in the month following the Monthly Period in which the Rapid Amortization Period commences. See "Description of the Certificates--Pay Out Events" for a discussion of the events which might lead to the commencement of a Rapid Amortization Period.

Scheduled Payment of
Principal and
Interest................  The final distributions of interest and the scheduled payment of principal on the Class A Certificates and the Class B Certificates, respectively, are scheduled to be made on the February 2002 Distribution Date (the "Class A Scheduled Payment Date") and the March 2002 Distribution Date (the "Class B Scheduled Payment

                          Date"; "Scheduled Payment Date" shall refer to the Class B Scheduled Payment Date and/or the Class A Scheduled Payment Date, as applicable) and will be made no later than the October 2004 Distribution Date (the "Scheduled Series 1997-1 Termination Date"). After the Scheduled Series 1997-1 Termination Date, neither the Trust nor the Transferor will have any further obligation to pay principal or interest on the Certificates.

Exchanges...............  The Agreement authorizes the Trustee to issue two types of certificates: (i) one or more Series of certificates transferable and having the characteristics described below and (ii) the Exchangeable Transferor Certificate, a certificate evidencing the Transferor Interest, currently held by PSFC and transferable only as provided in the Agreement. The Agreement also provides that, pursuant to any one or more supplements to the Agreement (each, a "Supplement"), the Holder of the Exchangeable Transferor Certificate may tender the Exchangeable Transferor Certificate (a "Transferor Exchange") or, if provided in the relevant Supplement, the Transferor may transfer certificates representing any Series of certificates and the Holder of the Exchangeable Transferor Certificate may transfer the Exchangeable Transferor Certificate (an "Investor Exchange"), to the Trustee in exchange for one or more new Series and a reissued Exchangeable Transferor Certificate (any tender pursuant to a Transferor Exchange or an Investor Exchange being referred to as an "Exchange"). The Series 1997-1 Supplement permits an Investor Exchange with respect to the Certificates. See "Description of the Certificates--Exchanges". At all times, however, the interest in the Principal Receivables in the Trust represented by the Transferor Interest must equal or exceed the Minimum Transferor Interest (as defined below). Under the Agreement, the Supplement executed by the Transferor and the Trust in conjunction with an Exchange will define, with respect to any Series, the Principal Terms of the Series. The Transferor and the Holder of the Exchangeable Transferor Certificate may offer any Series to the public or other investors under a prospectus or other disclosure document (a "Disclosure Document") in transactions either registered under the Securities Act or exempt from registration thereunder, directly or through the Underwriters or one or more other underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise. The Transferor and the Holder of the Exchangeable Transferor Certificate may offer, from time to time, additional Series issued by the Trust. See "Description of the Certificates--Exchanges".

                          Under the Agreement and pursuant to a Supplement, an Exchange may occur only upon delivery to the Trustee of the following: (i) a Supplement specifying the Principal Terms of such Series, (ii) an opinion of counsel to the effect that the certificates of such Series under existing law will be characterized as indebtedness for Federal income tax purposes and that the issuance of such Series will not materially adversely affect the Federal income tax characterization of any outstanding Series, (iii) if required by the related Supplement, the form of Enhancement, (iv) if Enhancement is required by the Supplement, an appropriate Enhancement instrument or agreement, (v) written confirmation from the Rating Agency that the Exchange will not result in such Rating Agency reducing or withdrawing its rating on any then outstanding Series rated by it, and (vi) the existing Exchangeable Transferor Certificate and, if applicable, the certificates representing the Series to be exchanged.

                          The Holder of the Exchangeable Transferor Certificate also has the right, upon Transferor consent, to transfer the Exchangeable Transferor Certificate, and the Transferor also has the right to sell, transfer or pledge the Accounts, provided that certain requirements contained in the Agreement are satisfied and that the Rating Agency has confirmed that such sale, transfer or pledge will not result in the reduction or withdrawal of its then existing rating of the Certificates. See "Description of the Certificates--Sale of Accounts" and "--Certain Matters Regarding the Transferor and the Servicer".

Receivables.............  The Receivables arise in Accounts that have been selected from the VISA and MasterCard credit card accounts owned by the Transferor based on criteria provided in the Agreement as applied with respect to each Account upon its inclusion in the portfolio and on the date of the inclusion of the related Receivables in the Trust. The Receivables consist of amounts charged by cardholders for goods and services and cash advances (the "Principal Receivables") plus the related periodic finance charges billed to the Accounts, amounts billed to the Accounts in respect of annual membership fees, cash advance fees, late fees, returned check fees, overlimit fees, certain premiums in respect of credit insurance relating to cardholders' balances, Recoveries, Interchange and investment earnings on the Excess Funding Account (collectively, the "Finance Charge Receivables"). Proceeds from the sale of all or a portion of an Interest Rate Cap will also be treated under the Supplement as Finance Charge Collections, allocable to the related class of Offered Certificates. In addition, if the Transferor exercises the Discount Option in accordance with the terms and conditions of the Agreement, an amount equal to the product of the Discount Percentage and the amount of Receivables arising in designated Accounts on and after the date such option is exercised that otherwise would be Principal Receivables will be treated as Finance Charge Receivables. See "Description of the Certificates--Discount Option". "Accounts" means VISA and MasterCard credit card accounts identified as part of the accounts underlying the Receivables in the Trust Portfolio as of December 31, 1996, (the "Series Cut-Off Date"). "Recoveries" means amounts received with respect to charged-off credit card receivables of the Bank Portfolio allocable to the Trust. The aggregate amount of Receivables in the Accounts as of the Series Cut-Off Date was approximately $2,174,315,242. The Finance Charge Receivables will not affect the amount of the Investor Interest represented by the Certificates or the amount of the Transferor Interest, which are determined on the basis of the amount of the Principal Receivables in the Trust.

                          During the term of the Trust, all new Receivables arising in the Accounts will be automatically transferred (without further action by the Transferor) to the Trust by the Transferor. The total amount of Receivables in the Trust will fluctuate from day to day, because the amount of new Receivables arising in the Accounts and the amount of payments collected on existing Receivables usually differ each day. Because the Transferor Interest represents the interest in the Principal Receivables in the Trust not represented by the Certificates, the certificates of other Series or any other undivided interests in the Trust, the amount of the Transferor Interest will fluctuate from day to day as Receivables are collected and new Receivables are transferred to the Trust. See "The Receivables".

Addition and Removal of
Accounts................
                          Pursuant to the Agreement, the Transferor has (subject to certain limitations and conditions) designated and may in the future designate additional eligible consumer revolving credit accounts or categories of eligible consumer revolving credit accounts satisfying certain criteria specified in the Agreement (the "Automatic Additional Accounts") and has conveyed or will convey (as applicable) to the Trust all of the Receivables in such Automatic Additional Accounts whether such Receivables are then existing or thereafter created. See "Description of the Certificates--Addition of Accounts". Additionally, pursuant to the Agreement, the Transferor has the right (subject to certain limitations and conditions) and, in some circumstances, is obligated, to designate additional eligible consumer revolving credit accounts to be included as Accounts (the "Additional Accounts") and to convey to the Trust all of the Receivables in the Additional Accounts whether such Receivables are then existing or thereafter created. The Transferor previously designated Additional Accounts to be included as Accounts on July 9, 1993, October 4, 1994, July 14, 1995, May 1, 1996, and October 1,
                          1996.

                          Automatic Additional Accounts and Additional Accounts will consist of certain of the Transferor's VISA credit card accounts and MasterCard credit card accounts constituting, respectively, Eligible Automatic Additional Accounts and Eligible Additional Accounts and satisfying certain other criteria, and arising in Accounts designated by the Transferor from time to time. Automatic Additional Accounts and Additional Accounts may, subject to certain conditions, also include certain other consumer revolving credit accounts. See "Description of the Certificates--Addition of Accounts".

                          Further, pursuant to the Agreement, the Transferor has the right (subject to certain limitations and conditions) to remove the Receivables related to certain Accounts designated by the Transferor from the Trust (the "Removed Accounts") and accept the conveyance of all the Receivables in the Removed Accounts, whether such Receivables are then existing or thereafter created. See "Description of the Certificates--Removal of Accounts".

Denomination............  The Offered Certificates will be offered for purchase in minimum denominations of $1,000 and integral multiples thereof.

Registration of Offered
Certificates............
                          The Offered Certificates will initially be represented by certificates registered in the name of Cede, as the nominee of DTC. No Offered Certificate Owner will be entitled to receive a definitive certificate representing such person's interest, except in the event that Definitive Certificates (as defined herein) are issued under the limited circumstances described herein. See "Description of the Certificates--Definitive Certificates".

Clearance and             Offered Certificate Owners may elect to hold their
Settlement..............  certificates through DTC (in the United States) or
                          Cedel or Euroclear (in Europe), each of which in turn hold through DTC. Transfers within DTC or Cedel or Euroclear, as the case may be, will be made in accordance with the usual rules and operating procedures of the relevant system. Cross-market transfers between persons holding directly or indirectly through DTC in the United States, on the one hand, and counterparties holding directly or indirectly through Cedel or Euroclear, on the other, will be effected in DTC through the relevant
                          Depositaries of Cedel or Euroclear. See "Description of the Certificates--Book-Entry Registration" and
                          Annex II.

Servicer................  The Servicer is People's Bank, a Connecticut
                          chartered stock savings bank. In certain limited circumstances, People's Bank may resign or be removed as Servicer, in which event the Trustee or a third party servicer may be appointed as successor servicer (People's Bank, and any such successor servicer acting in such capacity, are referred to herein as the "Servicer"). The Servicer is permitted to delegate certain of its duties as servicer under the Agreement to any of its affiliates, but any such delegation will not relieve the Servicer of its obligations thereunder.

Collections.............  The Servicer will deposit all Collections in an account established for such purpose (the "Collection Account"). All amounts deposited in the Collection Account will be allocated in the manner provided in the Agreement, as supplemented by the Series 1997-1 Supplement, and the Supplements relating to any past or future Series, by the Servicer between Principal Collections and Finance Charge Collections. If the Discount Option is exercised by the Transferor, certain Collections that would otherwise be characterized as Principal Collections will instead be treated as Finance Charge Collections. See "Description of the Certificates--

                          Discount Option". In addition, pursuant to the Series 1997-1 Supplement, proceeds from any sale of the Class A Interest Rate Cap or the Class B Interest Rate Cap will be allocated as Finance Charge Collections to the related class of Offered Certificates. All such amounts will then be allocated in accordance with the respective interests of the Certificateholders, the certificateholders of any other Series and the Holder of the Exchangeable Transferor Certificate in the Principal Receivables and in the Finance Charge Receivables in the Trust. See "Description of the Certificates--Allocation Percentages".

Subordination of the
Class B Certificates
and the Collateral
Interest................
                          The Class B Investor Interest and the Collateral Interest will be subordinated as described herein to the extent necessary to fund certain payments with respect to the Class A Certificates and the Class A Monthly Servicing Fee as described herein. In addition, the Collateral Interest will be subordinated as described herein to the extent necessary to fund certain payments with respect to the Class B Certificates and the Class B Monthly Servicing Fee. If the Collateral Interest is reduced to zero, the Class B Certificateholders will bear directly the credit and other risks associated with their interest in the Trust. If the Class B Investor Interest and the Collateral Interest are reduced to zero, the Class A Certificateholders will bear directly the credit and other risks associated with their interest in the Trust. To the extent the Class B Investor Interest is thereby reduced, the percentage of Finance Charge Collections allocated to the Class B Certificateholders in subsequent Monthly Periods will be reduced. Such reductions of the Class B Investor Interest will thereafter be reimbursed and the Class B Investor Interest increased on each Distribution Date by the amount, if any, of Excess Spread and any Shared Finance Charge Collections from other Series available for that purpose for such Distribution Date. Moreover, to the extent the amount of such reduction in the Class B Investor Interest is not reimbursed, the amount of principal distributable to the Class B Certificateholders will be reduced. See "Description of Certificates--Subordination of the Class B Certificates" and "--Application of Collections".

Application of Excess
Spread and Reallocated
Cashflow................
                          If Finance Charge Collections allocable to the Class A Investor Interest for any Monthly Period plus, during the Controlled Accumulation Period, Principal Funding Investment Proceeds and amounts, if any, withdrawn from the Reserve Account with respect to such Monthly Period, are insufficient (such insufficiency being the "Class A Required Amount") to pay (i) interest accrued on the Class A Certificates with respect to the related Distribution Date in an amount equal to the sum of (a) the Class A Monthly Cap Rate Interest due on the related Distribution Date and any overdue Class A Monthly Cap Rate Interest, and (b) the Class A Covered Amount for the related Interest Period, (ii) the Class A Monthly Servicing Fee for the related Interest Period and any overdue Class A Monthly Servicing Fees, (iii) the Class A Investor Default Amount for such Monthly Period, and (iv) unreimbursed Class A Investor Charge-Offs (the aggregate of clauses (i) through (iv), the "Class A Payment Amount"), then first, Excess Spread, if any, from Finance Charge Collections allocable to the Class B Certificates and the Collateral Interest will be allocated to the Class A Certificates up to the Class A Required Amount, and second, Shared Finance Charge Collections, if any, allocable to the Certificates will be allocated to the Class A Certificates up to the remaining Class A Required Amount. If the sum of such Excess Spread and Shared Finance Charge Collections is less than the Class A Required Amount for such Monthly Period, Reallocated Collateral Principal Collections and, if the foregoing is insufficient, Reallocated Class B Principal Collections with respect to the related Monthly Period, will be used to fund the remaining Class A Required Amount. The Collateral Interest will be reduced by the amount of Reallocated Collateral Principal Collections and Reallocated Class B Principal Collections used to fund the Class A Required Amount, and the Class B Investor Interest will be reduced by the amount of Reallocated Class B Principal Collections in excess of the Collateral Interest (after giving effect to reductions for any Collateral Interest Charge-Offs and any Reallocated Collateral Principal Collections as of the related Distribution Date) used to fund the Class A Required Amount.

                          If, on the related Distribution Date, Reallocated Principal Collections are insufficient to fund the remaining Class A Required Amount for such Monthly Period, then the Collateral Interest (after giving effect to reductions for any Collateral Interest Charge-Offs and Reallocated Principal Collections as of such Distribution Date) will be reduced by the amount of such deficiency (but not by more than the Class A Investor Default Amount for the related Monthly Period). In the event that such reduction would cause the Collateral Interest to be a negative number, the Collateral Interest will be reduced to zero, and the Class B Investor Interest (after giving effect to reductions for any Class B Investor Charge-Offs and any Reallocated Class B Principal Collections as of such Distribution Date) will be reduced by the amount by which the Collateral Interest would have been reduced below zero. In the event that such reduction would cause the Class B Investor Interest to be a negative number, the Class B Investor Interest will be reduced to zero and the Class A Investor Interest will be reduced by the amount by which the Class B Investor Interest would have been reduced below zero (such reduction, a "Class A Investor Charge-Off").

                          If Finance Charge Collections allocable to the Class B Investor Interest for any Monthly Period are insufficient (such insufficiency being the "Class B Required Amount") to pay (i) interest accrued on the Class B Certificates with respect to the related Distribution Date in an amount equal to the Class B Monthly Cap Rate Interest due on the related Distribution Date and any overdue Class B Monthly Cap Rate Interest, (ii) the Class B Monthly Servicing Fee for the related Interest Period and any overdue Class B Monthly Servicing Fees, (iii) the Class B Investor Default Amount for such Monthly Period, and (iv) unreimbursed Class B Investor Charge-Offs (the aggregate of clauses (i) through (iv), the "Class B Payment Amount"), then first, Excess Spread, if any, from Finance Charge Collections allocable to the Class A Certificates and the Collateral Interest, to the extent not required to pay the Class A Required Amount for such Monthly Period, will be allocated to the Class B Certificates up to the Class B Required Amount, and second, Shared Finance Charge Collections, if any, allocable to the Certificates and not required to pay the Class A Required Amount for such Monthly Period will be allocated to the Class B Certificates up to the remaining Class B Required Amount. If the sum of such Excess Spread and such Shared Finance Charge Collections is insufficient to fund the Class B Required Amount for such Monthly Period, Reallocated Collateral Principal Collections for the related Monthly Period and not required to fund the Class A Required Amount will be used to fund the remaining Class B Required Amount.

                          If, on the related Distribution Date, Reallocated Collateral Principal Collections not required to fund the Class A Required Amount are insufficient to fund the remaining Class B Required Amount for such Monthly Period, then the Collateral Interest (after giving effect to reductions for any Collateral Interest Charge-Offs, Reallocated Principal Collections and any adjustments made thereto for the benefit of the Class A Certificateholders) will be reduced by the amount of such deficiency (but not by more than the Class B Investor Default Amount for such Monthly Period). In the event that such reduction would cause the Collateral Interest to be a negative number, the Collateral Interest will be reduced to zero, and the Class B Investor Interest will be reduced by the amount by which the Collateral Interest would have been reduced below zero (such reduction, a "Class B Investor Charge-Off"). In the event of a reduction of the Class A Investor Interest, the Class B Investor Interest or the Collateral Interest, the amount of principal and interest available to fund payments with respect to the Class A Certificates, the Class B Certificates and the Collateral Interest will be decreased. See "Description of the Certificates--Reallocation of Cash Flows" and "--Defaulted Receivables; Adjustments and Fraudulent Charges".

                          Finance Charge Collections allocable to the Collateral Interest for any Monthly Period will be applied to pay the Collateral Interest Monthly Servicing Fee with respect to such Monthly Period and any accrued and unpaid Collateral Interest Monthly Servicing Fee with respect to prior Monthly Periods, and any such remaining Finance Charge Collections will be applied as Excess Spread.

                          With respect to the related Transfer Date, Excess Spread not required to fund the Class A Required Amount and the Class B Required Amount, if any, will be applied as specified in "Description of the Certificates--Allocation of Funds--Payment of Fees, Interest and Other Items".

Required Collateral       The "Required Collateral Interest" with respect to
Interest................  any Transfer Date means (a) initially, the Initial
                          Collateral Interest and (b) on any Transfer Date thereafter, an amount equal to 8.25% of the Adjusted
                          Investor Interest on such Transfer Date, after taking into account deposits into the Principal Funding
                          Account on such Transfer Date and all payments to be made on the related Distribution Date and all adjustments made on such Transfer Date, but not less than $15,000,000; provided, however, that (1) if certain reductions in the Collateral Interest occur or if a Pay Out Event occurs, the Required Collateral
                          Interest for such Transfer Date shall equal the Required Collateral Interest for the Transfer Date immediately preceding the occurrence of such reduction or Pay Out Event; (2) in no event shall the Required Collateral Interest exceed the unpaid principal amount of the Offered Certificates as of the last day of the Monthly Period preceding such Transfer Date, less cash held in the Principal
                          Funding Account as of such Transfer Date, after taking into account payments to be made on the related Distribution Date; and (3) the Required
                          Collateral Interest may be reduced at any time to a lesser amount upon written confirmation from the Rating Agency that such reduction will not result in the Rating Agency reducing or withdrawing its rating on any then outstanding Series rated by it. See
                          "Description of the Certificates--Required Collateral
                          Interest".

                          If on any Transfer Date, the Collateral Interest has been reduced to an amount less than the Required Collateral Interest, Excess Spread, to the extent available, will be used to increase the Collateral Interest to the extent of such shortfall. See "Description of the Certificates--Allocation of Funds--Excess Spread."

Interest Rate Cap.......  On the Closing Date, the Trustee will enter into the
                          Class A Interest Rate Cap and the Class B Interest Rate Cap with the Interest Rate Cap Provider for the exclusive benefit of the Class A Certificateholders and the Class B Certificateholders, respectively. On each Transfer Date that the Class A Certificate Rate or the Class B Certificate Rate for the related Interest Period exceeds the Class A Cap Rate or the Class B Cap Rate, respectively, the Interest Rate Cap Provider will make a payment to the Trustee, on behalf of the Trust, based on the amount of such excess and the notional amount of the applicable Interest Rate Cap. The Class A

                          Notional Amount will at all times be equal to or greater than the amount of the Expected Class A Principal, and the Class B Notional Amount will at all times equal the amount of the Expected Class B Principal. The Class A Interest Rate Cap and the Class B Interest Rate Cap will terminate on the day immediately following the Class A Scheduled Payment Date and the Class B Scheduled Payment Date, respectively; provided, however, that the Class A Interest Rate Cap and the Class B Interest Rate Cap may each be terminated at an earlier date if the Trustee has obtained a Replacement Interest Rate Cap or entered into a Qualified Substitute Arrangement with respect thereto.

Shared Collections......  In any Monthly Period during the Revolving Period,
                          Principal Collections otherwise allocable to the Certificates, to the extent not required to be paid to the Collateral Interest Holder in respect of the excess, if any, of the Collateral Interest over the Required Collateral Interest, will be available to cover principal payments due to or for the benefit of the certificateholders of other Series. In addition, if in any Monthly Period during the Controlled Accumulation Period the Principal Allocation is greater than the sum of (i) the Controlled Deposit Amount and (ii) the Collateral Monthly Principal, such excess will also be available to cover principal payments due to or for the benefit of certificateholders of other Series and holders of other undivided interests in the Trust issued pursuant to the Agreement and the applicable Supplements. Such Principal Collections applied to the payment of certificates of other Series and to such other interests in the Trust are herein referred to as "Shared Principal Collections". Any such application of Shared Principal Collections to other Series will not result in a reduction in the Investor Interest of this Series. In addition, amounts designated as Shared Principal Collections pursuant to the Supplement for any other Series may be applied to cover principal payments due to or for the benefit of the Certificateholders. See "Description of the Certificates--Allocation of Funds".

                          In any Monthly Period, the amount of Excess Spread available after application of those items listed under "Description of the Certificates--Allocation of Funds--Payment of Fees, Interest and Other Items" (such amount constituting "Shared Finance Charge Collections") will be applied to cover any shortfalls with respect to certain amounts payable from Finance Charge Collections allocable to any other Series or other undivided interests in the Trust then outstanding. In addition, amounts designated as Shared Finance Charge Collections pursuant to the Supplement for any other Series may be applied to cover certain payments due to be made out of Finance Charge Collections to the Certificateholders, including the reimbursement of reductions in the Class B Investor Interest arising in connection with the payment of the Class A Required Amount and the reimbursement of reductions in the Collateral Interest arising in connection with the payment of the

                          Class A Required Amount and the Class B Required Amount. See "Description of the Certificates-- Allocation of Funds".

                          Shared Finance Charge Collections and Shared
                          Principal Collections will be applied to any Series (and any related undivided interests in the Trust) then outstanding pro rata, based upon the amount of shortfall, if any, with respect to such Series (and such interests).

Repurchase..............  The Investor Interest will be subject to optional purchase by the Transferor on any Distribution Date on which the Investor Interest is an amount less than or equal to 5% of the Initial Investor Interest (after giving effect to all payments to be made on such date), if certain conditions set forth in the Agreement are met. The Investor Interest will be subject to mandatory purchase by the Transferor on the Distribution Date immediately preceding the Scheduled Series 1997-1 Termination Date if the Investor Interest is reduced to an amount less than or equal to 5% of the Initial Investor Interest, if certain conditions set forth in the Agreement are met. The mandatory purchase requirement is in addition to any other provisions and remedies provided by the Agreement and will not serve to relieve any party of obligations it may otherwise have or waive any remedy that is otherwise provided. The purchase price will equal the Investor Interest, accrued and unpaid interest on the Certificates and all other amounts owing under the Loan Agreement among the Trustee, the Transferor, the Servicer and the Collateral Interest Holder (the "Loan Agreement") through the last day preceding the Distribution Date on which the purchase occurs. See "Description of the Certificates--Final Payment of Principal; Termination of the Trust".

Tax Status..............  Special tax counsel to the Transferor, Mayer, Brown &
                          Platt, is of the opinion that under existing law the Offered Certificates will be characterized as indebtedness for federal income tax purposes. Under the Agreement, the Transferor, the Trustee, the Holder of the Exchangeable Transferor Certificate and the Certificate Owners will agree to treat the Certificates as debt for tax purposes. See "Certain Federal Income Tax Consequences" for additional information concerning the application of federal income tax laws.

ERISA Considerations....  Under regulations issued by the Department of Labor, the Trust's assets would not be deemed "plan assets" of an employee benefit plan holding the Offered Certificates of any class if certain conditions are met, including that the Offered Certificates of such class be held by at least 100 persons independent of the Transferor and each other upon completion of the public offering being made hereby. The Class A Underwriters will not sell the Class A Certificates to employee benefit plans unless they believe that the Class A Certificates will be held by at least 100 persons upon the completion of this offering. The Transferor anticipates that the other conditions of the regulations will be met. The Class B Certificates may not be acquired with the assets of any employee benefit plan. If the Trust's assets were deemed to be "plan assets" of such a plan, there is uncertainty as to whether existing exemptions from the "prohibited transaction" rules of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), would apply to all transactions involving the Trust's assets. Regardless of whether the Trust's assets are deemed to constitute "plan assets", an employee benefit plan's purchase of Offered Certificates may, in the absence of an exemption, constitute a prohibited transaction if any of the Transferor, the Servicer, the Holder of the Exchangeable Transferor Certificate, the Trustee or the Underwriters is a party in interest with respect to that plan. Accordingly, employee benefit plans contemplating purchasing the Offered Certificates should consult their counsel before making a purchase. See "Certain Employee Benefit Plan Considerations".

Class A Certificate       It is a condition to the issuance of the Class A
Rating..................  Certificates that the Class A Certificates be rated in the highest generic rating category by at least one nationally recognized rating agency.

Class B Certificate       It is a condition to the issuance of the Class B
Rating..................  Certificates that the Class B Certificates be rated in one of the three highest generic rating categories by at least one nationally recognized rating agency.

Listing.................  Application will be made to list the Class A
                          Certificates on the Luxembourg Stock Exchange.

                                 RISK FACTORS

  Limited Liquidity. There is currently no market for the Offered Certificates. The Underwriters intend to make a market in the Offered Certificates but are not obligated to do so. There is no assurance that a secondary market will develop or, if it does develop, that it will provide Offered Certificateholders with liquidity of investment or that it will continue until the Offered Certificates are paid in full.

  Certain Legal Aspects. While the Transferor transferred interests in the Receivables to the Trust, a court could treat such transaction as an assignment of collateral as security for the benefit of holders of certificates issued by the Trust. The Transferor represents and warrants in the Agreement that the transfer of the Receivables to the Trust is either a valid transfer and assignment of the Receivables to the Trust or the grant to the Trust of a security interest in the Receivables. The Transferor has taken certain actions as are required to perfect the Trust's security interest in the Receivables and warrants that if the transfer to the Trust is deemed to be a grant to the Trust of a security interest in the Receivables, the Trustee will have a first priority perfected security interest therein. Nevertheless, a tax or government lien on property of the Transferor where notice of such lien has been filed before Receivables are transferred to the Trust may have priority over the Trust's interest in such Receivables, and if the FDIC were appointed conservator or receiver of the Transferor, certain administrative expenses of the conservator, receiver or the State of Connecticut Department of Banking may have priority over the Trust's interest in such Receivables. See "Certain Legal Aspects of the Receivables--Transfer of Receivables".

  To the extent that the Transferor has granted a security interest in the Receivables to the Trust and that security interest was validly perfected before the appointment of the FDIC as conservator or receiver and before the Transferor's insolvency, and certain other conditions are satisfied including that such security interest was not taken in contemplation of the insolvency of the Transferor, and was not taken with the intent to hinder, delay or defraud the Transferor or the creditors of the Transferor, such security interest should be enforceable (to the extent of the Trust's "actual direct compensatory damages") and should not be subject to avoidance by the FDIC, as receiver or conservator for the Transferor, and, therefore, in such circumstances, payments to the Trust with respect to the Receivables (up to the amount of such damages) should not be subject to recovery by a conservator or receiver for the Transferor. The foregoing conclusions are based on FDIC general counsel opinions and policy statements regarding the application of certain provisions of the Federal Deposit Insurance Act (as amended, the "FDIA"). While a Policy Statement of the Resolution Trust Company (the "RTC") indicates that "actual direct compensatory damages" would include outstanding principal plus interest accrued to the date of payment, in one case a federal district court held that such damages constituted the fair market value of the repudiated bonds as of the date of repudiation, which, with respect to the Certificates, depending upon circumstances existing on the date of repudiation, could be an amount less than the outstanding principal plus interest accrued to the date of repudiation. The FDIC has not adopted a policy statement on payment of interest on collateralized borrowings of banks. If the conservator or receiver for the Transferor were to assert that such security interest should not be enforceable or should be subject to avoidance or were to require the Trustee to establish its right to those payments by submitting to and completing the administrative claims procedure under the FDIA, or the conservator or receiver were to request a stay of proceedings with respect to the Transferor as provided under the FDIA, delays in payments on the Certificates and possible reductions in the amount of those payments could occur. In addition, the appointment of a receiver or conservator could result in administrative expenses of the receiver or conservator having priority over the interest of the Trust in the Receivables. The FDIC, as conservator or receiver, would also have the rights and powers conferred under Connecticut law. See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Conservatorship and Receivership".

  If a conservator or receiver were appointed for the Transferor, then a Pay Out Event could occur with respect to all Series then outstanding and, pursuant to the Agreement, new Principal Receivables would not be transferred to the Trust and, unless holders of more than 50% of the investor interest of each Series of certificates issued and outstanding (or with respect to any Series with two or more classes, more than 50% of each class) instruct otherwise, the Trustee would sell the portion of the Receivables allocable to each Series that did not vote to disapprove of the sale of the Receivables in accordance with the Agreement in a commercially reasonable manner and on commercially reasonable terms, which may cause early termination of the Trust and a loss to certificateholders of each such Series (including the Certificateholders) if the proceeds from such early sale allocable to such Series, if any, and the amounts available under any Enhancement applicable to such Series were insufficient to pay certificateholders of such Series in full. If the only Pay Out Event to occur is either the insolvency of the Transferor or the appointment of a conservator or receiver for the Transferor, the conservator or receiver would have the power to prevent the early sale, liquidation or disposition of the Receivables and the commencement of the Rapid Amortization Period. A conservator or receiver may also have the power to cause the early sale of the Receivables and the early retirement of the Certificates, to prohibit the continued transfer of Principal Receivables to the Trust, and to repudiate the servicing obligations of the Transferor. In addition, in the event of a Servicer Default relating to the insolvency of the Servicer, if no Servicer Default other than such conservatorship or receivership or insolvency exists, the conservator or receiver for the Servicer may have the power to prevent either the Trustee or the certificateholders from appointing a successor Servicer. See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Conservatorship and Receivership".

  Consumer Protection Laws. The Accounts and Receivables are subject to numerous federal and state consumer protection laws imposing requirements on the making, enforcement and collection of consumer loans. The United States Congress ("Congress") and the states may enact laws and amendments to existing laws to regulate further the credit card industry or to reduce finance charges or other fees or charges applicable to credit card accounts. Such laws, as well as any new laws or rulings which may be adopted, may adversely affect the Servicer's ability to collect on the Receivables or maintain the required level of periodic finance charges, annual membership fees and other fees. In addition, failure by the Servicer to comply with such requirements could adversely affect the Servicer's ability to enforce the Receivables. During recent years, federal legislative proposals have attempted unsuccessfully to limit the maximum annual percentage rate that issuers may assess on credit card accounts. If such legislation were enacted and imposed an interest rate cap substantially lower than the annual percentage rates currently assessed on the Accounts, it is likely that the Portfolio Yield (averaged over a period of three consecutive Monthly Periods) would be reduced to a rate below the Base Rate for the last of such Monthly Periods and therefore a Pay Out Event would occur with respect to the Certificates. See "Description of the Certificates-- Pay Out Events". In addition, during recent years, there has been increased consumer awareness with respect to the level of finance charges and fees and other practices of credit card issuers. As a result of these developments and other factors, there can be no assurance as to whether any federal or state legislation will be promulgated imposing additional limitations on the monthly periodic finance charges or fees relating to the Accounts.

  Pursuant to the Agreement, the Transferor covenants to accept reassignment of each Receivable not complying in all material respects with all requirements of applicable law as of the time of its creation if, as a result of such noncompliance, the related Account becomes a Defaulted Account or the Trust's rights in, to or under the Receivable or its proceeds are impaired or unavailable. The Transferor makes certain other representations and warranties relating to the validity and enforceability of the Receivables. The Trustee has not, however, and it is not anticipated that it will, make any examination of the Receivables or the records relating thereto for the purpose of establishing the presence or absence of defects, compliance with such representations and warranties, or for any other purpose. The sole remedy if any such representation or warranty is breached and such breach continues beyond the applicable cure period is that the Transferor will be obligated to accept reassignment of the Investor Interest in the Receivables affected thereby. See "Description of the Certificate--Representations and Warranties" and "Certain Legal Aspects of the Receivables --Consumer Protection Laws".

  Application of federal and state bankruptcy and debtor relief laws would affect the interests of the Certificateholders in the Receivables if such laws result in any Receivables being written off as uncollectible when there are insufficient funds available to reimburse such losses. See "Description of the Certificates--Defaulted Receivables; Adjustments and Fraudulent Charges".

  Competition in the Credit Card Industry. The credit card industry is highly competitive and operates in an environment increasingly focused on the interest and fees charged to consumers for credit card services. As new card issuers enter the market and issuers seek to expand their shares of the market, there is increased use of advertising, target marketing, pricing competition and incentive programs, all of which may adversely impact issuer profit margins. The MasterCard and Visa organizations do not require adherence to specific underwriting standards, and therefore credit card issuers may compete on the basis of individual account solicitation and underwriting criteria. People's Bank has traditionally competed as a low fixed-rate provider of credit card services targeting highly credit-worthy customers who carry balances on their credit cards. The growth of People's Bank's credit card portfolio is largely due to customers who, attracted by People's Bank's low rates, have transferred balances from competing credit card issuers, as well as due to higher balances from purchases and cash advances. The Transferor is participating in such competition through direct marketing programs, average annual percentage rates and monthly minimum payment rates the Transferor believes compare favorably to rates and fees charged by certain of the Transferor's competitors and operating efficiencies which permit it to maintain a favorable cost structure. If cardholders choose to utilize competing sources of credit, the amount and rate of new Receivables generated in the Accounts may be reduced and certain purchase and payment patterns with respect to Receivables may be affected. The size of the Trust will be dependent upon the Transferor's continued ability to generate new Receivables. If the amount of new Receivables generated declines significantly, Receivables from Additional Accounts (to the extent available) may be added to the Trust, as described below, or a Pay Out Event could occur, in which event the Rapid Amortization Period would commence. See "Description of the Certificates--Pay Out Events".

  Payments and Maturity. The Receivables may be paid at any time, and there is no assurance that there will be additional Receivables created in the Accounts or that any particular pattern of cardholder repayments will occur. The commencement and continuation of the Controlled Accumulation Period will be dependent upon the continued generation of new Receivables to be conveyed to the Trust. A significant decline in the amount of Receivables generated could result in the occurrence of a Pay Out Event for the Certificateholders and the commencement of the Rapid Amortization Period. Certificateholders should be aware that the Transferor's ability to continue to compete in the current industry environment will affect the Transferor's ability to generate new Receivables to be conveyed to the Trust and may also affect payment patterns. The minimum monthly payment currently required on the Accounts generally approximates 3% of the statement balances (as of specific dates), plus past due amounts. A portion of the Receivables volume is a result of convenience use by obligors who pay their entire monthly statement balance on or prior to its due date and do not incur finance charges thereon. A significant decrease in the cardholder monthly payment rate or minimum required payment could slow the accumulation of principal during the Controlled Accumulation Period or delay the payment of principal on the Class A Scheduled Payment Date or the Class B Scheduled Payment Date or during the Rapid Amortization Period, and such delay of the accumulation of principal or payment of principal, as the case may be, could adversely affect the ability of investors to reinvest profitably. See "--Ability to Change Terms of the Receivables", "Maturity Considerations" and "The Credit Card Business of People's Bank--Underwriting Procedures".

  Social, Technological and Economic Factors. Changes in card usage and payment pattern by cardholders may result from a variety of social, technological and economic factors. Social factors include potential changes in consumers' attitudes to financing purchases with debt. Technological factors include new methods of payment, such as debit cards. Economic factors include the rate of inflation, unemployment levels, personal bankruptcy levels and relative interest rates. As a consequence of some of these factors, the credit card industry has in recent months experienced generally increased levels of losses and delinquencies. The loss and delinquency experience of the Trust Portfolio has reflected that trend.

  While the Trust Portfolio is a geographically diverse portfolio, the largest concentration of accounts giving rise to the Receivables included in the Trust Portfolio are in Connecticut. The concentration of such accounts is currently approximately 14%. See "The Receivables". The loss and delinquency experience in Connecticut is currently more favorable than the experience of the Bank Portfolio. Connecticut's economy has historically been highly dependent on the insurance, aerospace and defense industries. As a result of consolidation and structural changes in the financial services sector and defense budget cutbacks, Connecticut's overall job growth has lagged behind the United States as a whole. However, total job growth has been positive in the state since 1993 and Connecticut residents continue to have the highest per capita income of any state in the country. The Transferor is unable to determine and has no basis to predict whether, or to what extent, social, technological or economic factors will affect future credit card usage or payment patterns.

  Effect of Subordination of the Class B Certificates. The Class B Certificates are subordinated in right of payment of principal to payments of principal and interest on the Class A Certificates. Payments of principal in respect of the Class B Certificates will not commence until after the principal payment with respect to the Class A Certificates has been made as described herein. In addition, the Class B Investor Interest is subject to reduction if the Class A Required Amount for any Monthly Period is not funded from Collections allocable to the Class A Investor Interest, from payments under the Class A Interest Rate Cap, from Excess Spread, from Shared Finance Charge Collections from other Series allocable to the Certificates or from Reallocated Collateral Principal Collections and if the Collateral Interest has been reduced to zero. If the Class B Investor Interest suffers such a reduction, the portion of Finance Charge Collections allocable to the Class B Certificateholders in future Monthly Periods will be reduced and principal and interest payments on the Class B Certificates may be delayed or reduced. See "Description of the Certificates--Subordination of the Class B Certificates". Such reductions of the Class B Investor Interest will thereafter be reimbursed and the Class B Investor Interest increased on each Distribution Date by the amount, if any, of Excess Spread and Shared Finance Charge Collections from other Series available for that purpose for such Distribution Date.

  Further, in the event of a sale of the Receivables due to an Insolvency Event, the portion of the net proceeds of such sale allocable to pay principal of the Certificateholders' interest in such Receivables will first be used to pay principal amounts due to the Class A Certificateholders and will then be used to pay amounts due to the Class B Certificateholders, thereby causing a loss to Class B Certificateholders if such remaining portion is insufficient to pay the Class B Certificateholders in full. See "Description of the Certificates--Principal Payments" and "--Pay Out Events". If the Class B Investor Interest is reduced to zero, the Class A Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust.

  Ability to Change Terms of the Receivables. Pursuant to the Agreement, the Transferor has not transferred, and will not transfer, the Accounts to the Trust. Only the Receivables arising in the Accounts have been and will be so transferred. As owner of the Accounts, the Transferor has the right (to the extent provided in the applicable credit card agreements and the Agreement) to determine the monthly periodic finance charge and other fees which will be applicable from time to time to the Accounts, to alter the minimum monthly payment required on the Accounts and to change various other terms with respect to the Accounts. A decrease in the monthly periodic finance charges, annual membership fees, cash advance fees or Interchange could decrease the effective yield on the

Accounts and could result in the occurrence of a Pay Out Event for the Certificateholders and the commencement of the Rapid Amortization Period. Under the Agreement, the Transferor has agreed that, except as otherwise required by law or as is deemed by the Transferor to be necessary in order to maintain its credit card business, based upon a good faith assessment by it, in its sole discretion, of the nature of the competition in that business, the Transferor will not (i) reduce the annual percentage rate which determines the monthly periodic finance charges assessed on the Receivables or other fees on the accounts, if as a result of such reduction, its reasonable expectation of the Portfolio Yield as of such date would be less than the weighted average base rates of all Series or (ii) unless required by law, reduce such periodic finance charge if its reasonable expectation is that the Portfolio Yield would be less than the highest certificate rate for any Series then issued and outstanding. Such changes may include the reduction or waiver of annual membership fees in connection with the Transferor's marketing effort. The term "Base Rate" with respect to the Certificates generally means, with respect to any Monthly Period, the weighted average of (x) the lesser of the Class A Certificate Rate and Class A Cap Rate, (y) the lesser of the Class B Certificate Rate and the Class B Cap Rate, and (z) the Collateral Rate (weighted based on the Class A Investor Interest, the Class B Investor Interest and the Collateral Interest, respectively, as of the last day of the preceding Monthly Period) plus the Servicing Fee Rate. The term "Portfolio Yield" means generally, with respect to the Certificates and any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is equal to the sum of the Finance Charge Receivables allocable to the Investor Interest billed during such Monthly Period after subtracting the Investor Default Amounts for such Monthly Period (but in no event greater than the aggregate amount of Collections for such Monthly Period), Principal Funding Investment Proceeds and amounts withdrawn from the Reserve Account and deposited into the Finance Charge Account and allocable to the Certificates for such Monthly Period, and the denominator of which is the Investor Interest as of the last day of the preceding Monthly Period. In addition, the Transferor has agreed that, upon the occurrence of the Pay Out Event described in clause (iv) of "Description of the Certificates--Pay Out Events" (relating to the average of the Portfolio Yields for any three consecutive Monthly Periods being less than the average of the Base Rates for such period), the Transferor will not, unless required by law, reduce the annual percentage rate determining the monthly periodic finance charges on the Accounts to a rate resulting in the weighted average of the base rates for all Series. The Transferor has also agreed not to change the terms of the Accounts, unless (i) if the Transferor has a comparable segment of credit card accounts, the change is also made applicable to the comparable segment of the portfolio of accounts with similar characteristics owned by it and (ii) if the Transferor does not own such a comparable segment, any such change is not made with the intent to benefit the Transferor materially over the Certificateholders. In servicing the Accounts, the Servicer is also required to exercise the same care and apply the same policies that it exercises in handling similar matters for its own comparable accounts. Except as specified above, there are no restrictions on the Transferor's ability to change the terms of the Accounts. While the Transferor has no current intention of decreasing the monthly periodic finance charges on the overall Trust Portfolio, there can be no assurance that changes in applicable law, changes in the marketplace or prudent business practice might not result in a determination by the Transferor to take actions changing this or other Account terms.

  Master Trust Considerations. The Trust, as a master trust, will issue the Certificates, has issued five prior Series of certificates, one of which has been paid in full, and may issue additional Series of certificates in the future. See "Annex I: Prior Series Issued and Outstanding". While the Principal Terms of any Series will be specified in a Supplement, the provisions of a Supplement and, therefore, the terms of any additional Series, will not be subject to the prior review or consent of holders of the certificates of any previously issued Series. Such Principal Terms may include methods for determining applicable investor percentages and allocating Collections, provisions creating different or additional security or other Enhancement, provisions subordinating such Series to another Series (if the Supplement relating to such Series so permits; the Series 1997-1 Supplement will not permit the subordination of Series 1997-1 to any other Series) or other Series to such Series, and any other amendment or supplement to the Agreement which is made applicable only to such Series. It is a condition precedent to the issuance of any additional Series that either (x) the Rating Agency delivers written confirmation to the Trustee that such issuance or Exchange will not result in the Rating Agency reducing or withdrawing its rating on any outstanding Series or (y) if at the time of the issuance or Exchange there is no outstanding Series currently rated by a Rating Agency, a nationally recognized investment banking firm or commercial bank deliver a certificate to the Trustee to the effect that the issuance or Exchange will not have an adverse effect on the timing or distribution of payments to such other Series. There can be no assurance, however, that the Principal Terms of any other Series, including any Series issued from time to time hereafter, or that a change in the character of the Trust Portfolio, through, for instance, the addition of Receivables arising from Accounts and Receivables arising from Additional Accounts or Automatic Additional Accounts, might not have an impact on the timing and amount of payments received by a Certificateholder, including as a result of the refixing of the Investor Percentage with respect to the allocation of the Principal Receivables. See "Description of the Certificates--Exchanges" and "--Allocation Percentages".

  Addition of Accounts. The Transferor expects, and in some cases will be obligated, to designate Additional Accounts from time to time, the Receivables in which will be conveyed to the Trust. Such Additional Accounts will likely include accounts originated using criteria different from those which were applied to previously-designated Accounts, because such Accounts were originated at a different date, under different underwriting criteria or by different institutions, or represent a separate segment of People's Bank's credit card business. Consequently, there can be no assurance that Additional Accounts designated in the future will be originated, priced or underwritten in the same manner as previously-designated Accounts. The designation of Additional Accounts will be subject to the satisfaction of certain conditions described herein under "Description of the Certificates--Addition of Accounts."

  Control. Subject to certain exceptions, the certificateholders of each Series may take certain actions, or direct certain actions to be taken, under the Agreement or the related Supplement. Under certain circumstances, however, the consent or approval of a specified percentage of the aggregate investor interest of all Series or of the investor interest of each Series will be required to take or direct certain actions, including requiring the appointment of a successor Servicer following a Servicer Default, amending the Agreement in certain circumstances and directing a repurchase of all outstanding Series upon the breach of certain representations and warranties by the Transferor. In such instances, the interests of the Holders of the Certificates may not be aligned with the interests of the holders of certificates of such other Series. Thus, even if the requisite majority of Certificateholders votes to take or direct such action, the certificateholders of such other Series may control whether or not such action occurs.

  Certificate Ratings. It is a condition to issuance of the Class A Certificates that the Class A Certificates be rated in the highest generic rating category by at least one nationally recognized rating agency. It is a condition to the issuance of the Class B Certificates that the Class B Certificates be rated in one of the three highest generic rating categories by at least one nationally recognized rating agency. As used herein, the term "Rating Agency" with respect to the Certificates, and with respect to any other Series, means the rating agency or agencies from whom ratings have been solicited as specified in the Supplement with respect to such Series. The ratings address the likelihood of full payment of principal and interest of the Certificates by the Scheduled Series 1997-1 Termination Date. The ratings are based primarily on the quality of the Receivables, the credit support provided by the Collateral Interest, the Interest Rate Caps and, with respect to the rating of the Class A Certificates, the terms of the Class B Certificates. The ratings are not a recommendation to purchase, hold or sell Certificates, inasmuch as such ratings do not comment as to the market price or suitability for a particular investor. There is no assurance that the ratings will remain for any given period of time or that the ratings will not be lowered or withdrawn by the Rating Agency if in its judgment circumstances so warrant. The ratings do not address the possibility of the occurrence of a Pay Out Event, and they do not address the likelihood of any payment in respect of either Class A Excess Interest or Class B Excess Interest.

  Limited Credit Enhancement. Although credit enhancement with respect to the Offered Certificates will be provided by (i) the Collateral Interest and (ii) with respect to the Class A Certificates, the subordination of the Class B Certificates, the Collateral Interest and the Class B Investor Interest are limited and will be reduced by certain claims made that are not paid from Finance Charge Collections allocated to the Certificates and are not reimbursed from Excess Spread or Shared Finance Charge Collections. If Finance Charge Collections allocated to the Investor Interest, Excess Spread, Shared Finance Charge Collections allocated to the Certificates, and Reallocated Principal Collections are not sufficient to cover the Class A Investor Default Amount and the Class B Investor Default Amount in any Monthly Period and if the Collateral Interest has been reduced to zero, the Investor Interest will be reduced (unless it is otherwise reimbursed) resulting in a reduction of the amount of Collections allocable to Certificateholders in future Monthly Periods and in a reduction of the aggregate principal amount returned to the Certificateholders. If the Collateral Interest and, with respect to the Class A Certificates, the Class B Investor Interest are reduced to zero, Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust. See "Description of the Certificates--Reallocation of Cash Flows" and "--Defaulted Receivables; Adjustments and Fraudulent Charges".

  Reductions of the Collateral Interest and the Class B Investor Interest, other than reductions resulting from principal payments, will be reimbursed by Excess Spread and Shared Finance Charge Collections which are allocated and available to fund such amounts. Certain factors, such as lowering the finance charges (including late fees and membership charges) on outstanding Receivables balances and increased convenience use by obligors who pay their entire monthly statement balance on or prior to its due date and do not incur finance charges thereon, may lower the amount of Finance Charge Receivables generated as well as Collections in respect thereof, and may thereby reduce the Excess Spread and Shared Finance Charge Collections available to replenish the credit enhancement. See "Description of the Certificates--Allocation of Funds". Finally, a slowing in payment rates on the Receivables could extend the final Distribution Date for the Class A Certificates and Class B Certificates beyond the Scheduled Payment Date for each such class. See "-- Payments and Maturity". The Reallocated Collateral Principal Collections and the Reallocated Class B Principal Collections may only be utilized to cover Required Amounts on and prior to the Scheduled Series 1997-1 Termination Date and will not be available otherwise to pay the remaining principal on the Certificates at any time.

  Book-Entry Registration. The Offered Certificates will be initially represented by one or more certificates registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the Offered Certificate Owners or their nominees. Because of this, unless and until Definitive Certificates are issued, Offered Certificate Owners will not be recognized by the Trustee as Offered Certificateholders, as that term is used in the Agreement. Hence, until such time, Offered Certificate Owners will only be able to exercise the rights of Offered Certificateholders indirectly through DTC and its participating organizations. See "Description of the Certificates--Book-Entry Registration" and "--Definitive Certificates".

  Reports to Certificateholders. Unless and until Definitive Certificates are issued, monthly and annual reports, containing information concerning the Trust and prepared by the Servicer, will be sent on behalf of the Trust to Cede, as nominee for DTC and the registered holder of the Offered Certificates. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles and will not be sent by the Servicer or the Trustee to the Offered Certificate Owners. See "Description of the Certificates--Book-Entry Registration", "--Definitive Certificates", and "--Reports to Certificateholders".

  Limitations on Interest Rate Cap Coverage. The Class A Notional Amount of the Class A Interest Rate Cap will be reduced during the Controlled Accumulation Period to an amount not less than the Expected Class A Principal. Any Class A Excess Principal will not have the benefit of the

Class A Interest Rate Cap. The Class B Notional Amount of the Class B Interest Rate Cap will be reduced to zero on the Class B Scheduled Payment Date. To the extent the Class B Investor Interest is greater than zero on the Class B Scheduled Payment Date, the Class B Certificateholders will not have the benefit at the Class B Interest Rate Cap. In addition, the Certificates will not include the right to receive any interest on Excess Principal in excess of the Class A Cap Rate or the Class B Cap Rate, as applicable. While distributions may be made in respect of the Class A Excess Interest or the Class B Excess Interest, such distributions are not addressed in the ratings assigned by the Rating Agencies.

                                   THE TRUST

  The Trust has been formed in accordance with the laws of the State of New York pursuant to the Agreement. Prior to its formation, the Trust did not have any assets or obligations. The Trust has not and will not engage in any activity, other than as described herein. The Trust will exist only for the transactions described herein, including the receipt of the Receivables and holding such Receivables, the issuance of the Exchangeable Transferor Certificate, the issuance of certificates of other, previously-issued Series, the issuance of the Certificates and other undivided interests representing additional Series and related activities (including, with respect to any Series, receiving any Enhancement and entering into the Enhancement agreement relating thereto) and making payments thereon. As a consequence, the Trust is not expected to have any need for additional capital resources.

                   THE CREDIT CARD BUSINESS OF PEOPLE'S BANK

GENERAL

  People's Bank began its credit card program in 1985 by marketing a low interest rate credit card to highly creditworthy individuals in its market area. As a result of the initial program's success, People's Bank expanded the program nationally. The Nilson Report ranked People's Bank the 26th largest VISA USA, Inc. ("VISA") and MasterCard International Incorporated ("MasterCard") credit card issuer in the United States as of December 31, 1996 on the basis of outstanding balances. People's Bank further expanded its credit card operations in 1996 by establishing a limited branch in the United Kingdom, which had generated credit card receivables of $49.5 million at December 31, 1996. No receivable generated by the United Kingdom branch will be included in the Trust Portfolio. All of the eligible receivables in the Trust Portfolio are payable in United States dollars.

  The Receivables conveyed or to be conveyed to the Trust by People's Bank pursuant to the Agreement have been or will be generated from transactions made by holders of certain VISA and certain MasterCard credit card accounts, a subset of People's Bank's entire portfolio of credit card accounts, and include finance charges and fees billed to the Accounts. The Accounts were generated under the VISA or MasterCard associations of which People's Bank is a member.

  People's Bank services all of its accounts and receivables at its facilities located in Bridgeport, Connecticut. Certain operations are performed on behalf of People's Bank by Total System Services, Inc., of Columbus, Georgia ("Total System"), which operations include statement processing, printing and mailing. People's Bank has used Total System for such services since it launched its credit card program in 1985. If Total System were to fail or become insolvent, delays in processing and recovery of information with respect to charges incurred by cardholders could occur, and the replacement of such services provided to People's Bank could be time-consuming. As a result, delays in payments to Certificateholders could occur.

  The entire portfolio of People's Bank VISA and MasterCard credit card accounts (the "Bank Portfolio"), of which the accounts giving rise to the Trust Portfolio are a part, includes premium accounts (i.e., VISA Gold, Gold MasterCard and business accounts) and standard accounts (i.e., VISA

Classic and standard MasterCard). The accounts from which Receivables arose in the initial Trust Portfolio included only the standard accounts and not premium accounts. Effective with the May 1, 1996 addition of Additional Accounts, the Trust Portfolio includes both standard and premium accounts. As of December 31, 1996, 4.98% of the accounts in the Bank Portfolio were premium accounts and 95.02% were standard accounts, and the receivables balance of premium accounts and standard accounts, as a percentage of the total balance of the receivables in the Bank Portfolio, was 5.33% and 94.67%, respectively. Both premium and standard accounts undergo the same credit analysis, but premium accounts generally carry higher annual membership fees and have higher credit limits.

  The VISA and MasterCard credit card accounts may be used for three types of transactions: credit card purchases, cash advances and convenience checks. Purchases occur when cardholders use credit cards to buy goods and/or services. A cash advance is made when a credit card is used to obtain cash from a financial institution or an automated teller machine. Cardholders may also use convenience checks to (i) transfer balances from other credit card accounts to their People's Bank accounts and (ii) draw against their VISA and MasterCard credit card accounts at any time. Amounts due with respect to purchases, cash advances and convenience checks are included in the Receivables.

  In addition, cardholders have been able to purchase insurance covering their account balances since March 1985. Premiums for this insurance are charged to the account for each monthly Billing Cycle. Such insurance premiums are included in the Receivables transferred to the Trust and are treated as Finance Charge Receivables.

  Each cardholder is subject to an agreement with People's Bank governing the terms and conditions of the related VISA or MasterCard credit card account. Pursuant to each such agreement, except as described herein, People's Bank reserves the right, subject to fifteen days' prior notice to the cardholder or as may be required by law, to add to, change or terminate any terms, conditions, services or features of its VISA or MasterCard credit card accounts at any time, including increasing or decreasing the periodic finance charges, other charges or the minimum monthly payment requirements.

  The credit evaluation, collection and charge-off policies and servicing practices of People's Bank, as well as the terms and conditions governing cardholder agreements in effect as of the date hereof, are under continuous review and may change at any time in accordance with its business judgment, applicable law and guidelines established by regulatory authorities.

  Transactions creating the Receivables through the use of the credit cards are processed through the VISA and MasterCard systems. Should either system materially curtail its activities, or should People's Bank cease to be a member of VISA or MasterCard, for any reason, a Pay Out Event could occur, and delays in payments on the Receivables and possible reductions in the amounts thereof could also occur.

ACCOUNT ORIGINATION

  The VISA and MasterCard credit card accounts owned by People's Bank were principally generated through: (i) direct mail solicitations of individuals who have been prescreened at credit bureaus on the basis of criteria furnished by People's Bank; (ii) applicant-initiated requests; (iii) applications mailed to customers of People's Bank and customers of certain agent banks for which People's Bank acts as a sponsor with VISA and/or MasterCard pursuant to People's Bank's Agent Bank Account program (the "Agent Bank Accounts"); and
(iv) affinity marketing programs which are originated by People's Bank by soliciting prospective cardholders from identifiable groups with a common interest or a common cause, and with the assistance of an organization of the members of such group ("Affinity Program Accounts"). In addition to these account origination methods, People's Bank originates certain co-brand accounts and solicits accounts from students and alumni of local Connecticut universities. People's Bank applies the same credit criteria without distinction among the foregoing sources of applications, as described below in "Underwriting Procedures", and the performance by the cardholders of such accounts is generally comparable to the remaining Bank Portfolio of accounts.

  The largest percentage of all national accounts are originated through targeted, prescreened direct-mail requests and a significant number of accounts are originated through applicant-initiated requests. People's Bank's strategy of offering a low interest rate credit card to highly creditworthy customers has received significant attention by national consumer groups, consumer focused publications and financial journals. These sources frequently publish information regarding People's Bank's credit card products, including People's Bank's toll free customer service telephone number. Prospective applicants contact People's Bank using the toll free telephone number and request an application, which they then complete and return to People's Bank, or complete an application over the telephone.

UNDERWRITING PROCEDURES

  All applications for accounts originated by People's Bank are reviewed for completeness and creditworthiness based on the credit underwriting criteria established by People's Bank. People's Bank uses credit reports issued by independent credit reporting agencies with respect to the applicant. In the event there are discrepancies between the application and the credit report, and in certain other circumstances, People's Bank may verify certain information regarding the applicant.

  Applications and prescreened direct mail candidates are evaluated by utilizing a credit scoring system, which was installed in July 1992. New scoring models for prescreened and nonprescreened business were also installed in 1996. Prior to such installation, People's Bank's credit card accounts were underwritten completely judgmentally. Since July 1992, the judgmental underwriting has been used to evaluate only those who score above a preset level. The credit scoring model used by People's Bank was developed with Fair, Isaac Companies, which has extensive experience in developing credit scoring models. Credit scoring is intended to provide a general indication, based on the information available, of the applicant's willingness and ability to repay his or her obligations. Credit scoring evaluates a potential cardholder's credit profile and certain application information in order to statistically quantify credit risk. Models for credit scoring are developed by using statistics to evaluate common characteristics and their correlation with credit risk. From time to time, the credit scoring models used by People's Bank are reviewed and are periodically updated to reflect more current statistical data. Based on statistical analysis, People's Bank established a policy, as of August 1, 1994, that certain accounts receiving high credit scores may be automatically approved without judgmental review.

  In the case of prescreened direct mail solicitations, selection criteria established by People's Bank are used by credit bureaus to generate or screen lists of qualifying individuals. Members of People's Bank's Credit Card Services then mail solicitations to those qualifying individuals on the list. Additional credit criteria are applied on a case-by-case basis to those qualifying individuals accepting such solicitation to determine the appropriate line of credit for such individuals. The information requested in the response forms mailed to prescreened prospects is less extensive than the information requested in the applications mailed to individuals who have not been prescreened. Credit limits are assigned to prescreened prospective cardholders based on a credit profile that includes existing indebtedness, past payment patterns on other consumer loans and certain other criteria. The response forms of individuals responding to prescreened direct mail solicitations are reviewed by People's Bank and are checked again through credit reporting bureaus. If no change in credit performance has occurred, an offer of credit is made. Generally, each new cardholder is issued a credit card that expires two years after issuance. People's Bank generally reissues credit cards with two-year expiration dates, so long as the payment history of the cardholder satisfies certain criteria.

BILLING AND PAYMENTS

  The Bank Portfolio has different billing and payment structures, including minimum payment levels, annual membership fees and monthly periodic charges.

  For purposes of administrative convenience, the VISA and MasterCard credit card accounts of People's Bank are currently grouped into twenty-two billing cycles ending on the 5th through 27th day of each month (other than the 24th day) (each, a "Billing Cycle"). Each Billing Cycle has its own monthly billing date, at which time the activity in the related accounts during the month ending on such billing date is processed and billed to accountholders. See "The Receivables". The Accounts include VISA and MasterCard credit card accounts in Billing Cycles ending at the close of business on each of the days referred to above. See "The Receivables".

  Monthly billing statements are sent to accountholders with either debit or credit activity during the Billing Cycle. Generally, each month, accountholders must make at least a minimum payment equal to the greater of
(i) 3% of the account balance and (ii) $10, plus any past due amount; provided, however, that if the remaining balance is less than $10, the minimum payment will be equal to the amount of such remaining balance.

  The monthly periodic finance charges assessed on cash advances and convenience checks are calculated by multiplying the average daily cash advance balance by the applicable monthly periodic rate. Monthly periodic finance charges are calculated on cash advances (including unpaid finance charges) from the date of the transaction or, if a convenience check is used, the day the convenience check is posted to the cardholder's account. The monthly periodic finance charges assessed on purchases are calculated by multiplying the average daily purchase balance by the applicable monthly periodic rate. Monthly periodic finance charges are calculated on purchases (including certain fees and unpaid finance charges) from the date of the purchase or the first day of the Billing Cycle in which the purchase is posted to the account (whichever is later). The credit card agreement provides that monthly periodic finance charges are not assessed in most circumstances on purchases if the purchaser's new balance shown in the billing statement is paid within 25 days after the last day of the Billing Cycle, or if the purchaser's previous balance is zero. With certain exceptions, the current fixed annual percentage rate for purchases is 13.9%; however, periodically People's Bank will offer introductory rates below the standard rate. An increase in the fixed annual percentage rate for purchases might have the result of decreasing the volume of Receivables generated. The current fixed annual percentage rate for cash advances is generally 19.8%. For a break-down of the yield from finance charges and fees billed, see the table titled "Revenue Experience Representative Portfolio" included under "Receivable Yield Considerations".

  People's Bank may, at its option, reduce the minimum payment requirements and monthly periodic finance charges described above for the accounts of cardholders who are members of Consumer Credit Counseling Services, an organization which assists financially troubled cardholders with outstanding credit card balances to devise a repayment program. Such repayment program generally involves reducing the minimum monthly payment and/or reducing the finance charges assessed. People's Bank may, but is not obligated to, accept such repayment program.

  People's Bank generally assesses a non-refundable annual membership fee of $25 for standard accounts, $30 for business accounts and $40 for premium accounts. In response to market trends commencing in 1995, People's Bank originated a proportionately larger amount of credit card accounts that did not require payment of an annual membership fee. In addition, People's Bank may waive the annual membership fee, or a portion thereof, in connection with certain solicitations, affinity programs and in certain other cases. Some of the accounts may be subject to certain additional fees, including: (i) a late fee, generally in the amount of $20, with respect to any monthly payment if the required minimum monthly payment is not received by the payment due date shown on the monthly billing statement;
(ii) a cash advance fee equal to 2% of the amount of each cash advance (minimum $3; maximum $25) applied per transaction at ATMs, People's Bank or any other bank; (iii) an overlimit fee, generally in the amount of $20; and
(iv) a returned check fee, generally in the amount of $20. Subject to the requirements of applicable laws, People's Bank may change certain of these fees and rates at any time by written notice to cardholders. Pursuant to the terms of the cardholder agreement, People's Bank may change the terms of such agreement and must give cardholders 15 days' prior notice of any change which would result in an increase in the rate of finance charges on existing balances or new activity, or other fees, or impose a fee not set forth in such agreement.

  Payments on People's Bank accounts are generally applied, in the following order, to: finance charges, promotional balance transfers, the balance of cash advances previously billed, the balance of new cash advances, convenience checks, the balance of purchases previously billed, and the balance of new purchases.

  There can be no assurance that periodic finance charges, fees, and other charges imposed by People's Bank will remain at current levels in the future, or that the order of application of payments made on People's Bank's accounts will remain as described above. See "Risk Factors--Consumer Protection Laws".

  Collection of Delinquent Accounts. An account is initially considered delinquent if the minimum monthly payment indicated on the accountholder's statement is not received within one calendar month from the statement date. Efforts to collect delinquent credit card receivables are made by People's Bank's personnel and collection agencies and attorneys retained by People's Bank. Under current practice, accountholders that become one to ten days delinquent are sent a notice on the billing statement and telephone calls to the accountholder begin once an account becomes delinquent. People's Bank uses an automated dialer to telephone delinquent accountholders. People's Bank also uses the on-line collections system of Total System and a Fair, Isaac Companies scoring system to analyze the collection risk on such accounts.

  Generally, within 31 days of contractual delinquency, no additional extensions of credit through such account are authorized and, at 61 days of contractual delinquency, the account is closed. Consistent with the credit and collection policies of People's Bank, in certain infrequent circumstances, People's Bank may enter into arrangements with cardholders to extend or otherwise change payment schedules, which can include the suspension of finance charge accruals or bringing current (or "reaging") accounts where cardholders make three consecutive minimum monthly payments. People's Bank will enter into such arrangements only in circumstances where it believes its ability to collect on the account will be enhanced by such arrangements.

  The current policy of People's Bank is to charge-off, as a loan loss, the principal portion of the receivables balance for both purchases and cash advances at any time after the 210th through the 240th day of delinquency. Charge-offs may occur earlier in some circumstances, as in the case of bankrupt cardholders. At the time an account is charged off, an evaluation of its collectibility is made on a case by case basis to determine whether further remedies should be pursued by collection personnel at People's Bank, outside collection agencies or, in some cases, outside attorneys. Delinquency levels are monitored by collection managers and information is reported regularly to senior management. Under the terms of the Agreement, any Recoveries will be included in the assets of the Trust and considered Finance Charge Receivables.

LOSS AND DELINQUENCY EXPERIENCE

  The following tables set forth the delinquency and loss experience for each of the periods shown for receivables in accounts which would have substantially satisfied the criteria for inclusion of its related receivables in the Trust Portfolio (the "Representative Portfolio") set forth in the Agreement as applied on each date listed in the tables below. The Servicer will file with the Commission monthly reports with respect to the Trust, including information with respect to revenues, losses and Portfolio Yield with respect to the Accounts. There can be no assurance that the delinquency and loss experience for the Receivables in the future will be similar to the historical experience of the Representative Portfolio included in the tables set forth below because, among other things, economic and financial conditions affecting the ability of cardholders to pay may be different from those which prevailed during the periods reflected below.

                                LOSS EXPERIENCE
                           REPRESENTATIVE PORTFOLIO
                            (DOLLARS IN THOUSANDS)

                                               YEAR ENDED DECEMBER 31,
                                           ----------------------------------
                                              1996        1995        1994
                                           ----------  ----------  ----------
Average Receivables Outstanding(1)........ $2,108,835  $1,649,780  $1,182,028
Gross Charge-Offs(2)(3)...................     99,533      56,101      27,858
Recoveries................................      8,327       5,175       3,876
Net Charge-Offs(3)........................     91,206      50,926      23,982
Net Charge-Offs as Percentage of Average
 Receivables Outstanding(3)...............       4.32%       3.09%       2.03%

--------
(1) Average Receivables Outstanding is the average of the daily receivable balance during the period indicated.
(2) Gross Charge-Offs are calculated before Recoveries and do not include the amount of any reductions in Average Receivables Outstanding due to fraud.
(3) The amounts of charge-offs include the principal and interest portion of charged off receivables.

                            DELINQUENCY EXPERIENCE
                           REPRESENTATIVE PORTFOLIO
                            (DOLLARS IN THOUSANDS)

                                          AS OF DECEMBER 31,
                       ---------------------------------------------------------
                              1996                1995               1994
NUMBER OF DAYS         ------------------- ------------------ ------------------
DELINQUENT(1)           AMOUNT  PERCENTAGE AMOUNT  PERCENTAGE AMOUNT  PERCENTAGE
-------------          -------- ---------- ------- ---------- ------- ----------
31 to 60 days........  $ 30,477    1.40%   $23,227    1.27%   $13,888    0.92%
61 to 90 days........    19,514    0.90     13,292    0.73      7,476    0.50
91 to 120 days.......    15,216    0.70     11,397    0.62      5,178    0.34
121 to 150 days......    12,650    0.58      9,032    0.49      4,069    0.27
151 to 180 days......     9,808    0.45      7,384    0.40      3,124    0.21
181 days or greater..    14,665    0.68     10,613    0.58      4,498    0.30
                       --------    ----    -------    ----    -------    ----
  Total(2)...........  $102,330    4.71%   $74,945    4.09%   $38,233    2.54%
                       ========    ====    =======    ====    =======    ====

--------
(1) Number of days delinquent means the number of days after the billing date next following the original billing date. For example, 31 days delinquent means that no payment is received within 61 days after the original billing date.
(2) Delinquencies are calculated as a percentage of outstanding receivables as of the end of each calendar month. Delinquencies include bankruptcies.

  The rise in delinquencies and charge-offs as a percentage of the Representative Portfolio in 1995 and in 1996 are the result of a variety of factors. Among them are: (i) the reduction in the rate of growth in the Receivables in the Representative Portfolio in calendar years 1995 and 1996 as compared to the rate of growth in the Receivables in the Representative Portfolio that occurred in 1994 (the rate of delinquency on new accounts typically being below the rate of delinquency on seasoned accounts; the average receivables outstanding for the year ended December 31, 1993, was approximately $794,728,000); (ii) general economic conditions in the United States and particularly the nationwide rise in consumer loan delinquencies and the rise in personal bankruptcy filings; (iii) the seasoning of the accounts in the Representative Portfolio; and (iv) the creation and inclusion in the Representative Portfolio of a new product group that generated higher revenues and higher losses. This new product group represented approximately $102 million of receivables as of December 31, 1996. People's Bank will not add additional receivables of this type to the Trust without rating agency approval.

  People's Bank believes that conformity with its underwriting procedures (see "--Underwriting Procedures") will keep the loss and delinquency experience within historical norms, although there can be no assurance that the loss and delinquency amounts as a percentage of the Representative Portfolio will remain at current levels.

INTERCHANGE

  Creditors participating in the VISA and MasterCard associations receive certain fees as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to initial billing. Under the VISA and MasterCard systems, a portion of these fees collected in connection with cardholder charges for merchandise and services is passed from the banks clearing the transactions for merchants to credit card issuing banks. These fees currently range from approximately 0.90% to 2.17% of the transaction amount. People's Bank is required, pursuant to the terms of the Agreement, to transfer to the Trust those fees attributed to cardholder charges for merchandise and services in the Accounts ("Interchange"). Such percentages are set by the VISA and MasterCard associations and may be changed by either of them respectively from time to time. Interchange is treated as Finance Charge Receivables for the purposes of determining the amount of Finance Charge Receivables, allocating collections and payments to Certificateholders and calculating the Portfolio Yield.

                                THE RECEIVABLES

  The Receivables conveyed to the Trust arise in Accounts from the Bank Portfolio of VISA and MasterCard credit card accounts satisfying eligibility criteria set forth in the Agreement (the "Trust Portfolio"). Such criteria do not create a selection adverse to the Certificateholders. Pursuant to the Agreement, the Transferor has the right (and, under certain circumstances, the obligation), subject to certain limitations and conditions set forth therein, to designate from time to time Additional Accounts and to transfer to the Trust all Receivables of such Additional Accounts, whether such Receivables are then existing or thereafter created. Any Additional Accounts designated pursuant to the Agreement must be Eligible Additional Accounts as of the date the Transferor designates such accounts as Additional Accounts. The Agreement also provides that the Transferor will add as Automatic Additional Accounts certain new accounts opened in the ordinary course of its business. Automatic Additional Accounts will be added to the Trust on the business day that they are originated if certain requirements are satisfied. See "Description of the Certificates--Addition of Accounts". Automatic Additional Accounts will consist of certain of the Transferor's VISA and MasterCard credit card accounts, constituting Eligible Automatic Additional Accounts and satisfying certain other criteria, and arising in Accounts designated by the Transferor from time to time. The Transferor may designate additional categories of Automatic Additional Accounts; provided, however, that the Transferor shall have received notice from each Rating Agency that such designation will not result in a downgrading or withdrawal of its rating of any certificates of any Series outstanding. In addition, the Transferor is required to designate Eligible Additional Accounts as Additional Accounts (x) to maintain the Transferor Interest such that on any Record Date the Transferor Interest for the related Monthly Period equals or exceeds 7% or such higher percentage as may be stated in any Supplement (such percentage, the "Minimum Transferor Interest") of the average Aggregate Principal Receivables and (y) to maintain, for so long as certificates of any Series, including the Certificates, remain outstanding, Aggregate Principal Receivables in an amount equal to or greater than the Minimum Aggregate Principal Receivables. The term "Aggregate Principal Receivables" means in the case of any date of determination, the sum of (i) the aggregate amount of Principal Receivables and (ii) the amount on deposit in the Excess Funding Account (exclusive of the amount of any investment earnings thereon), in each case, as of the end of the last day of the Monthly Period immediately preceding such date of determination. The "Minimum Aggregate Principal Receivables" required to be maintained through the designation by the Transferor of Additional Accounts shall generally be an amount equal to the sum of the numerators used to calculate the Investor Percentage with respect to Principal Receivables for each Series. Such amount may be increased by a Supplement pursuant to which additional Series may be issued. The Transferor will convey the Receivables then existing or thereafter created under such Additional Accounts to the Trust. See "Description of the Certificates-- Addition of Accounts". Further, pursuant to the Agreement, the Transferor has the right (subject to certain limitations and conditions discussed herein) to remove certain Accounts designated by the Transferor whether such Receivables are then existing or thereafter created. See "Description of Certificates-- Removal of Accounts". Throughout the term of the Trust, the Accounts from which the Receivables arise will be the same credit card accounts designated as Accounts by the Transferor plus any Additional Accounts and Automatic Additional Accounts and minus any Removed Accounts. As of each date an Account is added, and on any date Additional Accounts or Automatic Additional Accounts are added, to the Trust, and on the date any new Receivables are created or are added to the Trust, as applicable, the Transferor will (or will be deemed to) represent and warrant to the Trust that the Receivables meet the eligibility requirements specified in the Agreement. See "Description of the Certificates--Representations and Warranties".

  Some of the Accounts are recently solicited, unseasoned accounts and the Receivables include Receivables that may be up to 240 days contractually delinquent. Because the Accounts were selected as of the Series Cut-Off Date, there can be no assurance that all of the accounts will continue to meet the eligibility requirements during the life of the Trust. The Receivables in the Accounts are the unsecured obligations of the cardholders.

  The Receivables in the Trust Portfolio as of the Series Cut-Off Date totalled $2,174,315,241.66. The Accounts had, as of the December 1996 Monthly Period, an average outstanding balance of $1,611 and an average credit limit of $5,393. The percentage of the aggregate total Receivables balance to the aggregate total credit limit was 29.87%, and the weighted average age of the Accounts was approximately 35 months. As of the December 1996 Monthly Period, cardholders whose Accounts giving rise to the Receivables are included in the Trust Portfolio have billing addresses in all 50 States and the District of Columbia.

  The following tables summarize the Trust Portfolio's balance and account characteristics of the accounts giving rise to the Receivables as of the close of the December 1996 Monthly Period for each of the Accounts. Because the future composition of the Trust Portfolio may change over time, these tables may not necessarily be indicative of the composition of the Trust Portfolio after the December 1996 Monthly Period.

                        COMPOSITION BY ACCOUNT BALANCE
                                TRUST PORTFOLIO

                                                                    PERCENTAGE
                                  PERCENTAGE OF                      OF TOTAL
                        NUMBER OF TOTAL NUMBER                      RECEIVABLES
ACCOUNT BALANCE RANGE   ACCOUNTS   OF ACCOUNTS  RECEIVABLES BALANCE   BALANCE
---------------------   --------- ------------- ------------------- -----------
Credit Balance.........    23,608      1.75%     $   (2,338,352.86)    (0.11)%
Zero Balance...........   475,463     35.22                   0.00      0.00
$0.01-$500.00..........   167,263     12.39          32,059,607.74      1.47
$500.01-$1,000.00......    91,524      6.78          68,320,030.42      3.14
$1,000.01-$3,000.00....   268,079     19.86         529,653,872.47     24.36
$3,000.01-$5,000.00....   211,931     15.70         833,181,636.29     38.32
$5,000.01-$10,000.00...   109,623      8.12         685,282,359.98     31.52
Over $10,000.00........     2,376      0.18          28,156,087.62      1.30
                        ---------    ------      -----------------    ------
  Total................ 1,349,867    100.00%     $2,174,315,241.66    100.00 %
                        =========    ======      =================    ======

                          COMPOSITION BY CREDIT LIMIT
                                TRUST PORTFOLIO

                                                                    PERCENTAGE
                                  PERCENTAGE OF                      OF TOTAL
                        NUMBER OF TOTAL NUMBER                      RECEIVABLES
CREDIT LIMIT RANGE      ACCOUNTS   OF ACCOUNTS  RECEIVABLES BALANCE   BALANCE
------------------      --------- ------------- ------------------- -----------
$0.01-$1,000.00........    50,587      3.75%     $   13,688,605.73      0.63%
$1,000.01-$2,000.00....    71,932      5.33          48,383,538.53      2.23
$2,000.01-$3,000.00....   107,004      7.93         109,217,851.22      5.02
$3,000.01-$4,000.00....   136,363     10.10         179,441,762.88      8.25
$4,000.01-$5,000.00....   239,347     17.73         398,642,835.14     18.33
$5,000.01-$10,000.00...   708,821     52.51       1,339,793,850.85     61.62
Over $10,000.00........    35,813      2.65          85,146,797.31      3.92
                        ---------    ------      -----------------    ------
  Total................ 1,349,867    100.00%     $2,174,315,241.66    100.00%
                        =========    ======      =================    ======

                     COMPOSITION BY PERIOD OF DELINQUENCY
                                TRUST PORTFOLIO

                                                                    PERCENTAGE
PERIOD OF DELINQUENCY             PERCENTAGE OF                      OF TOTAL
(DAYS CONTRACTUALLY     NUMBER OF TOTAL NUMBER                      RECEIVABLES
DELINQUENT)             ACCOUNTS   OF ACCOUNTS  RECEIVABLES BALANCE   BALANCE
---------------------   --------- ------------- ------------------- -----------
Current................ 1,275,987     94.53%     $1,949,023,112.04     89.64%
1-30 Days..............    42,790      3.17         122,962,270.13      5.66
31-60 Days.............    10,135      0.75          30,476,975.96      1.40
61 or More Days........    20,955      1.55          71,852,883.53      3.30
                        ---------    ------      -----------------    ------
  Total................ 1,349,867    100.00%     $2,174,315,241.66    100.00%
                        =========    ======      =================    ======

                           COMPOSITION BY ACCOUNT AGE
                                TRUST PORTFOLIO

                                   PERCENTAGE OF
                         NUMBER OF TOTAL NUMBER                      PERCENTAGE OF TOTAL
ACCOUNT AGE              ACCOUNTS   OF ACCOUNTS  RECEIVABLES BALANCE RECEIVABLES BALANCE
-----------              --------- ------------- ------------------- -------------------
0 to 6 Months...........    45,803      3.40%     $   63,392,957.57          2.92%
Over 6 to 12 Months.....   327,238     24.24         544,151,092.93         25.03
Over 12 to 24 Months....   267,556     19.82         437,364,327.14         20.11
Over 24 to 48 Months....   434,418     32.18         706,012,719.12         32.47
Over 48 Months..........   274,852     20.36         423,394,144.90         19.47
                         ---------    ------      -----------------        ------
  Total................. 1,349,867    100.00%     $2,174,315,241.66        100.00%
                         =========    ======      =================        ======

                 GEOGRAPHIC DISTRIBUTION BY RECEIVABLES BALANCE
                                TRUST PORTFOLIO

                          PERCENTAGE OF
                NUMBER OF TOTAL NUMBER                      PERCENTAGE OF TOTAL
                ACCOUNTS   OF ACCOUNTS  RECEIVABLES BALANCE RECEIVABLES BALANCE
                --------- ------------- ------------------- -------------------
Connecticut....   183,740     13.61%     $  296,649,898.89         13.64%
California.....   116,838      8.66         198,723,669.84          9.14
Texas..........    89,538      6.63         159,653,397.10          7.34
New York.......    82,290      6.10         127,462,691.32          5.86
Florida........    64,544      4.78          98,684,036.54          4.54
Illinois.......    52,145      3.86          87,740,626.93          4.04
Ohio...........    54,665      4.05          84,291,064.33          3.88
Pennsylvania...    55,184      4.09          80,535,373.89          3.70
Michigan.......    42,812      3.17          70,401,803.85          3.24
New Jersey.....    43,697      3.24          66,685,250.18          3.07
Other(1).......   564,414     41.81         903,487,428.79         41.55
                ---------    ------      -----------------        ------
  Total........ 1,349,867    100.00%     $2,174,315,241.66        100.00%
                =========    ======      =================        ======

--------
(1) States with less than 3.07% of the Percentage of Total Receivables Balance.

                            MATURITY CONSIDERATIONS

  The Agreement provides that the Class A Certificateholders and the Class B Certificateholders will not receive principal payments until the Class A Scheduled Payment Date and the Class B Scheduled Payment Date, respectively, except in the event of a Pay Out Event, which will result in the commencement of the Rapid Amortization Period. A "Pay Out Event" occurs, either automatically or after specified notice, upon (a) the failure of the Transferor to make certain payments or transfers of funds for the benefit of the Certificateholders within the time periods stated in the Agreement, (b) material breaches of certain representations, warranties or covenants of the Transferor, (c) certain insolvency events involving the Transferor, (d) the occurrence of a Servicer Default which would have a material adverse effect on the Certificateholders, (e) the failure of the Transferor to convey Receivables arising under Additional Accounts when required by the Agreement,
(f) the Trust becoming subject to regulation as an "investment company" by the Commission within the meaning of the Investment Company Act of 1940, as amended, (g) a reduction in the average of the Portfolio Yields for any three consecutive Monthly Periods to a rate which is less than the average of the Base Rates for such period, (h) the failure to pay each class of Offered Certificates in full on or prior to its applicable Scheduled Payment Date or
(i) the failure of the Interest Rate Cap Provider to make any payment under the Interest Rate Caps within five days of the date such payment was due. See "Description of the Certificates--Pay Out Events".

  Controlled Accumulation Period. On each Transfer Date beginning with the Transfer Date following the Monthly Period in which the Controlled Accumulation Period commences, an amount equal to the least of (a) the Available Investor Principal Collections with respect to the related Monthly Period, (b) the "Controlled Deposit Amount", which is equal to the sum of the Controlled Accumulation Amount for the related Monthly Period and the Accumulation Shortfall, if any, for such Monthly Period, and (c) the Class A Adjusted Investor Interest on such Transfer Date will be deposited in the Principal Funding Account until the amount on deposit in the Principal Funding Account (the "Principal Funding Account Balance") equals the Class A Investor Interest. Amounts deposited in the Principal Funding Account will be deposited in the Distribution Account for distribution to the Class A Certificateholders on the Class A Scheduled Payment Date. On the Transfer Date during the Controlled Accumulation Period immediately following the Distribution Date on which the Class A Investor Interest has been paid in full, an amount equal to the lesser of (a) the Available Investor Principal Collections for the related Monthly Period and (b) the Class B Investor Interest will be deposited into the Distribution Account for distribution to the Class B Certificateholders on the Class B Scheduled Payment Date. If, for any Monthly Period prior to the payment in full of the Class A Investor Interest and the Class B Investor Interest, the Available Investor Principal Collections for such Monthly Period exceed the applicable Controlled Deposit Amount, any such excess will be first paid to the Collateral Interest Holder to the extent that the Collateral Interest exceeds the Required Collateral Interest and then treated as Shared Principal Collections and allocated to the holders of other Series of certificates issued and outstanding or, subject to certain limitations described herein (to the extent that the Transferor Interest exceeds the Minimum Transferor Interest), paid to the holder of the Exchangeable Transferor Certificate. After the Class A Investor Interest and the Class B Investor Interest have each been paid in full, the remaining Available Investor Principal Collections, to the extent required, will be distributed to the Collateral Interest Holder on each related Transfer Date until the earliest of the date the Collateral Interest has been paid in full, the Scheduled Series 1997-1 Termination Date and the termination of the Trust.

  Amounts in the Principal Funding Account are expected to be available to pay the Class A Investor Interest in full on the Class A Scheduled Payment Date. Available Investor Principal Collections are expected to be available to pay the Class B Investor Interest in full on the Class B Scheduled Payment Date. Although it is anticipated that Available Investor Principal Collections with respect to each Monthly Period during the Controlled Accumulation Period will be available on the related Transfer

Date to make a deposit of the Controlled Deposit Amount to the Principal Funding Account and that the Class A Investor Interest will be paid to the Class A Certificateholders on the Class A Scheduled Payment Date and the Class B Investor Interest will be paid to the Class B Certificateholders on the Class B Scheduled Payment Date, respectively, no assurance can be given in this regard. If the amount required to pay the Class A Investor Interest or the Class B Investor Interest in full is not available on the Class A Scheduled Payment Date or the Class B Scheduled Payment Date, respectively, a Pay Out Event will occur and the Rapid Amortization Period will commence.

  "Controlled Accumulation Amount" means (a) for any Transfer Date with respect to the Controlled Accumulation Period, prior to the payment in full of the Class A Investor Interest, $30,357,142.86; provided, however, that if the commencement of the Controlled Accumulation Period is delayed as described below under "Description of the Certificates--Postponement of Controlled Accumulation Period," the Controlled Accumulation Amount may be higher than the amount stated above for each Transfer Date with respect to the Controlled Accumulation Period and will be determined by the Servicer in accordance with the Series 1997-1 Supplement based on the principal payment rates for the Accounts and on the investor interests of other Series (other than certain excluded Series) which are scheduled to be in their revolving periods and scheduled to create Shared Principal Collections during the Controlled Accumulation Period and (b) for any Transfer Date with respect to the Controlled Accumulation Period after the payment in full of the Class A Investor Interest, an amount equal to the Class B Investor Interest on such Transfer Date.

  "Accumulation Shortfall" means on each Transfer Date with respect to the Controlled Accumulation Period prior to the Class A Scheduled Payment Date, the excess, if any, of the applicable Controlled Deposit Amount for such Transfer Date over the amount deposited in the Principal Funding Account as Class A Monthly Principal for such Transfer Date.

  Should the Rapid Amortization Period commence, the Certificateholders will be entitled to receive monthly payments as provided herein of principal on each Distribution Date (beginning with the Distribution Date in the month following the month in which the Rapid Amortization Period commences) equal to the product of the applicable Investor Percentage and Principal Collections received during the related Monthly Period (less the amount of Reallocated Principal Collections with respect to such Monthly Period used to fund the Required Amounts), plus certain amounts treated as Principal Collections with respect to such Monthly Period (including amounts applied with respect to Investor Default Amounts and Investor Charge-Offs), plus the amount of Shared Principal Collections, if any, allocable to the Certificates with respect to such Monthly Period (collectively, the "Available Investor Principal Collections"). Allocations based upon the applicable Fixed Investor Percentage may result in deposits to the Principal Funding Account during the Controlled Accumulation Period or distributions of principal to Certificateholders during the Rapid Amortization Period greater, relative to the declining balance of the Investor Interest, than would be the case if a percentage based on such declining balance were used to determine the percentage of Collections to be deposited or distributed, as the case may be, in respect of the Investor Interest. See "Description of the Certificates--Allocation Percentages".

  A significant decline in the amount of Receivables generated during the Revolving Period could result in the occurrence of a Pay Out Event for the Certificateholders and the commencement of the Rapid Amortization Period, thus shortening the maturity of the Certificates. Conversely, a significant decline in the amount of Receivables generated during the Controlled Accumulation Period or the Rapid Amortization Period could result in an extension of the final payment of the Certificates. If the maturity of the Certificates has been shortened at a time when interest rates generally available are lower than the Certificate Rates, the yield to maturity realized by the Certificateholders upon reinvestment at the lower prevailing interest rates may be lower than if the Certificates remained outstanding until the expected maturity. Conversely, if the maturity of the Certificates is extended at a time when interest rates generally available are higher than the Certificate Rates, the yield to maturity realized by the Certificateholders may be lower than if the Certificates had matured when expected and the Certificateholders had reinvested at the higher prevailing interest rates.

  The following table sets forth the highest and lowest cardholder monthly payment rates for the Representative Portfolio during any month in the period shown and the average cardholder monthly payment rates for all months during the periods shown, in each case calculated as a percentage of the prior month's ending outstanding receivables balance during the periods shown. Payment rates shown in the table are based on amounts which would be deemed payments of Principal Receivables and Finance Charge Receivables with respect to the Accounts.

                      CARDHOLDER MONTHLY PAYMENT RATES(1)
                           REPRESENTATIVE PORTFOLIO

                                                      YEAR ENDED DECEMBER 31,
                                                      -------------------------
                                                       1996     1995     1994
                                                      -------  -------  -------
   Lowest............................................    9.30%    9.12%    9.82%
   Highest...........................................   11.21    11.19    13.02
   Average(2)........................................   10.43    10.03    11.08

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(1) Monthly payment rates represent total payments collected during a given month expressed as a percentage of the prior month's ending outstanding receivables.
(2) The average monthly payment rates shown are expressed as an arithmetic average of the payment rate during each month of the period indicated.

  The amount of Collections may vary from month to month due to seasonal variations, general economic conditions and payment habits of individual cardholders. There can be no assurance that Principal Collections with respect to the Trust Portfolio, and thus the rate at which Certificateholders could expect to receive payments of principal on the Certificates during either the Controlled Accumulation Period or the Rapid Amortization Period, will be similar to the historical experience set forth above. In addition, if a Pay Out Event occurs, the average life and maturity of the Certificates could be significantly reduced.

  Because there may be a slowdown in the payment rate below the payment rate used to determine the Controlled Accumulation Amounts, or because a Pay Out Event may occur which would initiate the Rapid Amortization Period, there can be no assurance that the Class A Investor Interest will be paid to the Class A Certificateholders on the Class A Scheduled Payment Date and the Class B Investor Interest will be paid to the Class B Certificateholders on the Class B Scheduled Payment Date. As described under "Description of the Certificates--Postponement of Controlled Accumulation Period," the Servicer may shorten the Controlled Accumulation Period and, in such event, there can be no assurance that there will be sufficient time to accumulate all amounts necessary to pay the Class A Investor Interest and the Class B Investor Interest on the Class A Scheduled Payment Date and the Class B Scheduled Payment Date, respectively.

                        RECEIVABLE YIELD CONSIDERATIONS

  The gross revenues from finance charges and fees billed to accounts in the Representative Portfolio for each of the three years ended December 31, 1996, 1995 and 1994 are set forth in the following table. The historical yield figures in the table are calculated on a billed basis, net of rebated fees and other charges. Collections of Receivables included in the Trust are on a cash basis and may not reflect the historical yield experience in the table. During periods of increasing delinquencies or periodic payment deferral programs, accrual yields may exceed cash yields as amounts collected on credit card receivables lag behind amounts accrued and billed to cardholders. Conversely, as delinquencies decrease, cash yields may exceed accrual yields as amounts collected in a current period may include amounts accrued during prior periods. The Transferor believes, however, that during the periods shown, the yields presented on an accrual basis closely approximated the yields on a cash basis. The yield on both an accrual and a cash basis will be affected by numerous factors, including the monthly periodic finance charges on the Receivables, the amount of the annual membership fees and cash advance fees, Interchange, changes in the delinquency rate on the Receivables and the percentage of cardholders who pay their balances in full each month and do not incur monthly periodic finance charges.

                              REVENUE EXPERIENCE
                           REPRESENTATIVE PORTFOLIO
                            (DOLLARS IN THOUSANDS)

                                               YEAR ENDED DECEMBER 31,
                                           ----------------------------------
                                              1996        1995        1994
                                           ----------  ----------  ----------
   Finance Charges and Fees Billed(1)..... $  328,227  $  263,583  $  182,657
   Average Receivables Outstanding(2)..... $2,108,835  $1,649,780  $1,182,028
   Yield from Finance Charges and Fees
    Billed(3)(4)..........................      15.56%      15.98%      15.45%

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(1) Finance Charges and Fees Billed include periodic finance charges, annual membership fees, late fees, returned check fees, overlimit fees, the premium of any insurance covering a cardholder's account balances, cash advance transaction fees, interchange and recoveries allocable to the related receivables. The annual membership fees, as presented, reflect full recognition upon billing.
(2) Average Receivables Outstanding is the average of the daily receivable balance during the period indicated.
(3) Yield from Finance Charges and Fees Billed is calculated as a percentage of the Average Receivables Outstanding.
(4) Finance Charges and Fees Billed in 1994 do not include interchange fees collected on certain accounts that are included in this Representative Portfolio. The Transferor does not believe that the effect on Yield from Finance Charges and Fees Billed resulting from such exclusion is material.

  As payment rates decline, the balances subject to monthly periodic finance charges tend to grow, assuming no change in the level of purchasing activity. Accordingly, under these circumstances, the yield related to periodic finance charges normally increases. As account balances increase, annual membership fees, which remain constant, represent a smaller percentage of the aggregate account balance. See "The Credit Card Business of People's Bank".

                                USE OF PROCEEDS

  The net proceeds from the sale of the Offered Certificates, approximately $457,419,625.00, before deduction of expenses, will be paid to PSFC, other than $1,394,530.73 thereof, which will be deposited in the Finance Charge Account for the payment of interest on the Certificates with respect to the first Distribution Date. PSFC intends to distribute substantially all of the remaining proceeds to the Transferor through the declaration and payment of a dividend and/or a distribution of capital to the Transferor, and the Transferor will use such proceeds for its general corporate purposes.

                                 PEOPLE'S BANK

  People's Bank was formed in 1842 and is headquartered in Bridgeport, Connecticut. People's Bank is a majority-owned subsidiary of People's Mutual Holdings, which as of December 31, 1996 owns 59.9% of the issued and outstanding common stock of People's Bank. People's Bank is chartered as a Connecticut stock savings bank, and, as a state chartered non-member bank, is regulated by the State of Connecticut Department of Banking and by the FDIC. People's Bank is the largest independent bank in Connecticut, with total assets of approximately $7.6 billion, total liabilities of approximately $7.0 billion, and total stockholders' equity of approximately $618 million as of December 31, 1996. At December 31, 1996, People's Bank's Tier 1 leverage capital ratio was 7.9%, satisfying the minimum ratio of 4.0% to 5.0% generally required by the FDIC. People's Bank is also subject to the FDIC's risk-based capital regulations, which require minimum ratios of Tier 1 capital and total capital to risk-weighted assets of 4.0% and 8.0%, respectively. People's Bank satisfied these requirements at December 31, 1996 with ratios of 10.0% and 13.9%, respectively. People's Bank's regulatory capital ratios at December 31, 1996 exceed the FDIC's numeric criteria for classification as a "well-capitalized" institution.

  People's Structured Finance Corp. ("PSFC"), which is currently the Holder of the Exchangeable Transferor Certificate, is a wholly-owned special purpose Connecticut subsidiary of People's Bank. In establishing PSFC, People's Bank has taken steps to ensure that PSFC is a bankruptcy-remote corporation, which steps include (but are not limited to) (a) the appointment of two independent directors to PSFC's board of directors, (b) the creation of PSFC as a special purpose subsidiary of People's Bank pursuant to a certificate of incorporation containing certain limitations (including restrictions on the nature of PSFC's business and restrictions on PSFC's ability to commence a voluntary case or proceeding under the United States Bankruptcy Code or similar state laws without the prior unanimous affirmative vote of all of its directors, including the prior unanimous affirmative vote of both of its independent directors), and (c) the maintenance by PSFC of separate bank accounts, corporate records and books of account. The Exchangeable Transferor Certificate, representing the Transferor Interest in the Trust, was transferred to PSFC pursuant to an Assignment and Assumption Agreement, dated as of December 15, 1995, by and between People's Bank and PSFC.

                        DESCRIPTION OF THE CERTIFICATES

  The Offered Certificates will be issued pursuant to the Agreement, including the Series 1997-1 Supplement, entered into between People's Bank, as Transferor of the Certificates and as Servicer of the Accounts and the Receivables, and Bankers Trust Company, as Trustee for the certificateholders and the holders of other undivided interests in the Trust, substantially in the form filed as exhibits to the Registration Statement of which this Prospectus is a part. Pursuant to the Agreement, the Transferor has executed five Supplements, four of which are currently outstanding in connection with the issuance of other Series of certificates and may execute further Supplements thereto between the Transferor and the Trustee in order to issue additional Series. See "--Exchanges". The Trustee will provide a copy of the Agreement (without exhibits or schedules), including each Supplement, to certificateholders without charge upon written request. The following summary describes certain terms of the Agreement (including the Series 1997-1 Supplement) and is qualified in its entirety by reference to the Agreement (including the Series 1997-1 Supplement).

GENERAL

  The Certificates will represent a fractional undivided interest in certain assets of the Trust, including the right to receive the Collections received with respect to the Receivables in the Trust allocable to the Certificates and, with respect to the Offered Certificates, the benefit of the Interest Rate Caps. The property of the Trust consists of the Receivables, all monies due or to become due thereunder, all proceeds of the Receivables, Interchange, Recoveries, all monies on deposit in the Collection Account and the Excess Funding Account, funds on deposit in accounts established pursuant to the Series 1997-1 Supplement, funds on deposit in any Series accounts established for the benefit of certificateholders other than the Certificateholders pursuant to the related Supplement, funds on deposit and securities held in the Reserve Account for the benefit of the Class A Certificateholders, the benefit of the Interest Rate Caps, the Collateral Interest and any other Enhancement issued with respect to any additional Series (the drawing on, withdrawal from or payment on such Enhancement, and the funds on deposit in any Series account with respect to any additional Series, will not be available to Certificateholders). The Trust will include the Receivables from Additional Accounts and Automatic Additional Accounts which may be added from time to time pursuant to the terms of the Agreement and will not include the Receivables from any Removed Accounts which may be removed from the Trust from time to time pursuant to the terms of the Agreement.

  Payments of interest and principal will be made on each related Distribution Date to Offered Certificateholders in whose names the Offered Certificates were registered as of (i) the business day preceding the Distribution Date with respect to book-entry Offered Certificates and (ii) the last day of the calendar month preceding such Distribution Date with respect to Definitive Certificates (each, a "Record Date"), and to the Collateral Interest Holder. Class A Monthly Interest and Class B Monthly Interest will accrue from and including the Distribution Date occurring in the preceding month (in the case of the first Distribution Date, from and including the Closing Date) to and including the day preceding the current Distribution Date. Interest payments on the Offered Certificates will be derived from Finance Charge Collections, amounts paid under the Interest Rate Caps, Principal Collections otherwise allocable to the Collateral Interest and, for the Class A Certificateholders, withdrawals from the Reserve Account, Principal Funding Investment Proceeds and Principal Collections otherwise allocable to the Class B Certificates. Allocations of Finance Charge Collections with respect to any Distribution Date will not exceed the product of the Investor Percentage with respect to Finance Charge Receivables and such Collections.

  Each of the Class A Certificates and the Class B Certificates will initially be represented by Offered Certificates registered in the name of the nominee of DTC (together with any successor depository selected by the Transferor, the "Depository") except as set forth below. The Offered Certificates will be available for purchase in minimum denominations of $1,000 and integral multiples thereof in book-entry form. The Transferor has been informed by DTC that DTC's nominee will be Cede. Accordingly, Cede is expected to be the holder of record of the Offered Certificates. No Offered Certificate Owner acquiring an interest in the Offered Certificates will be entitled to receive a certificate representing such person's interest in the Offered Certificates. Unless and until Definitive Certificates are issued under the limited circumstances described herein, all references herein to actions by Offered Certificateholders shall refer to actions taken by DTC upon instructions from its Participants (as defined below), and all references herein to distributions, notices, reports and statements to Offered Certificateholders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Offered Certificates, as the case may be, for distribution to Offered Certificate Owners in accordance with DTC procedures. See "--Book-Entry Registration" and "--Definitive Certificates".

  Application will be made to list the Class A Certificates on the Luxembourg Stock Exchange.

  In the event that Definitive Certificates are issued, a Certificate that is mutilated, destroyed, lost or stolen may be exchanged or replaced, as the case may be, at the offices of the Transfer Agent and Registrar or, in the case of the Class A Certificates, the co-transfer agent and co-registrar in Luxembourg upon presentation of the Certificate or satisfactory evidence of the destruction, loss or theft thereof the Transfer Agent and Registrar or to the co-transfer agent and co-registrar, as applicable. An indemnity satisfactory to the Transfer Agent and Registrar or the co-transfer agent and co-registrar, as the case may be, and the Trustee may be required at the expense of the Offered Certificateholder before a replacement Offered Certificate will be issued. The Certificateholder will be required to pay any tax or other governmental charge imposed in connection with such exchange or replacement and any other expenses (including the fees and expenses of the Trustee and either the Transfer Agent and Registrar or the co-transfer agent and co-registrar, as applicable) connected therewith.

DETERMINATION OF LIBOR

  The Trustee will determine LIBOR for each Interest Period (as defined below) following the Initial Interest Period. For purposes of calculating LIBOR, "London Banking Day" is any day on which commercial banks are open for business (including dealings in foreign exchange and deposits in U.S. dollars) in London.

  "LIBOR" means, for a specific Interest Period (other than the Initial Interest Period), the rate for deposits in U.S. dollars for a period equal to one month (commencing on the first day of an Interest Period) which appears on Telerate Page 3750 (as defined below) as of 11:00 a.m., London time, on the LIBOR Determination Date (as defined below) for such Interest Period. If such rate does not appear on Telerate Page 3750, the rate for such Interest Period will be determined on the basis of the rates at which deposits in U.S. dollars are offered by the Reference Banks (as defined below) at approximately 11:00 a.m., London time, on such LIBOR Determination Date to prime banks in the London interbank market for a period equal to one month (commencing on the first day of such Interest Period). The Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for such Interest Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for such Interest Period will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Trustee, at approximately 11:00 a.m., New York City time, on the first day of such Interest Period for loans in U.S. dollars to leading European banks for a period equal to one month (commencing on the first day of such Interest Period).

  "Interest Period" means, with respect to any Distribution Date, a period from and including the preceding Distribution Date to and including the day immediately preceding such Distribution Date; provided, however, that the Initial Interest Period will commence on the Closing Date.

  "LIBOR Determination Date" means with respect to any Interest Period, the second London Banking Day preceding the first day of each Interest Period.

  "Reference Banks" means four major banks in the London interbank market selected by the Trustee.

  "Telerate Page 3750" means the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

THE INTEREST RATE CAPS

  On the Closing Date, the Trustee will enter into the Interest Rate Caps with the Interest Rate Cap Provider. The Class A Interest Rate Cap and the Class B Interest Rate Cap will be for the exclusive benefit of the Class A Certificateholders and the Class B Certificateholders, respectively.

  The notional amount of the Class A Interest Rate Cap (the "Class A Notional Amount") will at all times be equal to or greater than the amount of the Expected Class A Principal. Pursuant to the Class A Interest Rate Cap, on each Transfer Date on which the Class A Certificate Rate for the related

Interest Period exceeds 10.12% (the "Class A Cap Rate"), the Interest Rate Cap Provider will make a payment to the Trustee, on behalf of the Trust, in an amount equal to the product of (i) such excess, (ii) the Class A Notional Amount as of such Transfer Date and (iii) the actual number of days in the related Monthly Period divided by 360. The Class A Interest Rate Cap will terminate on the day following the Class A Scheduled Payment Date; provided, however, that the Class A Interest Rate Cap may be terminated at an earlier date if the Trustee has obtained a substitute interest rate cap or entered into an alternative arrangement satisfactory to the Rating Agency, which in each case will not result in the reduction or withdrawal of the rating of the Offered Certificates (such substitute interest rate cap, a "Replacement Interest Rate Cap"; such alternative arrangement, a "Qualified Substitute Arrangement").

  The notional amount of the Class B Interest Rate Cap (the "Class B Notional Amount") will at all times be equal to the amount of the Expected Class B Principal. Pursuant to the Class B Interest Rate Cap, on each Transfer Date on which the Class B Certificate Rate for the related Interest Period exceeds 10.32% (the "Class B Cap Rate"), the Interest Rate Cap Provider will make a payment to the Trustee, on behalf of the Trust, in an amount equal to the product of (i) such excess, (ii) the Class B Notional Amount as of such Transfer Date and (iii) the actual number of days in the related Monthly Period divided by 360. The Class B Interest Rate Cap will terminate on the day following the Class B Scheduled Payment Date; provided, however, that the Class B Interest Rate Cap may be terminated at an earlier date if the Trustee has obtained a Replacement Interest Rate Cap or entered into a Qualified Substitute Arrangement.

  In the event that the rating of the Interest Rate Cap Provider is reduced or withdrawn, as specified in the Interest Rate Caps, the Trustee, at the direction of the Servicer, shall use its best efforts either to obtain for each such Interest Rate Cap a Replacement Interest Rate Cap, at the expense of the Interest Rate Cap Provider, or to enter into a Qualified Substitute Arrangement.

  The Trustee, on behalf of the Trust, may sell all or a portion of an Interest Rate Cap in an amount equal to the excess on such date of the Class A Notional Amount or the Class B Notional Amount, as applicable, over the Class A Adjusted Investor Interest or the Class B Investor Interest, respectively, subject to (among other things) Rating Agency confirmation of the rating of the related class of Offered Certificates. Funds from any such sale will be applied as Finance Charge Collections allocable to the related class of Offered Certificates in accordance with the allocations described below in "-- Allocation of Funds."

THE INTEREST RATE CAP PROVIDER

  The following information has been obtained from the Interest Rate Cap Provider and has not been verified by People's Bank or the Underwriters. No representation or warranty is made by People's Bank or the Underwriters with respect thereto.

  General. Lehman Brothers Financial Products Inc., ("The Cap Counterparty") is a Delaware corporation and an indirect wholly owned subsidiary of Lehman Brothers Inc. The Cap Counterparty currently has a long-term credit rating of "AAA" from S&P and Fitch, and "Aaa" from Moody's. The

Cap Counterparty will provide upon request, without charge, to each person to whom this Prospectus Supplement is delivered, a copy of (i) the ratings analysis from each of S&P, Fitch and Moody's evidencing those respective long-term credit ratings and (ii) the annual reports of the Cap Counterparty. Requests for such information should be directed to Client Services, Lehman Brothers Financial Products Inc., 3 World Financial Center, 12th Floor, New York, New York 10285, telephone (212) 526-1877.

  Capitalization of Cap Counterparty. On November 30, 1996, total assets of Lehman Brothers Financial Products Inc. were $1,690,407,867, total liabilities were $1,466,940,683 and total Stockholder's Equity was $223,467,184.

BOOK-ENTRY REGISTRATION

  Offered Certificateholders may hold their Offered Certificates through DTC (in the United States) or Cedel or Euroclear (in Europe), which in turn hold through DTC, if they are participants of such systems, or indirectly through organizations that are participants in such systems.

  Cede, as nominee for DTC, will hold the physical Offered Certificate or Offered Certificates. Cedel and Euroclear will hold omnibus positions on behalf of the Cedel Participants and the Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

  DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants" or "DTC Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (who may include the underwriters of any Series), banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (the "Indirect Participants").

  Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

  Cross-market transfers between persons holding directly or indirectly through DTC in the United States, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

  Because of time-zone differences, credits of securities in Cedel or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedel Participant or Euroclear Participant on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC. See Annex II.

  Offered Certificate Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interest in, Offered Certificates may do so only through Participants and Indirect Participants. In addition, Offered Certificate Owners will receive all distributions of principal and interest on the Offered Certificates from the Trustee through the Participants who in turn will receive them from DTC. Under a book-entry format, Offered Certificate Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede, as nominee for DTC. DTC will forward such payments to its Participants which thereafter will forward them to Indirect Participants or Offered Certificate Owners. It is anticipated that the only "Offered Certificateholder" (as such term is used in the Agreement) of Offered Certificates in book-entry form will be Cede, as nominee of DTC. Offered Certificate Owners will not be recognized by the Trustee as Offered Certificateholders, as such term is used in the Agreement, and Offered Certificate Owners will only be permitted to exercise the rights of Offered Certificateholders indirectly through the Participants who in turn will exercise the rights of Offered Certificateholders through DTC.

  Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Certificates and is required to receive and transmit distributions of principal and interest on the Offered Certificates. Participants and Indirect Participants with which Offered Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Offered Certificate Owners. Accordingly, although Offered Certificate Owners will not possess Offered Certificates, Offered Certificate Owners will receive payments and will be able to transfer their interests.

  Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of an Offered Certificate Owner to pledge Offered Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

  DTC has advised the Transferor that it will take any action permitted to be taken by an Offered Certificateholder under the Agreement only at the direction of one or more Participants to whose account with DTC the Offered Certificates are credited. Additionally, DTC has advised the Transferor that it will take such actions with respect to specified percentages of the Investor Interest only at the direction of and on behalf of Participants whose holdings include undivided interests that satisfy such specified percentages. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

  Cedel Bank, societe anonyme ("Cedel") is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Cedel in any of 36 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulations by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of any Series of certificates. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

  The Euroclear System (the "Euroclear System") was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 34 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any Series of certificates. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

  The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

  Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

  Distributions with respect to Offered Certificates held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See

Annex II. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by an Offered Certificateholder under the Agreement on behalf of a Cedel Participant or a Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

  Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Offered Certificates among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DEFINITIVE CERTIFICATES

  The Offered Certificates will be issued in fully registered, certificated form to Offered Certificate Owners or their nominees ("Definitive Certificates"), rather than to DTC or its nominee, only if (i) the Transferor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as Depository with respect to the Offered Certificates, and the Trustee or the Transferor is unable to locate a qualified successor, (ii) the Transferor, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of a Servicer Default, Offered Certificate Owners representing not less than 50% of each of the Class A Investor Interest and the Class B Investor Interest advise the Trustee and DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of the Offered Certificate Owners.

  Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all the Offered Certificate Owners through Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the definitive certificate representing the Offered Certificates and instructions for re-registration, the Trustee will issue the Offered Certificates as Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as holders of the Offered Certificates under the Agreement ("Holders").

  Distribution of principal and interest on the Offered Certificates will be made by the "Paying Agent" (as defined in the Agreement) directly to Holders of Definitive Certificates in accordance with the procedures set forth herein and in the Agreement. During the Revolving Period, interest payments, and during either the Controlled Accumulation Period or the Rapid Amortization Period, interest and principal payments in respect of the Offered Certificates, will be made to Offered Certificateholders as provided herein on each Distribution Date to the holders in whose names the Definitive Certificates were registered at the close of business on the related Record Date. Distributions will be made by check mailed to the address of such Holder as it appears on the certificate register. The final payment on any Offered Certificate (whether Definitive Certificates or the Offered Certificates registered in the name of Cede representing the Offered Certificates), however, will be made only upon presentation and surrender of such Offered Certificate at the office or agency specified in the notice of final distribution to Offered Certificateholders. The Trustee will provide such notice to registered Offered Certificateholders not later than the fifth day of the month of such final distributions.

  Definitive Certificates will be transferable and exchangeable at the offices of the "Transfer Agent and Registrar" (as defined in the Agreement), which shall initially be Bankers Trust Company. No service charge will be imposed for any registration of transfer or exchange, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith. The Transfer Agent and Registrar, as the case may be, shall not be required to register the transfer or exchange of Definitive Certificates for a period of 15 days preceding the due date for any payment with respect to such Definitive Certificates.

INTEREST PAYMENTS

  Interest will accrue on the Class A Investor Interest at the Class A Certificate Rate and on the Class B Investor Interest at the Class B Certificate Rate during each Interest Period following the Initial Interest Period and will accrue on the Class A Investor Interest at a rate of 5.745% per annum and on the Class B Investor Interest at a rate of 5.945% per annum during the Initial Interest Period. Interest will be distributed on April 15, 1997, and on each Distribution Date thereafter to Certificateholders. Interest on the Class A Certificates will be distributed in the amount of the sum of
(v) the product of (a) the Class A Certificate Rate, (b) the lesser of the Class A Adjusted Investor Interest as of the preceding Distribution Date (or, in the case of the first Distribution Date, the Class A Initial Investor Interest) after giving effect to all payments, deposits and withdrawals on such Distribution Date and the Expected Class A Principal as of the preceding Distribution Date, and (c) the actual number of days in the related Interest Period divided by 360, plus (w) the Class A Covered Amount for the related Interest Period, plus (x) an amount equal to the product of (a) the Class A Excess Principal, (b) the lesser of the Class A Certificate Rate and 10.12% per annum, and (c) the actual number of days in the related Interest Period divided by 360 (clauses (v), (w) and (x) collectively, the "Class A Monthly Interest"), plus (y) to the extent permitted by applicable law, any interest accrued on such Certificates (including interest on any overdue Class A Monthly Interest calculated at a default rate of interest) during any prior accrual period which has not been distributed to the Certificateholders, plus
(z) to the extent that there is available Excess Spread, an amount equal to the product of (a) the amount by which the Class A Certificate Rate exceeds 10.12% per annum, (b) the Class A Excess Principal, if any, and (c) the actual number of days in the related Interest Period divided by 360 (the "Class A Excess Interest").

  In the case of the Class B Certificates, interest will be distributed in the amount of the sum of (w) the product of (a) the Class B Certificate Rate, (b) the lesser of the Class B Investor Interest as of the preceding Distribution Date (or, in the case of the first Distribution Date, the Class B Initial Investor Interest) after giving effect to all payments, deposits and withdrawals on such Distribution Date and the Expected Class B Principal as of the preceding Distribution Date, and (c) the actual number of days in the related Interest Period divided by 360, plus (x) an amount equal to the product of (a) the Class B Excess Principal, (b) the lesser of the Class B Certificate Rate and 10.32% per annum, and (c) the actual number of days in the related Interest Period divided by 360 (collectively, the "Class B Monthly Interest"), plus (y) to the extent permitted by applicable law, any interest accrued on such Certificates (including interest on any overdue Class B Monthly Interest calculated at a default rate of interest) during any prior accrual period not distributed to the Certificateholders, plus (z) to the extent that there is available Excess Spread, an amount equal to the product of (a) the amount by which the Class B Certificate Rate exceeds 10.32% per annum, (b) the Class B Excess Principal, if any, and (c) the actual number of days in the related Interest Period divided by 360 (the "Class B Excess Interest").

  Any amounts in respect of distributable interest specified in clause (z) above in each of the two preceding paragraphs with respect to the Class A Certificates and the Class B Certificates that are unpaid on the Distribution Date following the Interest Period in which they accrued will not be carried over to future Distribution Dates.

  "Expected Class A Principal" means (a) on each date to and excluding the first Distribution Date occurring after the Monthly Period in which the Controlled Accumulation Period commences (the "Initial Class A Accumulation Date"), the Class A Initial Investor Interest, and (b) on each date thereafter through but not including the Class A Scheduled Payment Date, the Class A Initial Investor Interest less the product of (i) the Controlled Accumulation Amount and the number of Distribution Dates which have occurred from and including the Initial Class A Accumulation Date, and (c) on each date thereafter, zero. "Expected Class B Principal" means the amount of the Class B Investor Interest that is equal to (a) the Class B Initial Investor Interest on each date to but excluding the Class B Scheduled Payment Date, and (b) on each date thereafter, zero. "Class A Excess Principal" and "Class B Excess

Principal" (collectively, the "Excess Principal") mean on any date of determination the amount by which the Class A Adjusted Investor Interest or the Class B Investor Interest exceeds the Expected Class A Principal or the Expected Class B Principal, respectively, after giving effect to all payments, deposits and withdrawals on such date.

  Interest payments up to the Class A Monthly Cap Rate Interest and Class B Monthly Cap Rate Interest on any Distribution Date will be funded from Finance Charge Collections allocated to the Class A Certificates and the Class B Certificates, respectively, with respect to the preceding Monthly Period, and interest payments up to the Class A Covered Amount will be funded from Principal Funding Investment Proceeds and amounts withdrawn from the Reserve Account. Payments of any Class A Monthly Cap Rate Interest, Class B Monthly Cap Rate Interest and the Class A Covered Amount remaining unpaid after application of such available funds will be paid from Excess Spread and Shared Finance Charge Collections allocated to the Certificates. The Class A Monthly Interest in excess of the sum of the Class A Monthly Cap Rate Interest and the Class A Covered Amount and Class B Monthly Interest in excess of the Class B Monthly Cap Rate Interest will be funded from payments made pursuant to, respectively, the Class A Interest Rate Cap and the Class B Interest Rate Cap and, if necessary, Excess Spread and Shared Finance Charge Collections. To the extent the sum of (w) the applicable Floating Investor Percentage of Finance Charge Collections during the preceding Monthly Period, (x) with respect to the Class A Covered Amount, Principal Funding Investment Proceeds and amounts withdrawn from the Reserve Account, and (y) Shared Finance Charge Collections allocated and available to the Certificates is insufficient to pay such Class A Monthly Cap Rate Interest and Class B Monthly Cap Rate Interest and such Class A Covered Amount, then (i) Reallocated Principal Collections (to the extent available) will be used to make such payments to the Class A Certificates, and (ii) Reallocated Collateral Principal Collections (to the extent available) remaining after such payments to the Class A Certificates will be used to make such payments to the Class B Certificates.

PRINCIPAL PAYMENTS

  During the Revolving Period (which begins on the Closing Date and ends on the day before the Controlled Accumulation Period or the Rapid Amortization Period begins), unless a reduction in the Required Collateral Interest has occurred, no principal payments will be made to Certificateholders and Principal Collections allocable to the Investor Interest will, subject to certain limitations, including the allocation of any Reallocated Principal Collections to pay the Class A Required Amount and the Class B Required Amount, be treated as Shared Principal Collections. On each Transfer Date relating to the Controlled Accumulation Period, the Trustee at the direction of the Servicer will deposit in the Principal Funding Account an amount equal to the least of (a) the Available Investor Principal Collections with respect to the preceding Monthly Period, (b) the applicable Controlled Deposit Amount and (c) the Class A Adjusted Investor Interest prior to any deposits on such date. Amounts in the Principal Funding Account will be deposited in the Distribution Account for payment to the Class A Certificateholders on the Class A Scheduled Payment Date. If the Class A Investor Interest has been paid in full on the Class A Scheduled Payment Date, on the Transfer Date immediately following the Class A Scheduled Payment Date, amounts equal to the lesser of (a) the Available Investor Principal Collections with respect to the preceding Monthly Period and (b) the Class B Investor Interest will be deposited in the Distribution Account for distribution to the Class B Certificateholders. Such amounts in the Distribution Account will be paid to the Class B Certificateholders on the Class B Scheduled Payment Date. On each Transfer Date, if a reduction in the Required Collateral Interest has occurred, any Available Investor Principal Collections remaining after application to the Offered Certificates as described herein will be applied in accordance with the Loan Agreement to reduce the Collateral Interest to the Required Collateral Interest. During the Controlled Accumulation Period until the final principal payment is made to the Collateral Interest Holder, the portion of Available Investor Principal Collections not applied to Class A Monthly Principal, Class B Monthly Principal or Collateral Monthly Principal on a Transfer Date will generally be treated as Shared Principal Collections.

  "Available Investor Principal Collections" means, with respect to any Monthly Period, an amount equal to the sum of (a)(i) Principal Collections received during such Monthly Period and certain other amounts allocable to the Investor Interest, minus (ii) the amount of Reallocated Principal Collections with respect to such Monthly Period used to fund the Required Amounts, plus
(b) any Shared Principal Collections from other Series that are allocated to Series 1997-1 with respect to such Monthly Period.

  During the Controlled Accumulation Period, the Trustee at the direction of the Servicer will transfer Principal Collections (other than Reallocated Principal Collections) and Shared Principal Collections from other Series, if any, allocated to the Certificates from the Principal Account to the Principal Funding Account as described under "--Application of Collections."

  On each Distribution Date with respect to the Rapid Amortization Period, the Class A Certificateholders will be entitled to receive the sum of the Available Investor Principal Collections for the related Monthly Period plus, if the Rapid Amortization Period commences after the commencement of the Accumulation Period, the Principal Funding Account Balance, in an amount up to the Class A Investor Interest until the earliest of the date the Class A Certificates are paid in full, the Scheduled Series 1997-1 Termination Date and the termination of the Trust. After payment in full of the Class A Investor Interest, the Class B Certificateholders will be entitled to receive on each Distribution Date with respect to the Rapid Amortization Period the Available Investor Principal Collections until the earliest of the date the Class B Certificates are paid in full, the Scheduled Series 1997-1 Termination Date and the termination of the Trust. After payment in full of the Class B Investor Interest, the Collateral Interest Holder will be entitled to receive on each Transfer Date (other than the Transfer Date prior to the Scheduled Series 1997-1 Termination Date) and on the Scheduled Series 1997-1 Termination Date, the Available Investor Principal Collections until the earliest of the date the Collateral Interest is paid in full, the Scheduled Series 1997-1 Termination Date and the termination of the Trust. See "--Pay Out Events" below for a discussion of events which might lead to the commencement of the Rapid Amortization Period. See "--Application of Collections" and "-- Allocation of Funds" below for a discussion of the method by which Principal Collections and Shared Principal Collections available to the Certificates are allocated during either the Controlled Accumulation Period or the Rapid Amortization Period.

POSTPONEMENT OF CONTROLLED ACCUMULATION PERIOD

  Upon written notice to the Trustee, the Servicer may elect to postpone the commencement of the Controlled Accumulation Period, and extend the length of the Revolving Period, subject to certain conditions including those set forth below. The Servicer may make such election only if the Accumulation Period Length (determined as described below) is less than fourteen months. On each Determination Date until the Controlled Accumulation Period begins, the Servicer will determine the "Accumulation Period Length", which is the number of whole months expected to be required to fully fund the Principal Funding Account no later than the Transfer Date preceding the Class A Scheduled Payment Date, based on (a) the monthly Principal Collections expected to be distributable to certificateholders of all Series, assuming a principal payment rate no greater than the lowest monthly principal payment rate on the Receivables for the preceding twelve months and (b) the amount of principal expected to be distributable to certificateholders of all Series (excluding certain other Series) which are not expected to be in their revolving periods during the Controlled Accumulation Period. If the Accumulation Period Length is less than fourteen months, the Servicer may, at its option, postpone the commencement of the Controlled Accumulation Period such that the number of months included in the Controlled Accumulation Period will be equal to or exceed the Accumulation Period Length. The effect of the foregoing calculation is to permit the reduction of the length of the Controlled Accumulation Period based on the investor interest of certain other Series which are scheduled to be in their revolving periods during the Controlled Accumulation Period and on increases in the principal payment rate occurring after the Closing Date. The Accumulation Period Length will not be determined to be less than four months.

SUBORDINATION

  The Class B Investor Interest and the Collateral Interest will be subordinated to the extent necessary to fund certain payments with respect to the Class A Certificates. In addition, the Collateral Interest will be subordinated to the extent necessary to fund certain payments with respect to the Class B Certificates. No payment of principal will be made to the Class B Certificateholders until the Class A Investor Interest is paid in full. No payment of principal will be made to the Collateral Interest Holder on any date until all payments of principal to the Class A Certificateholders and the Class B Certificateholders to be made on such date have been paid or provided for in full; provided, however, that on each Transfer Date, if a reduction of the Required Collateral Interest has occurred, payments of principal may be made to the Collateral Interest Holder prior to or concurrently with payments of principal to Class A Certificateholders and Class B Certificateholders. In addition, payment of the Required Amounts, which includes payments to cover shortfalls in respect of (among other things) interest and Monthly Servicing Fees, will be made on each Distribution Date first to the Class A Certificateholders and then to the Class B Certificateholders. No payment of interest will be made to the Collateral Interest Holder on any date until the Class A Required Amount and the Class B Required Amount, if any, on such date have been paid in full. Certain principal payments otherwise allocable to the Collateral Interest Holder and, if the foregoing are insufficient, allocable to the Class B Certificateholders may be reallocated to the Class A Certificateholders, and certain principal payments otherwise allocable to the Collateral Interest Holder may be reallocated to the Class B Certificateholders; and, as a result of such reallocations, the Collateral Interest and, if the Collateral Interest has been reduced to zero, the Class B Investor Interest may thereby decrease. To the extent one or both of the Collateral Interest and the Class B Investor Interest are so reduced, the percentage of Finance Charge Collections allocated to the Collateral Interest Holder and, as applicable, the Class B Certificateholders in subsequent Monthly Periods will be reduced. Moreover, to the extent the amount of such decrease in the Collateral Interest Holder and/or the Class B Investor Interest is not reimbursed, the amount of principal distributable to the Collateral Interest and/or the Class B Certificateholders will be reduced. See "--Allocation of Funds", "--Reallocation of Cash Flows".

CONVEYANCE OF RECEIVABLES

  On July 9, 1993 the Transferor transferred and assigned to the Trust all of its right, title and interest in and to the Receivables in the Accounts then outstanding and all Receivables thereafter created in the Accounts and all monies due or to become due with respect thereto (including Principal Receivables, Finance Charge Receivables and all proceeds of such Receivables). On October 4, 1994, on July 14, 1995, on May 1, 1996 and on October 1, 1996, the Transferor transferred and assigned to the Trust Receivables arising from certain Additional Accounts designated pursuant to the Agreement. On each day that an Eligible Automatic Additional Account has been originated or shall be originated or designated as an Automatic Additional Account by the Transferor (and on any day such Account exists but has not been previously added to the Trust as a result of the limitations expressed in "Addition of Accounts"), the Transferor has added or will add the Receivables in each such account to the Trust and such accounts are treated as Automatic Additional Accounts in an amount not in excess of the Maximum Addition Amount.

  In connection with the transfer of the Receivables to the Trust, the Transferor indicated in its computer files the conveyance of the Receivables to the Trust. In addition, the Transferor provided the Trustee a computer file or a microfiche list containing a true and complete list showing each Account, identified by account number and indicating the total outstanding Receivable balance transferred. The Transferor has provided the Trustee an updated list of each Account, identified by account number and indicating the total outstanding Receivable balance as of December 31, 1996, which list has been and will be further updated periodically to reflect new Automatic Additional Accounts and Additional Accounts and the removal of Removed Accounts. The Transferor will not deliver to the Trustee any other records or agreements relating to the Accounts or Receivables. Except as stated above, the records and agreements relating to the Accounts and the Receivables maintained by the Transferor or the Servicer will not be segregated by the Transferor or the Servicer from other documents and agreements relating to other credit card accounts and receivables and will not be stamped or marked to reflect the transfer of the Receivables to the Trust, but the computer records of the Transferor are required to be marked to evidence such transfer. The Transferor has filed UCC financing statements with respect to the Receivables meeting the requirements of Connecticut state law. See "Risk Factors--Certain Legal Aspects" and "Certain Legal Aspects of the Receivables".

EXCHANGES

  The Agreement provides for the Trustee to issue two types of certificates:
(i) one or more Series of certificates transferable and having the characteristics described below and (ii) the Exchangeable Transferor Certificate, a certificate evidencing the Transferor Interest, currently held by PSFC and transferable only as provided in the Agreement. The Agreement also provides that, pursuant to any one or more Supplements, the Holder of the Exchangeable Transferor Certificate may tender such certificate, or the Holder of the Exchangeable Transferor Certificate may tender the Exchangeable Transferor Certificate and the Transferor may tender the certificates evidencing all or a portion of any Series of certificates, to the Trustee in exchange for one or more new Series and a reissued Exchangeable Transferor Certificate. Under the Agreement, the Transferor and the Trustee will execute a Supplement in conjunction with such an Exchange that will specify, with respect to any newly issued Series, certain terms which may include: (i) its name or designation; (ii) its initial principal amount (or method for calculating such amount); (iii) its coupon rate (or formula for the determination thereof); (iv) the closing date; (v) the rating agency or agencies, if any, rating the Series; (vi) the interest payment date or dates and the date or dates from which interest shall accrue including the interest accrual period with respect to such Series; (vii) the name of the clearing agency, if any; (viii) the method for allocating Collections to certificateholders of such Series; (ix) the names of any accounts to be used by such Series and the terms governing the operations of any such accounts;
(x) the percentage used to calculate monthly servicing fees; (xi) the Minimum Transferor Interest; (xii) the minimum amount of Aggregate Principal Receivables required to be maintained by the Transferor through the designation of Additional Accounts; (xiii) the enhancer and terms of the Enhancement with respect thereto; (xiv) the base rate applicable to such Series; (xv) the terms on which the certificates of such Series may be repurchased by the Transferor or remarketed to other investors; (xvi) the series termination date; (xvii) any deposit into any account maintained for the benefit of certificateholders of such Series; (xviii) the number of classes of such Series, and if more than one class, the rights and priorities of each such class; (xix) the extent to which the certificates of such Series will be issuable in temporary or permanent global form (and, in such case, the depositary for such global certificate or certificates, the terms and conditions, if any, upon which such global certificate may be exchanged, in whole or in part, for definitive certificates, and the manner in which any interest payable on a temporary or permanent global certificate will be paid);
(xx) whether the certificates of such Series may be issued in bearer form and any limitations imposed thereon; (xxi) whether Interchange or other fees will be included in funds available to certificateholders of such Series; (xxii) the priority of any Series with respect to any other Series; (xxiii) the rights of the Holder of the Exchangeable Transferor Certificate that have been transferred to the holders of such Series; and (xxiv) any other relevant terms (all such terms, the "Principal Terms" of such Series). None of the Transferor, the Servicer, the Holder of the Exchangeable Transferor Certificate, the Trustee or the Trust is required or intends to obtain the consent of any Certificateholder to issue any additional Series. As a condition of an Exchange, however, the Trustee must receive written confirmation that the Exchange will not result in the Rating Agency reducing or withdrawing its rating of any outstanding Series, including the Certificates. The Transferor and the Holder of the Exchangeable Transferor Certificate may offer any Series to the public under a Disclosure Document in transactions either registered under the Securities Act or exempt from registration thereunder directly, through the Underwriters or one or more other underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise. Any such Series may be issued in fully registered or book-entry form in minimum denominations determined by the Transferor. The Transferor and the Holder of the Exchangeable Transferor Certificate may offer, from time to time, additional Series.

  The Agreement provides that the Holder of the Exchangeable Transferor Certificate may perform Exchanges and the related Supplements may define Principal Terms such that each Series has a period during which amortization or accumulation of the principal amount thereof is intended to occur which may have a different length and begin on a different date than such period for any other Series. Further, one or more Series may be in their amortization periods or accumulation periods, as the case may be, while other Series are not. Thus, certain Series may not be amortizing or accumulating, as the case may be, while other Series are amortizing or accumulating. Moreover, each Series may have the benefits of the Enhancement available only to such Series. Under the Agreement, the Trustee shall hold any such form of Enhancement only on behalf of the Series to which the Enhancement relates. Likewise, with respect to each such form of Enhancement, a different form of Enhancement agreement may be delivered to the Trustee. The Agreement also provides that the related Supplements may specify different coupon rates and monthly servicing fees with respect to each Series (or a particular class within such Series) and may vary between Series the terms upon which a Series (or a particular class within such Series) may be repurchased by the Transferor or remarketed to other investors. In addition, a Series Supplement may permit (as does the Series 1997-1 Supplement) an Investor Exchange by which the certificateholders of such Series may elect to exchange their certificates for one or more newly issued Series of certificates upon the satisfaction of certain conditions specified in the Agreement and the related Supplement. Additionally, certain Series may be subordinated to other Series, or classes within a Series may have different priorities. The Series 1997-1 Supplement will not permit the subordination of such Series to any other Series issued or which may hereafter be issued by the Trust. There is no limit to the number of Exchanges that may be performed under the Agreement. The Trust will terminate only as provided in the Agreement.

  Under the Agreement and pursuant to a Supplement, an Exchange may only occur upon the satisfaction of certain conditions provided in the Agreement. Under the Agreement, the Holder of the Exchangeable Transferor Certificate may perform an Exchange by notifying the Trustee at least three days in advance of the date upon which the Exchange is to occur. Under the Agreement, the notice will state the designation of any Series to be issued on the date of the Exchange and, with respect to each such Series: (i) its initial principal amount (or method for calculating such amount) which amount may not be greater than the current principal amount of the Exchangeable Transferor Certificate plus, in the case of an Investor Exchange, the current principal amount of the investor certificates to be exchanged, (ii) its certificate rate (or method for calculating such rate) and (iii) the provider of the Enhancement, if any, which is expected to provide credit support with respect to it. On the date of the Exchange, the Agreement provides that the Trustee will authenticate any such Series only upon delivery to it of the following, among others: (i) a Supplement in form satisfactory to the Trustee signed by the Transferor and specifying the Principal Terms of such Series, (ii) an opinion of counsel to the effect that the certificates of such Series, unless otherwise stated, will be characterized as indebtedness of the Transferor under existing law for Federal, Connecticut and New York state income tax purposes, (iii) an opinion of counsel to the effect that the issuance of such Series will not materially adversely impact the Federal, Connecticut or New York state income tax characterization of any outstanding Series or result in the Trust being subject to Federal, New York or Connecticut tax at the entity level, (iv) the Enhancement, if any, and an appropriate form of Enhancement agreement or instrument with respect thereto executed by the Transferor and the issuer of the Enhancement, (v) written confirmation from the Rating Agency that the Exchange will not result in such Rating Agency reducing or withdrawing its rating on any outstanding Series, (vi) the existing Exchangeable Transferor Certificate and, if applicable, certificates of the Series to be exchanged, and (vii) a certificate of an officer of the Transferor that on the date such Exchange occurs, after giving effect to such Exchange, the Transferor Interest will be at least equal to the Minimum Transferor Interest. Upon satisfaction of such conditions, the Trustee will cancel the existing Exchangeable Transferor Certificate and the certificates of the exchanged Series, if applicable, and authenticate the new Series and a new Exchangeable Transferor Certificate.

REPRESENTATIONS AND WARRANTIES

  The Transferor has made and will make upon execution of each Supplement certain representations and warranties to the Trust to the effect that, among other things, (a) as of the Closing Date and the closing date of the issuance by the Trust of the initial Series of certificates, the Transferor was duly incorporated and in good standing and that it has the authority to consummate the transactions contemplated by the Agreement and (b) as of the Series Cut-Off Date, or, with respect to any Additional Account or Automatic Additional Account, the date on which such Additional Account or Automatic Additional Account was transferred to the Trust, each Account was an Eligible Account (as defined below). If (i) any of these representations and warranties proves to have been incorrect in any material respect when made, and continues to be incorrect for 60 days after notice to the Transferor by the Trustee or to the Transferor and the Trustee by Certificateholders holding not less than 50% of each of the Class A Investor Interest, the Class B Investor Interest and the Collateral Interest and (ii) as a result the interests of the Certificateholders are materially adversely affected, and continue to be materially adversely affected during such period, then the Trustee or Certificateholders holding not less than 50% of each of the Class A Investor Interest, the Class B Investor Interest and the Collateral Interest may give notice to the Transferor (and to the Trustee in the latter instance) declaring that a Pay Out Event has occurred, thereby commencing the Rapid Amortization Period. See "--Pay Out Events".

  The Transferor has made and will make upon the execution of each Supplement representations and warranties to the Trust relating to the Receivables to the effect, among other things, that (a) as of the closing date of the issuance by the Trust of the related Series of certificates, each of the Receivables then existing is an Eligible Receivable (as defined below) and (b) as of the date of creation of any new Receivable, such Receivable is an Eligible Receivable and the representation and warranty set forth in clause (b) in the immediately following paragraph is true and correct with respect to such Receivable. In the event (i) of a breach of any representation and warranty set forth in this paragraph, within 60 days, or such longer period as may be agreed to by the Trustee (but no longer than 120 days), of the earlier to occur of the discovery of such breach by the Transferor or Servicer or receipt by the Transferor of written notice of such breach given by the Trustee or any "Enhancement Provider" (as defined in the Agreement), or, with respect to certain breaches relating to prior liens, immediately upon the earlier to occur of such discovery or notice and (ii) that, except with respect to certain breaches relating to prior liens, as a result of such breach, the Receivables in the related Accounts are charged off as uncollectible, the Trust's rights in, to or under such Receivables or their proceeds are impaired or the proceeds of such Receivables are not available for any reason to the Trust free and clear of any lien, the Transferor shall accept reassignment of each Principal Receivable as to which such breach relates (an "Ineligible Receivable") on the terms and conditions set forth below; provided, however, that no such reassignment shall be required to be made with respect to such Ineligible Receivable if, on any day within the applicable period (or such longer period as may be agreed to by the Trustee), the representations and warranties with respect to such Ineligible Receivable shall then be true and correct in all material respects. The Transferor shall accept reassignment of each such Ineligible Receivable by (i) depositing into the Collection Account an amount equal to the Finance Charge Receivables collected with respect to such Ineligible Receivable and (ii) directing the Servicer to deduct the amount of each such Ineligible Receivable from the aggregate amount of Principal Receivables used to calculate the Transferor Interest; provided, however, that if the exclusion of an Ineligible Receivable from the calculation of the Transferor Interest would cause the Transferor Interest to be less than the Minimum Transferor Interest or would otherwise not be permitted by law, then such Ineligible Receivable shall be removed upon the

Transferor depositing in the Excess Funding Account (for allocation as a Principal Receivable) in immediately available funds an amount equal to the amount by which the Transferor Interest would be reduced below the Minimum Transferor Interest. Any such deduction or deposit shall be considered a repayment in full of the Ineligible Receivable. The obligation of the Transferor to accept reassignment of any Ineligible Receivable is the sole remedy respecting any breach of the representations and warranties set forth in this paragraph with respect to such Receivable available to Certificateholders or the Trustee on behalf of Certificateholders.

  The Transferor has made and will make upon the execution of each Supplement representations and warranties to the Trust to the effect, among other things, that as of the Closing Date and the closing date of the issuance by the Trust of the related Series of certificates (a) the Agreement, including the Supplement, constitutes a legal, valid and binding obligation of the Transferor and (b) the transfer of Receivables by it to the Trust under the Agreement constitutes either a valid transfer and assignment to the Trust of all right, title and interest of the Transferor in and to the Receivables (other than Receivables in Additional Accounts), whether then existing or thereafter created and the proceeds thereof (including amounts in any of the accounts established for the benefit of the certificateholders), Recoveries allocable to the Trust and Interchange with respect to the Trust or the grant of a first priority security interest in such Receivables (except for certain tax liens) and the proceeds thereof (including amounts in any of the accounts established for the benefit of the certificateholders), which is effective as to each such Receivable upon the creation thereof and which has been perfected. The Transferor has made, and will make (or has been or will be deemed to make), similar representations and warranties to the Trust in connection with each assignment of Receivables in Additional Accounts or Automatic Additional Accounts. In the event of a breach of any of the representations and warranties described in the first sentence of this paragraph, either the Trustee or the holders of certificates evidencing undivided interests in the Trust aggregating more than 50% of the sum of the investor interests of all Series issued and outstanding, by written notice to the Transferor (and to the Trustee and the Servicer if given by the certificateholders), may direct the Transferor to accept reassignment of the Trust Portfolio within 60 days of such notice, or within such longer period specified in such notice (but no longer than 120 days). The Transferor will be obligated to accept reassignment of such Receivables on a Distribution Date occurring within such applicable period. Such reassignment will not be required to be made, however, if at any time during such applicable period, or such longer period, the representations and warranties shall then be true and correct in all material respects. The deposit amount for such reassignment with respect to each Series of certificates required to be repurchased following such notice, including the Certificates, will generally be equal to the investor interest of each such Series on the last day of the Monthly Period preceding the Distribution Date on which the reassignment is scheduled to be made plus an amount equal to all interest accrued but unpaid on such certificates at the applicable certificate rate (less the amounts previously allocated for payment of interest and principal with respect to each such Series of certificates) through the end of the interest accrual periods of each such Series. The reassignment deposit amount shall equal the sum of the reassignment deposits with respect to each Series then issued and outstanding which is required to be repurchased following such notice. The payment of such reassignment deposit amount into the Collection Account will be considered a prepayment in full of all Receivables and will be paid in full to the certificateholders of such Series upon presentation and surrender of their certificates. In the Series 1997-1 Supplement, the Transferor represents and warrants that, as of the Closing Date, the Agreement, as supplemented by such Supplement, constitutes a legal, valid and binding obligation of the Transferor. Upon a breach of this representation, either the Trustee or the holders of Certificates evidencing aggregate undivided interests in the Trust aggregating more than 50% of each of the Class A Investor Interest, the Class B Investor Interest and the Collateral Interest by written notice to the Transferor (and to the Trustee and the Servicer if given by the Certificateholders) may direct the Transferor to purchase the Certificates (but not the certificates of any other Series) on terms and conditions substantially similar to those set forth above. If the Trustee or the certificateholders (including the Certificateholders) give a notice as provided above, the obligation of the Transferor to make any such deposit or repurchase will constitute the sole remedy respecting a breach of the representations and warranties (set forth in this paragraph) available to the Trustee or the certificateholders.

  An "Eligible Account" is defined to mean a VISA or MasterCard credit card account owned by the Transferor which, as of the Series Cut-Off Date, (a) is payable in United States dollars, (b) has not been identified on the computer files of the Transferor as relating to a cardholder who has died or commenced action relating to bankruptcy or who is the subject of an involuntary bankruptcy, insolvency or similar action, (c) has not been classified by the Transferor as counterfeit, fraudulent, stolen or lost, or as a corporate business card, (d) has not been charged off by the Transferor in its customary and usual manner for charging off such Account as of the Series Cut-Off Date,
(e) has not been (and no Receivables in such Account have been) sold or pledged to any other person, (f) is not an account on which People's Bank or an affiliate of People's Bank is the obligor and (g) as of the date of origination of such account, the obligor of which had a billing address in the United States, its territories or possessions.

  An "Eligible Receivable" is defined to mean each Receivable (a) arising under an Eligible Account, an Eligible Additional Account (in the case of Additional Accounts) or an Eligible Automatic Additional Account (in the case of Automatic Additional Accounts), as the case may be, (b) created in compliance, in all material respects, with all requirements of law applicable to the Transferor, and pursuant to a credit card agreement complying in all material respects with all requirements of law applicable to the Transferor,
(c) with respect to which all consents or authorizations of, or registrations with, any governmental authority required to be obtained or given by the Transferor in connection with the creation of such Receivable or the execution, delivery, creation and performance by the Transferor of the related credit card agreement have been duly obtained or given and are in full force and effect as of the date of the creation of such Receivable, (d) as to which, at the time of its creation and at all times thereafter, the Transferor or the Trust had good and marketable title free and clear of all liens and security interests (other than certain tax liens for taxes not then due or which the Transferor is contesting), (e) which is the legal, valid and binding payment obligation of the cardholder thereof, legally enforceable against such cardholder in accordance with its terms (with certain bankruptcy-related exceptions), (f) which constitutes an "account" or "general intangible" under and as defined in Article 9 of the UCC as then in effect in the State of New York, (g) as to which as of the time of its transfer to the Trust, the Transferor has satisfied all material obligations on its part with respect to such Receivable required to be satisfied, (h) which is not, at the time of its transfer to the Trust, subject to any right of rescission, setoff, counterclaim or defense (including the defense of usury), other than certain bankruptcy related defenses and (i) as to which the Transferor has done nothing to impair, or omitted to take any action the omission of which would impair, the rights of the Trust or the certificateholders.

  The Trustee has not made, and it is not required or anticipated that the Trustee will make, any general examination of the Receivables or any records relating to the Receivables for the purpose of establishing the presence or absence of defects, compliance with the Transferor's representations and warranties or for any other purpose. The Servicer, however, has delivered and will deliver to the Trustee on or before March 31 of each year, beginning in 1994, an opinion of counsel with respect to the validity of the security interest of the Trust in and to the Receivables and certain other components of the Trust. The Transferor has undertaken to file any such opinion of counsel delivered to the Trustee with the Commission as an exhibit to a report on Form 8-K filed under the provisions of the Exchange Act.

SALE OF ACCOUNTS

  The Transferor has the right to sell, transfer or pledge the Accounts; provided, however, that (i) the Rating Agency has advised the Transferor and the Trustee that such sale, transfer or pledge will not result in the reduction or withdrawal of the then-existing rating of the certificates, (ii) the Transferor and the Servicer determine such sale, transfer or pledge will not be materially adverse to the interests of the certificateholders, (iii) such purchaser, transferee or pledgee shall expressly assume in a supplemental agreement the applicable obligations and covenants of the Transferor and (iv) certain other conditions specified in the Agreement are satisfied.

ADDITION OF ACCOUNTS

  On each day an Eligible Automatic Additional Account is originated (and on any day such Account exists but has not been previously added to the Trust as a result of the limitations expressed in the next succeeding sentence), the Transferor will add the Receivables in each such account to the Trust and such accounts shall be treated as Automatic Additional Accounts in an amount not in excess of the Maximum Addition Amount. An "Eligible Automatic Additional Account" is, as of the relevant date of addition, an Automatic Additional Account that is (i) a VISA Account or MasterCard credit card account, satisfying the criteria set forth in the definition of Eligible Account, or
(ii) any other consumer revolving credit account (x) satisfying the criteria set forth in the definition of Eligible Account without regard to the requirement that such account be a VISA or MasterCard credit card account, (y) which would not cause the Rating Agency to indicate in writing that such addition would result in the reduction or withdrawal of its then-existing rating of any Series of certificates and (z) to which, to the extent provided in any Supplement, the provider of any Enhancement for the related Series of certificates consents, which consent shall not be unreasonably withheld. The Agreement provides that Automatic Additional Accounts will be transferred to the Trust only if the following conditions are met: the number of Automatic Additional Accounts the Receivables of which are designated to be added to the Trust since (i) the first day of the eleventh preceding Monthly Period minus the number of Automatic Additional Accounts whose inclusion has been approved by the Rating Agencies, that satisfy certain other conditions and that were added on the initial day of the addition of such type of Account since the first day of such eleventh preceding Monthly Period plus the number of Additional Accounts, if any, the Receivables of which were required to be and have been designated to be added to the Trust since the first day of such eleventh preceding Monthly Period pursuant to the next paragraph minus any Removed Accounts removed since the first day of such eleventh preceding Monthly Period shall not exceed 15% of the number of Accounts on the first day of such eleventh preceding Monthly Period, and (ii) the first day of the second preceding Monthly Period minus the number of Automatic Additional Accounts whose inclusion has been approved by the Rating Agencies, that satisfy certain other conditions and that were added on the initial day of the addition of such type of Account since the first day of such second preceding Monthly Period plus the number of Additional Accounts, if any, the Receivables of which were required to be and have been designated to be added to the Trust since the first day of such second preceding Monthly Period pursuant to the next paragraph minus any Removed Accounts removed since the first day of such second preceding Monthly Period shall not exceed 10% of the number of Accounts on the first day of such second preceding Monthly Period (the lesser of the amounts described in clauses (i) and (ii) of this sentence, the "Maximum Addition Amount"). The Transferor, at its option, may terminate or suspend the inclusion of Automatic Additional Accounts at any time.

  As described above in "The Receivables", the Transferor has the right and, in some circumstances, is obligated to designate from time to time Additional Accounts to be included as Accounts. The Transferor will be required to add Additional Accounts (i) if on any Record Date the Transferor Interest for the related Monthly Period is less than the Minimum Transferor Interest of the Aggregate Principal Receivables (or such higher amount established pursuant to a Supplement) or (ii) if, on any date of determination, the Aggregate Principal Receivables is less than the Minimum Aggregate Principal Receivables. Each such Additional Account must be an "Eligible Additional Account". An "Eligible Additional Account" is, as of the date such account is added to the Trust, either (i) a VISA or MasterCard credit card account satisfying the criteria set forth in the definition of Eligible

Account or (ii) any other consumer revolving credit account, (a) satisfying the criteria set forth in the definition of Eligible Account (without regard to the requirement that such account be a VISA or MasterCard credit card account), (b) the addition of the receivables of which would not cause the Rating Agency to indicate in writing that such addition would result in the reduction or withdrawal of its then existing rating of any Series of certificates and (c) to which, to the extent provided in any Supplement, the provider of any Enhancement for the related Series of certificates consents, which consent shall not be unreasonably withheld. The Transferor will convey to the Trust its interest in all Receivables of such Additional Accounts, whether such Receivables are then-existing or thereafter created subject to the following conditions, among others: (i) the Transferor shall have given prior written notice of such additions to the Rating Agency, (ii) the Transferor shall have received notice from the Rating Agency that the inclusion of such accounts as Additional Accounts will not result in the reduction or withdrawal of its then existing rating of any Series of certificates, (iii) no selection procedure believed by the Transferor to be materially adverse to the interests of the holders of any Series of certificates, including the Certificateholders, was used in selecting the Additional Accounts and (iv) each Account was an Eligible Additional Account.

REMOVAL OF ACCOUNTS

  Subject to the conditions set forth in the next succeeding sentence, on each Determination Date on which the Transferor Interest for the related Monthly Period exceeds 10% of Aggregate Principal Receivables on such Determination Date, the Transferor may, but shall not be obligated to, designate Receivables from Accounts for deletion and removal from the Trust without notice to the certificateholders (the "Removed Accounts"). The Transferor is permitted to designate and require reassignment of Receivables from Removed Accounts only upon satisfaction of the following conditions, among others: (i) the Transferor shall have delivered to the Trustee for execution a written reassignment and a computer file or microfiche list containing a true and complete list of all Removed Accounts, the Accounts to be identified by, among other things, account number and their aggregate amount of Principal Receivables as of the "Removal Date" (as defined in the Agreement); (ii) the Transferor shall represent and warrant that no selection procedure used by the Transferor which is materially adverse to the interests of the certificateholders was utilized in selecting the Removed Accounts; (iii) the removal of any Receivables of any Removed Accounts shall not, in the reasonable belief of the Transferor, (a) cause a Pay Out Event to occur or (b) cause the Transferor Interest as a percentage of Aggregate Principal Receivables to be less than 10% on such Removal Date; (iv) the Transferor shall have delivered prior written notice of the removal to the Rating Agency and prior to the date on which such Receivables are to be removed, the Transferor shall have received notice from the Rating Agency that such removal will not result in the reduction or withdrawal of the then-existing rating of any Series of certificates; (v) the Transferor shall have delivered to the Trustee an officer's certificate confirming the items set forth in clauses (i) through (iv) above; and (vi) the Transferor, the Trustee and the Rating Agency will have received an opinion of counsel that the proposed removal will not adversely affect the federal income tax characterization of the Trust.

COLLECTION AND OTHER SERVICING PROCEDURES

  Pursuant to the Agreement, the Servicer will be responsible for servicing and administering the Receivables in accordance with the Servicer's policies and procedures for servicing credit card receivables comparable to the Receivables. The Servicer maintains a blanket bond coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of credit card receivables covering such actions and in such amounts as the Servicer believes to be reasonable from time to time.

DISCOUNT OPTION

  The Transferor may at its option at any time designate a specified fixed or variable percentage (the "Discount Percentage") of the amount of Receivables arising in designated Accounts on and after the date such option (the "Discount Option") is exercised that otherwise would have been treated as Principal Receivables to be treated as Finance Charge Receivables. Such designation of the Discount Percentage will become effective only upon satisfaction of the requirements set forth in the Agreement, including confirmation by each Rating Agency that such designation will not result in a withdrawal or reduction of its rating of any outstanding Series of certificates. On the date of processing of any Collections, the product of the Discount Percentage and Collections of Receivables that arise in the designated Accounts on such day on or after the date such option is exercised that otherwise would be Principal Receivables will be deemed Finance Charge Collections and will be applied accordingly. The Transferor may at its option, at any time, temporarily or permanently suspend the Discount Option. Each Certificateholder by its acceptance of a beneficial interest in a Certificate shall be deemed to have consented to the exercise by the Transferor of the Discount Option at such time as the Transferor determines to exercise such option.

THE COLLECTION ACCOUNT

  The Servicer has established and will maintain, or cause to be maintained, in the name of the Trust, for the benefit of certificateholders, a "Collection Account", which is a non-interest bearing segregated trust account established with a "Qualified Institution", defined either as the corporate trust department of a Qualified Trust Institution or as a depository institution (which may include the Servicer, the Trustee or an affiliate of the Servicer), organized under the laws of the United States or any one of the states thereof, which at all times has a certificate of deposit rating of P-1 by Moody's Investors Service, Inc. ("Moody's") and of A-1+ by Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc. ("Standard & Poor's"), or a long term rating of at least Aa3 by Moody's and AAA by Standard & Poor's and deposit insurance as required by law and by the FDIC. In addition, the Supplement with respect to any Series may require the Trustee to establish and maintain a subaccount of the Collection Account for such Series (such subaccount, a "Collection Subaccount"). Funds in the Collection Account or, as provided in the related Supplement, any Collection Subaccount, may be invested to the extent provided in such Supplement, at the direction of the Servicer, in specified investments including (i) obligations of or fully guaranteed by the United States of America, (ii) demand deposits, time deposits or certificates of deposit of depository institutions or trust companies, the certificates of deposit of which have a rating from Standard & Poor's of A-1+ and either the certificates of deposit of which have a rating from Moody's of P-1 or the long-term unsecured debt obligations of which have a rating from Moody's of Aa3, and which demand deposits, time deposits and certificates of deposit are fully insured to the limits as required by law and by the FDIC, (iii) commercial paper having, at the time of the Trust's investment, a rating of P-1 and A-1+, respectively, from Moody's and Standard & Poor's, (iv) bankers acceptances issued by any depository institution or trust company described in clause (ii) above, (v) money market funds rated AAA-m or AAAm-G by Standard & Poor's or P-1 by Moody's or which have otherwise been approved in writing by the Rating Agency and (vi) certain open-end diversified investment companies which have been approved in writing by the Rating Agency ("Permitted Investments"). Any earnings (net of losses and investment expenses) on funds in the Collection Account or any Collection Subaccount will be paid monthly to the Transferor or as otherwise specified in the related Supplement. The Servicer has the revocable power to withdraw funds from the Collection Account or any Collection Subaccount for the sole purpose of carrying out the Servicer's duties under the Agreement. The Servicer will initially make daily deposits of Collections allocable to the Investor Interest into the Collection Account and will not be entitled to use any such deposited funds for its own purposes. The Paying Agent shall have the revocable power to withdraw funds from the Collection Account or any Collection Subaccount for the purpose of making distributions to the certificateholders in the manner provided in the related Supplement. The Paying Agent shall initially be the Trustee. The Series 1997-1 Supplement provides for the establishment of a Series 1997-1 Collection Subaccount and the investment of certain funds therein in Permitted Investments. In addition, the Servicer has established and will maintain or cause to be maintained with a Qualified Institution (other than the Transferor) in the name of the Trustee, on behalf of the Trust, a segregated trust account, the "Excess Funding Account" for the benefit of the certificateholders of each Series and the Holder of the Exchangeable Transferor Certificate. Amounts on deposit in such Excess Funding Account will be invested in the manner directed by the Transferor in Permitted Investments.

SERIES 1997-1 ACCOUNTS

  The Servicer will establish and maintain with a Qualified Trust Institution in the name of the Trustee for the benefit of the Certificateholders, two separate accounts in a segregated trust account maintained in the corporate trust department of such Qualified Trust Institution (which accounts need not be deposit accounts), and which will be designated the "Finance Charge Account" and the "Principal Account". The Servicer will also establish a "Distribution Account" (a non-interest bearing segregated demand deposit account established with a Qualified Trust Institution). In addition, the Trustee will establish the Principal Funding Account and the Reserve Account. See "--Principal Funding Account" and "--Reserve Account" for discussions of the Principal Funding Account and the Reserve Account, respectively.

  A "Qualified Trust Institution" is a depository institution (which may include the Trustee) having corporate trust powers, organized under the laws of the United States or any one of the states thereof, which at all times has a long term rating of at least Baa3 by Moody's and of at least BBB- by Standard & Poor's and deposit insurance as required by law and by the FDIC. Funds in the Principal Account and the Finance Charge Account will be invested, at the direction of the Servicer, in Permitted Investments. Any earnings (net of losses and investment expenses) on funds in the Finance Charge Account or the Principal Account will be paid to the Transferor. The Servicer will have the revocable power to withdraw funds from the Collection Account, the Finance Charge Account, the Principal Account and the Excess Funding Account for the purpose of carrying out the Servicer's duties under the Agreement. The Paying Agent shall have the revocable power to withdraw funds from the Distribution Account for the purpose of making distributions to the Certificateholders. The Distribution Account shall not contain any funds of the Transferor or amounts allocable to the Transferor Interest, and no amounts on deposit therein shall be made available to the Transferor.

  The Finance Charge Account, the Principal Account, the Principal Funding Account and the Distribution Account are collectively referred to as the "Series 1997-1 Accounts".

ALLOCATION PERCENTAGES

  Pursuant to the Agreement, the Servicer will allocate between the Investor Interest, the investor interest of all other Series of certificates issued and outstanding and the Transferor Interest all amounts collected on Finance Charge Receivables, all amounts collected on Principal Receivables and all Receivables in Defaulted Accounts. The Servicer will make each allocation by reference to the applicable Investor Percentage (or the applicable percentage for each other Series) and the Transferor Percentage in each case. "Collections" (as defined in the Agreement) will be applied first, as Collections in respect of Finance Charge Receivables ("Finance Charge Collections") and, second, as Collections in respect of Principal Receivables ("Principal Collections").

  The Investor Percentage will be calculated as follows:

  Finance Charge Collections and Receivables in Defaulted Accounts; Principal Collections during Revolving Period. When used with respect to Finance Charge Collections, or with respect to Receivables in Accounts written off as uncollectible ("Defaulted Accounts") at any time, or when used with respect to Principal Collections during the Revolving Period, "Investor Percentage" means for any Monthly Period, the "Floating Investor Percentage", which shall be, on any date of determination (except with respect to the first Monthly Period), the percentage equivalent of a fraction, the numerator of which is the Adjusted Investor Interest, determined as of the last day of the Monthly Period immediately preceding such date of determination, and the denominator of which is the greater of (i) the Aggregate Principal Receivables, determined as of the last day of the Monthly Period immediately preceding such date of determination, and (ii) the sum of the numerators used to calculate the applicable investor percentages for all outstanding Series on such date of determination. With respect to the first Monthly Period, allocations of Finance Charge Receivables and Defaulted Accounts described in the preceding sentence will be calculated as the product of (i) such allocation for the full calendar month of March 1997 and (ii) a fraction, the numerator of which is the actual number of days from and including the Closing Date through and including March 31, 1997, and the denominator of which is 31. Such amounts so allocated will be further allocated between the Class A Certificateholders, the Class B Certificateholders and the Collateral Interest Holder based on the Class A Floating Allocation, the Class B Floating Allocation and the Collateral Floating Allocation, respectively. The "Class A Floating Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage may never exceed 100%) of a fraction, the numerator of which is equal to the Class A Adjusted Investor Interest as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, as of the Closing Date) and the denominator of which is equal to the Adjusted Investor Interest as of the close of business on such day. The "Class B Floating Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage may never exceed 100%) of a fraction, the numerator of which is equal to the Class B Investor Interest as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, as of the Closing Date) and the denominator of which is equal to the Adjusted Investor Interest as of the close of business on such day. The "Collateral Floating Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage may never exceed 100%) of a fraction, the numerator of which is equal to the Collateral Interest as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, as of the Closing Date) and the denominator of which is equal to the Adjusted Investor Interest as of the close of business on such day.

  Principal Collections during the Controlled Accumulation Period or the Rapid Amortization Period. When used with respect to Principal Collections for any Monthly Period during the Controlled Accumulation Period or the Rapid Amortization Period, "Investor Percentage" means the "Fixed Investor Percentage", which shall be, on any date of determination, the percentage equivalent of a fraction, the numerator of which is the Investor Interest as of the close of business on the last day of the Revolving Period (or, if there has been an Investor Exchange with respect to the Certificates after the end of the Revolving Period, the Investor Interest as of the end of the Revolving Period will be reduced ratably to reflect the amount of Certificates tendered and cancelled pursuant to any Investor Exchange), and the denominator of which is the greater of (a) the Aggregate Principal Receivables determined as of the last day of the Monthly Period immediately preceding such date of determination and (b) the sum of the numerators used to calculate the applicable investor percentages for all outstanding Series on such date of determination with respect to Principal Receivables. Such amounts so allocated will be further allocated between the Class A Certificateholders, the Class B Certificateholders and the Collateral Interest Holder based on the Class A Fixed Allocation, the Class B Fixed Allocation and the Collateral Fixed Allocation, respectively. The "Class A Fixed Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage may never exceed 100%) of a fraction, the numerator of which is equal to the Class A Investor Interest as of the close of business on the last day of the Revolving Period and the denominator of which is equal to the Investor Interest as of the close of business on such day. The "Class B Fixed Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage may never exceed 100%) of a fraction, the numerator of which is equal to the Class B Investor Interest as of the close of business on the last day of the Revolving Period and the denominator of which is equal to the Investor Interest as of the close of business on such day. The "Collateral Fixed Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage may never exceed 100%) of a fraction, the numerator of which is equal to the Collateral Interest as of the close of business on the last day of the Revolving Period and the denominator of which is equal to the Investor Interest as of the close of business on such day.

  The "Transferor Percentage" will, in all cases, be equal to 100% minus the sum of the applicable Investor Percentage and the applicable investor percentages with respect to all Series of investor certificates issued and outstanding.

  "Class A Investor Interest" for any date means an amount equal to (a) the Class A Initial Investor Interest, minus (b) the aggregate amount of principal payments made to the Class A Certificateholders prior to such date, minus (c) the excess, if any, of the aggregate amount of Class A Investor Charge-Offs for all Transfer Dates prior to such date over the aggregate amount of any reimbursements of Class A Investor Charge-Offs for all Transfer Dates prior to such date; provided, however, that the Class A Investor Interest may not be reduced below zero.

  "Class B Investor Interest" for any date means an amount equal to (a) the Class B Initial Investor Interest, minus (b) the aggregate amount of principal payments made to the Class B Certificateholders prior to such date, minus (c) the aggregate amount, if any, of Class B Investor Charge-Offs for all Transfer Dates prior to such date, minus (d) the aggregate amount, if any, of Reallocated Class B Principal Collections for all prior Transfer Dates with respect to which the Collateral Interest has not been reduced, minus (e) the aggregate amount, if any, by which the Class B Investor Interest has been reduced to fund the Class A Investor Default Amount on all prior Transfer Dates, plus (f) the aggregate amount of Excess Spread and Shared Finance Charge Collections allocated and available on all prior Transfer Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c),
(d) and (e); provided, however, that the Class B Investor Interest may not be reduced below zero.

  "Collateral Interest" for any date means an amount equal to (a) the Initial Collateral Interest, minus (b) the aggregate amount of principal payments made to the Collateral Interest Holder prior to such date, minus (c) the aggregate amount, if any, of Collateral Interest Charge-Offs for all Transfer Dates prior to such date, minus (d) the aggregate amount, if any, of Reallocated Principal Collections for all prior Transfer Dates, minus (e) the aggregate amount, if any, by which the Collateral Interest has been reduced to fund the Class A Investor Default Amount and the Class B Investor Default Amount on all prior Transfer Dates, plus (f) the aggregate amount of Excess Spread and Shared Finance Charge Collections allocated and available on all prior Transfer Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c), (d) and (e); provided, however, that the Collateral Interest may not be reduced below zero.

  "Class A Adjusted Investor Interest", for any date of determination, means an amount equal to the then current Class A Investor Interest minus the Principal Funding Account Balance, if any, on such date.

  "Adjusted Investor Interest", for any date of determination, means an amount equal to the sum of the Class A Adjusted Investor Interest, the Class B Investor Interest and the Collateral Interest, in each case as of such date.

  As a result of the calculations described above, Finance Charge Collections received during any Monthly Period will generally be allocated to the Certificateholders based on the relationship of the amount of the Investor Interest to the Aggregate Principal Receivables in the Trust (which may fluctuate from month to month). As described above, during the Revolving Period the Investor Percentage applied when allocating Principal Collections is expected to vary from month to month because the Investor Interest as a percentage of the Aggregate Principal Receivables in the Trust will fluctuate from day to day. During the Controlled Accumulation Period and the Rapid Amortization Period, however, the amount of Principal Collections allocated to the Investor Interest each day will generally be equal to the Investor Percentage with respect to Aggregate Principal Receivables on the last day of the Revolving Period or as of the effective date of the most recent tender and cancellation of Certificates pursuant to an Investor Exchange, if any, after the commencement of the Controlled Accumulation Period or the Rapid Amortization Period.

EXCESS FUNDING ACCOUNT

  At any time during which no Series is in an accumulation period or amortization period (including any early amortization period), or for a Series in an accumulation period or an amortization period, during which the principal funding account, if any, is fully funded or amounts have otherwise been deposited in an account established for the benefit of such Series sufficient to pay the principal amount of such Series in full, and the Transferor Interest does not exceed the Minimum Transferor Interest, funds (to the extent available therefor as described herein) otherwise payable to the Holder of the Exchangeable Transferor Certificate will be deposited in the Excess Funding Account on any business day in an amount equal to the difference on such business day between the Transferor Interest and the Minimum Transferor Interest; provided, however, that to the extent the Transferor Interest has been reduced below the Minimum Transferor Interest as a result of Receivables in Defaulted Accounts (which are not Ineligible Receivables) allocated to the Transferor Interest, no funds will be deposited in the Excess Funding Account in respect of such reduction attributable to such Receivables in Defaulted Accounts, as determined below. Funds on deposit in the Excess Funding Account will be withdrawn and either (i) paid to the Holder of the Exchangeable Transferor Certificate to the extent that on any day the Transferor Interest exceeds the Minimum Transferor Interest as a result of the addition of new Receivables to the Trust or (ii) allocated to one or more Series when they are in accumulation or amortization periods (including any early amortization period). Such deposits in and withdrawals from the Excess Funding Account may be made on a daily basis. With respect to any date, to the extent that the Minimum Transferor Interest exceeds the Transferor Interest due to the allocation of Principal Receivables in any Defaulted Accounts to the Transferor Interest on such date, the Transferor will not be required to make a deposit to the Excess Funding Account with respect to the portion of such excess equal to the lesser of (i) the product of the Principal Receivables in such Defaulted Accounts and the Transferor Percentage on such date and (ii) the product of (a) the amount by which the Minimum Transferor Interest exceeds the Transferor Interest and (b) a percentage, the numerator of which is the Transferor Percentage of the Principal Receivables in such Defaulted Accounts on such day and the denominator of which is the Aggregate Principal Receivables at the end of the preceding date of processing minus the Aggregate Principal Receivables on the current date prior to the deposit of any amount in the Excess Funding Account.

  Any funds on deposit in the Excess Funding Account at the beginning of the Rapid Amortization Period for the Series will be paid to the Certificateholders as a payment in respect of principal, and during the Controlled Accumulation Period will be deposited in the Principal Funding Account to the extent that the Available Investor Principal Collections allocable to the Investor Interest are insufficient to deposit in to the Principal Funding Account the applicable Controlled Deposit Amount.

  Funds on deposit in the Excess Funding Account will be invested by the Trustee at the direction of the Transferor in Permitted Investments. On each Distribution Date, all net investment income earned on amounts in the Excess Funding Account since the preceding Distribution Date will be withdrawn from the Excess Funding Account and applied as Collections in respect of Finance Charge Receivables as described herein.

APPLICATION OF COLLECTIONS

  The Servicer will deposit into the Collection Account, no later than the second business day following the date of processing, any payment collected by the Servicer on the Receivables. Notwithstanding the foregoing, for as long as
(a) (i) the Servicer provides to the Trustee a letter of credit or other arrangement covering risk of collection of the Servicer acceptable to the Rating Agency and (ii) the Transferor and the Trustee shall have received a notice from the Rating Agency that such letter of credit or other arrangement would not result in the lowering or withdrawal of such Rating Agency's then-existing rating of any Series of certificates or (b) People's Bank remains the Servicer under the Agreement, if People's Bank or any of its affiliates in which the Collection Account is maintained has and maintains a certificate of deposit rating of P-1 by Moody's and of A-1 by Standard & Poor's and deposit insurance as required by law and the FDIC, then the Servicer need not deposit collections on the day indicated in the preceding sentence but may use for its own benefit all such collections until the related Transfer Date at which time the Servicer will make such deposits in an amount equal to the net amount of such deposits and payments which would have been made had the conditions of this proviso not applied.

  Throughout the existence of the Trust, on each business day the Servicer shall allocate and pay to the Holder of the Exchangeable Transferor Certificate, an amount equal to the Transferor Percentage of the aggregate amount of Principal Collections and Finance Charge Collections in respect of such business day.

  On each business day, the Servicer will withdraw the following amounts from the Collection Account for application as indicated:

    (a) an amount equal to the applicable Floating Investor Percentage of the aggregate amount of such deposits in respect of Finance Charge Collections will be deposited into the Finance Charge Account;

    (b) during the Revolving Period, an amount equal to the applicable Floating Investor Percentage of the aggregate amount of such deposits in respect of Principal Collections, up to an amount by which the Collateral Interest exceeds the Required Collateral Interest as of such day (such excess, the "Collateral Interest Surplus"), will be deposited in the Principal Account. On any business day when the amount on deposit in the Principal Account exceeds the applicable Collateral Interest Surplus, such excess will be treated as Shared Principal Collections and applied as such;

    (c) during the Controlled Accumulation Period, an amount equal to the sum of (i) the applicable Fixed Investor Percentage of the aggregate amount of such deposits in respect of Principal Collections, together with certain amounts treated as Principal Collections, including amounts applied with respect to Investor Default Amounts and Investor Charge-Offs (collectively, the "Principal Allocation"), (ii) any amount of Shared Principal Collections and (iii) amounts withdrawn from the Excess Funding Account allocated to the Certificates will be deposited in the Principal Account, up to, during any Monthly Period, an amount equal to the sum of the applicable Controlled Deposit Amount and the applicable Collateral Interest Surplus. On any business day when the amount on deposit in the Principal Account exceeds the sum of the applicable Controlled Deposit Amount for the Certificates and the applicable Collateral Interest Surplus, such excess will be treated as Shared Principal Collections and applied as such; and

    (d) during the Rapid Amortization Period, if any, an amount equal to the applicable Fixed Investor Percentage of the aggregate amount of such deposits in respect of Principal Collections, any amount of Shared Principal Collections and any amounts withdrawn from the Excess Funding Account allocated to the Certificates, up to the amount of the Investor Interest, will be deposited into the Principal Account.

  During any Monthly Period, Shared Principal Collections will be allocated to each outstanding Series pro rata based on the amount of the shortfall in deposits in respect of Principal Collections to cover amounts payable to the certificateholders of any Series and, as applicable, to holders of other related undivided interests in the Trust out of Collections in respect of Principal Receivables. The Servicer will pay any remaining Shared Principal Collections on such business day to the Holder of the Exchangeable Transferor Certificate (so long as the Transferor Interest exceeds the Minimum Transferor Interest).

  Any Shared Principal Collections and other amounts not paid to the Transferor because the Transferor Interest on any date, after giving effect to the inclusion in the Trust of all Receivables on or prior to such date and the application of all prior payments to the Transferor, does not exceed the Minimum Transferor Interest, together with any adjustment payments (as described in the third paragraph of "--Defaulted Receivables; Adjustments and Fraudulent Charges" below), will be deposited into and held in the Excess Funding Account, and on the commencement of the Amortization Period with respect to any Series, such amounts will be deposited in the Principal Account of such Series to the extent specified in the related Supplement until the holders of certificates of such Series have been paid in full. "Amortization Period", with respect to any Series, refers to the period following the related revolving period, which will be the early amortization period, the rapid amortization period, the controlled accumulation period, the controlled amortization period, or such other amortization or accumulation period, in each case as defined, as applicable, with respect to such Series in the related Series Supplement. Any proceeds from any repurchase of the certificates occurring in connection with a Service Transfer and the proceeds of any sale, disposition or liquidation of Receivables following the occurrence of a Pay Out Event caused by the appointment of a receiver or conservator for the Transferor or in connection with the termination of the Trust will be deposited into the Collection Account immediately upon receipt and will be allocated as Principal Collections or Finance Charge Collections, as applicable.

ALLOCATION OF FUNDS

  Payment of Fees, Interest and Other Items. On each Transfer Date (except as noted below), the Servicer or the Trustee, acting pursuant to the Servicer's instructions, will withdraw all amounts on deposit in the Finance Charge Account in respect of allocations of Finance Charge Receivables during the immediately preceding Monthly Period and make the following payments and deposits in the following order:

    (i) An amount equal to the Class A Available Funds with respect to such Transfer Date will be distributed in the following priority:

        (a) the sum of (x) the product of (i) the lesser of the Class A Certificate Rate and the Class A Cap Rate (or 5.745% for the Initial Interest Period), (ii) the Class A Adjusted Investor Interest determined as of the preceding Distribution Date or, for the Initial Interest Period, the Closing Date (after giving effect to all payments, deposits and withdrawals made on such Distribution Date or Closing Date) and (iii) the actual number of days in the related Interest Period or the Initial Interest Period divided by 360 (the "Class A Monthly Cap Rate Interest") and (y) the Class A Covered Amount for the related Interest Period plus any overdue Class A Monthly Cap Rate Interest and Class A Covered Amount in respect of which a distribution to Class A Certificateholders has not been made, will be deposited in the Distribution Account for distribution to Class A Certificateholders on the next succeeding Distribution Date;

        (b) an amount equal to the Class A Monthly Servicing Fee for the preceding Monthly Period and any accrued and unpaid Class A Monthly Servicing Fees will be paid to the Servicer;

        (c) an amount equal to the Class A Investor Default Amount for the preceding Monthly Period will be treated as Principal Collections and will be applied on such Transfer Date in accordance with "-- Payments of Principal" below;

        (d) an amount equal to the unreimbursed Class A Investor Charge-Offs will be treated as Principal Collections and will be applied on such Transfer Date in accordance with "--Payments of Principal" below; and

        (e) the balance, if any, will constitute a portion of Excess Spread and will be allocated and distributed as described below.

  The excess of the Class A Monthly Interest over the sum of the Class A Monthly Cap Rate Interest and the Class A Covered Amount will be funded from and to the extent of payments made pursuant to the Class A Interest Rate Cap and from Excess Spread.

    (ii) An amount equal to the Class B Available Funds with respect to such Transfer Date will be distributed in the following priority:

      (a) an amount equal to the product of (i) the lesser of the Class B Certificate Rate and the Class B Cap Rate (or 5.945% for the Initial Interest Period) (ii) the Class B Investor Interest determined as of the preceding Distribution Date or, for the Initial Interest Period, the Closing Date (after giving effect to all payments, deposits and withdrawals made on such Distribution Date or Closing Date) and (iii) the actual number of days in the related Interest Period or the Initial Interest Period divided by 360 ("Class B Monthly Cap Rate Interest"), plus any overdue Class B Monthly Cap Rate Interest in respect of which a distribution to Class B Certificateholders has not been made, will be deposited in the Distribution Account for distribution to Class B Certificateholders on the next succeeding Distribution Date;

      (b) an amount equal to the Class B Monthly Servicing Fee for the preceding Monthly Period and any accrued and unpaid Class B Monthly Servicing Fees will be paid to the Servicer;

      (c) an amount equal to the Class B Investor Default Amount for the preceding Monthly Period will be treated as Principal Collections and will be applied on such Transfer Date in accordance with "--Payments of Principal" below;

      (d) an amount equal to the unreimbursed Class B Investor Charge-Offs will be treated as Principal Collections and (other than those amounts treated as Reallocated Principal Collections) will be applied on such Transfer Date in accordance with "--Payments of Principal" below; and

      (e) the balance, if any, will constitute a portion of Excess Spread and will be allocated and distributed as described below.

  The excess of the Class B Monthly Interest over the Class B Monthly Cap Rate Interest will be funded from and to the extent of payments made pursuant to the Class B Interest Rate Cap and from and to the extent of Excess Spread.

    (iii) An amount equal to the Collateral Available Funds with respect to such Transfer Date will be distributed in the following priority:

      (a) an amount equal to the Collateral Interest Monthly Servicing Fee for the preceding Monthly Period and any accrued and unpaid Collateral Interest Servicing Fees will be paid to the Servicer; and

      (b) the balance, if any, will constitute a portion of Excess Spread and will be allocated and distributed as described below.

  "Class A Available Funds" means, with respect to any Monthly Period, an amount equal to the sum of (a) the Class A Floating Allocation of Finance Charge Collections allocated to the Investor

Interest and deposited in the Finance Charge Account with respect to such Monthly Period, (b) Principal Funding Investment Proceeds, if any, with respect to the related Transfer Date and (c) amounts, if any, to be withdrawn from the Reserve Account which are required to be included in Class A Available Funds pursuant to the Series 1997-1 Supplement with respect to such Transfer Date. "Class B Available Funds" means, with respect to any Monthly Period, an amount equal to the Class B Floating Allocation of Finance Charge Collections allocated to the Investor Interest and deposited in the Finance Charge Account with respect to such Monthly Period. "Collateral Available Funds" means, with respect to any Monthly Period, an amount equal to the Collateral Floating Allocation of Finance Charge Collections allocated to the Investor Interest with respect to such Monthly Period.

  "Excess Spread" on each Transfer Date will equal the sum of (a) the excess of the Class A Available Funds over the Class A Payment Amount, (b) the excess of the Class B Available Funds over the Class B Payment Amount and (c) the excess of the Collateral Available Funds over the Collateral Interest Monthly Servicing Fee payable on such Transfer Date.

  Excess Spread. On each Transfer Date, the Servicer or the Trustee, acting pursuant to the Servicer's instructions, will apply Excess Spread with respect to the preceding Monthly Period and make the following payments and deposits in the following priority:

    (a) an amount equal to the Class A Required Amount will be used to pay such Class A Required Amount and will be applied and distributed in accordance with the priorities described in clauses (i)(a) through (i)(d) above under "--Payment of Interest, Fees and Other Items";

    (b) an amount equal to the Class B Required Amount will be used to pay such Class B Required Amount and will be applied and distributed in accordance with the priorities described in clauses (ii)(a) through (ii)(d) above under "--Payment of Interest, Fees and Other Items";

    (c) an amount equal to the amount of any accrued and unpaid interest on any overdue Class A Monthly Interest, calculated on the basis of (x) a default rate of interest equal to the Class A Certificate Rate plus 0.5% and (y) the actual number of days such Class A Monthly Interest is or was at any time overdue, divided by 360, will be deposited in the Distribution Account for distribution to Class A Certificateholders on the next succeeding Distribution Date;

    (d) an amount equal to the amount of any accrued and unpaid interest on any overdue Class B Monthly Interest, calculated on the basis of (x) a default rate of interest equal to the Class B Certificate Rate plus 0.5% and (y) the actual number of days such Class B Monthly Interest is or was at any time overdue, divided by 360, will be deposited in the Distribution Account for distribution to Class B Certificateholders on the next succeeding Distribution Date;

    (e) an amount equal to any unreimbursed reductions in the Class B Investor Interest in connection with the payment of the Class A Required Amount will be applied to reinstate the Class B Investor Interest and will be treated as Principal Collections and applied on such Transfer Date in accordance with "--Payments of Principal" below;

    (f) an amount equal to the product of (i) an amount equal to LIBOR plus 1.0% per annum, or such lesser amount as may be designated in the Loan Agreement (the "Collateral Rate"), (ii) the Collateral Interest as of the preceding Distribution Date or, for the Initial Interest Period, the Closing Date (after giving effect to all payments, deposits and withdrawals made on such date), and (iii) the actual number of days in the related Interest Period or the Initial Interest Period divided by 360 (the "Collateral Monthly Interest"), plus any overdue Collateral Monthly Interest in respect of which a distribution to the Collateral Interest Holder has not been made, will be distributed to the Collateral Interest Holder in accordance with the Loan Agreement;

    (g) an amount equal to the amount by which the Class A Monthly Interest for the preceding Interest Period exceeds the Class A Monthly Cap Rate Interest (other than Class A Excess Interest), to the extent such amount is not paid by the Interest Rate Cap Provider pursuant to the

  Class A Interest Rate Cap, and any such accrued and unpaid amounts for prior Interest Periods, will be deposited in the Distribution Account for distribution to Class A Certificateholders on the next succeeding Distribution Date;

    (h) an amount equal to the amount by which the Class B Monthly Interest for the preceding Interest Period exceeds the Class B Monthly Cap Rate Interest (other than Class B Excess Interest), to the extent such amount is not paid by the Interest Rate Cap Provider pursuant to the Class B Interest Rate Cap, and any such accrued and unpaid amounts for prior Interest Periods, will be deposited in the Distribution Account for distribution to Class B Certificateholders on the next succeeding Distribution Date;

    (i) an amount equal to the aggregate Collateral Default Amount for the preceding Monthly Period will be treated as Principal Collections and will be applied on such Transfer Date in accordance with "--Payments of Principal" below;

    (j) an amount equal to any unreimbursed reductions in the Collateral Interest for reasons other than payment of principal to the Collateral Interest Holder will be applied to reinstate the Collateral Interest and will be treated as Principal Collections and applied on such Transfer Date in accordance with "--Payments of Principal" below;

    (k) on each Transfer Date from and after the Reserve Account Funding Date, but prior to the date on which the Reserve Account terminates as described under "--Reserve Account," an amount up to the excess, if any, of the Required Reserve Account Amount over the Available Reserve Account Amount will be deposited into the Reserve Account;

    (l) any other amounts due and payable under the Loan Agreement will be applied and distributed in accordance with and to the extent specified in the Loan Agreement;

    (m) an amount equal to the amount of any Class A Excess Interest accruing during the related Interest Period;

    (n) an amount equal to the amount of any Class B Excess Interest accruing during the related Interest Period;

    (o) the balance, if any, will constitute Shared Finance Charge Collections, to be applied and distributed as described below in "--Shared Finance Charge Collections";

    (p) any amounts remaining after application as Shared Finance Charge Collections will be applied to the payment of other accrued and unpaid expenses of the Trust, if any; and

    (q) any amounts remaining after application as Shared Finance Charge Collections and to expenses of the Trust, if any, will be paid to the Holder of the Exchangeable Transferor Certificate.

  Shared Finance Charge Collections. Shared Finance Charge Collections will be applied to cover any shortfalls with respect to amounts payable from Finance Charge Collections allocable to any other Series then outstanding. Any such Shared Finance Charge Collections remaining after covering shortfalls with respect to all outstanding Series will be distributed to the Holder of the Exchangeable Transferor Certificate. Any amounts designated as Shared Finance Charge Collections pursuant to Supplements for any other Series and allocable to the Certificates will be applied first, to the extent of any shortfalls in the amount available from the Finance Charge Account, to make the payments and deposits described in clauses (i)(a) through (i)(d) above under "--Payments of Fees, Interest and Other Items", second, to make the payments and deposits described in clauses (ii)(a) through (ii)(d) above under "--Payments of Fees, Interest and Other Items", third, to make the payment described in clause
(iii)(a) above under "--Payments of Fees, Interest and Other Items", fourth, to reimburse any reductions in the Class B Investor Interest arising in connection with the payment of the Class A Required Amount, fifth, to pay the Collateral Monthly Interest and sixth, to make the payments described above in clauses (g), (h), (i), (j), (k) and (l) of "--Excess Spread" and thereafter paid to the Holder of the Exchangeable Transferor Certificate. If the amount on deposit in the Finance Charge Account with respect to the allocations of Finance Charge Receivables during the preceding Monthly

Period and any amounts designated as Shared Finance Charge Collections pursuant to the Supplements for any other Series and allocable to the Certificates are insufficient to make any of the payments or deposits specified in clauses (i)(a) through (i)(d) and (ii)(a) through (ii)(d) above under "--Payments of Fees, Interest and Other Items", the Trustee, acting pursuant to the Servicer's instructions, will apply Principal Collections allocated to the Collateral Interest as Reallocated Collateral Principal Collections on the Transfer Date, first to cover any remaining Class A Required Amount and second to cover any Class B Required Amount, and if the Reallocated Collateral Principal Collections on such Transfer Date are less than the remaining Class A Required Amount, to apply Principal Collections allocated to the Class B Certificates as Reallocated Class B Principal Collections on the Transfer Date to cover any remaining Class A Required Amount. See "--Reallocation of Cash Flows".

  Payments of Principal. On each Transfer Date, the Servicer or the Trustee, acting pursuant to the Servicer's instructions, will distribute Available Investor Principal Collections on deposit in the Principal Account in the following priority:

    (i) On each Transfer Date with respect to the Revolving Period:

      (a) an amount equal to the Collateral Monthly Principal will be paid to the Collateral Interest Holder in accordance with the Loan
    Agreement; and

      (b) the balance, if any, will constitute Shared Principal Collections and will be allocated and distributed as described below under "-- Shared Principal Collections";

    (ii) On each Transfer Date with respect to the Controlled Accumulation Period (beginning on the first Transfer Date following the Monthly Period in which the Controlled Accumulation Period commences):

      (a) prior to the Class A Scheduled Payment Date, an amount equal to the Class A Monthly Principal will be deposited in the Principal Funding Account, and on the Transfer Date immediately preceding the Class A Scheduled Payment Date the aggregate amount on deposit in the Principal Funding Account will be deposited in the Distribution Account for distribution to the Class A Certificateholders on the Class A Scheduled Payment Date;

      (b) for each Transfer Date after the Class A Investor Interest has been paid in full, an amount equal to the Class B Monthly Principal for such Transfer Date will be distributed to the Class B
    Certificateholders;

      (c) on each Transfer Date with respect to the Controlled Accumulation Period in which a reduction in the Required Collateral Interest has occurred, an amount equal to the Collateral Monthly Principal will be paid to the Collateral Interest Holder in accordance with the Loan Agreement; and

      (d) the balance, if any, will constitute Shared Principal Collections and will be allocated and distributed as described below under "-- Shared Principal Collections";

    (iii) On each Transfer Date with respect to the Rapid Amortization Period (beginning on the first Transfer Date following the Monthly Period in which the Rapid Amortization Period commences):

      (a) an amount equal to the Class A Monthly Principal will be deposited in the Distribution Account for distribution to the Class A Certificateholders on the next succeeding Distribution Date;

      (b) after the Class A Investor Interest has been paid in full, an amount equal to the Class B Monthly Principal will be deposited in the Distribution Account for distribution to the Class B Certificateholders on the next succeeding Distribution Date;

      (c) after the Class B Investor Interest has been paid in full, an amount equal to the Collateral Monthly Principal will be paid to the Collateral Interest Holder in accordance with the Loan Agreement; and

      (d) the balance, if any, will constitute Shared Principal Collections and will be allocated and distributed as described below under "-- Shared Principal Collections".

  "Class A Monthly Principal" with respect to any Transfer Date relating to the Controlled Accumulation Period or the Rapid Amortization Period, prior to the payment in full of the Class A Investor Interest, will equal the least of
(i) Available Investor Principal Collections on deposit in the Principal Account with respect to such Transfer Date, (ii) for each Transfer Date with respect to the Controlled Accumulation Period, prior to the Class A Scheduled Payment Date, the applicable Controlled Deposit Amount for such Transfer Date and (iii) the Class A Adjusted Investor Interest prior to any deposits on such Transfer Date.

  "Class B Monthly Principal" with respect to the Transfer Date relating to the Controlled Accumulation Period immediately following the Class A Scheduled Payment Date, or with respect to any Transfer Date relating to the Rapid Amortization Period, beginning with the Transfer Date on which the Class A Investor Interest has been paid in full (after taking into account payments to be made on the related Distribution Date), will equal the lesser of (i) Available Investor Principal Collections on deposit in the Principal Account (minus the portion of such Available Investor Principal Collections applied to Class A Monthly Principal on such Transfer Date) and (ii) the Class B Investor Interest for such Transfer Date.

  "Collateral Monthly Principal" means (a) with respect to any Transfer Date relating to the Revolving Period following any reduction of the Required Collateral Interest effected as described in clause (3) of the proviso in the definition of "Required Collateral Interest", an amount equal to the lesser of
(i) the excess, if any, of the Collateral Interest (after giving effect to reductions for any Collateral Interest Charge-Offs and Reallocated Principal Collections on such Transfer Date and after giving effect to any further adjustments thereto for the benefit of the Class A Certificateholders and the Class B Certificateholders on such Transfer Date) over the Required Collateral Interest on such Transfer Date, and (ii) the Available Investor Principal Collections on such Transfer Date or (b) with respect to any Transfer Date relating to the Controlled Accumulation Period prior to repayment in full of the Class A Investor Interest an amount equal to the lesser of (i) the excess, if any, of the Collateral Interest (after giving effect to reductions for any Collateral Interest Charge-Offs and Reallocated Principal Collections on such Transfer Date and after giving effect to any further adjustments thereto for the benefit of the Class A Certificateholders and the Class B Certificateholders on such Transfer Date) over the Required Collateral Interest on such Transfer Date, and (ii) the Available Investor Principal Collections remaining after allocations to the Offered Certificates on such Transfer Date or (c) with respect to any Transfer Date relating to the Controlled Accumulation Period or the Rapid Amortization Period, beginning with the Transfer Date on which the Class B Investor Interest has been paid in full (after taking into account payments to be made on the related Distribution Date), an amount equal the least of (i) Available Investor Principal Collections on deposit in the Principal Account (minus the portion of such Available Investor Principal Collections applied to Class A Monthly Principal and Class B Monthly Principal on such Transfer Date) and (ii) the Collateral Interest for such Transfer Date.

  Shared Principal Collections. Principal Collections for any Monthly Period allocated to the Investor Interest will first be used to cover, with respect to any Monthly Period during the Controlled Accumulation Period, deposits of the Controlled Deposit Amount to the Principal Funding Account with respect to the Class A Certificates or of the Class B Investor Interest to the Distribution Account with respect to the Class B Certificates, and during the Rapid Amortization Period, the deposit of the Class A Investor Interest and the Class B Investor Interest to the Distribution Account, and then under certain circumstances payments to the Collateral Interest Holder, in each case as described above. The Servicer will determine the amount of Principal Collections for any Monthly Period allocated to the Investor Interest remaining after covering required payments to the Certificateholders and any similar amount remaining for any other Series. The Servicer will allocate Shared Principal Collections derived from Principal Collections allocated to the Investor Interest to cover any scheduled or permitted principal distributions to certificateholders of other Series and to holders of other undivided interests in the Trust, and deposits to principal funding accounts, if any, for any other Series entitled thereto which have not been covered out of the Principal Collections allocable to such Series and out of certain other amounts for such Series ("Principal Shortfalls"). If Principal Shortfalls exceed Shared Principal Collections for any Monthly Period, Shared Principal Collections will be allocated pro rata among the applicable Series based on the relative amounts of Principal Shortfalls. To the extent that Shared Principal Collections exceed Principal Shortfalls, the balance will be paid to the holder of the Exchangeable Transferor Certificate or, under certain circumstances, deposited into the Excess Funding Account. Any amounts designated as Shared Principal Collections pursuant to Supplements for any other Series and allocable to the Certificates will be applied as described in "--Payments of Principal" above.

REALLOCATION OF CASH FLOWS

  On each Distribution Date during the Revolving Period, the Controlled Accumulation Period and the Rapid Amortization Period, if any, the Servicer will determine the Class A Required Amount and the Class B Required Amount. If either or both of the Required Amounts are greater than zero after application of available Finance Charge Collections, Excess Spread, and Shared Finance Charge Collections, then Principal Collections allocable to the Collateral Interest will be reallocated and applied first to fund the remaining Class A Required Amount, if any, and second to fund to the remaining Class B Required Amount, if any, and to the extent that Reallocated Collateral Principal Collections are less than such remaining Class A Required Amount, Principal Collections allocable to the Class B Certificates will then be reallocated and applied to fund the remaining Class A Required Amount. The Collateral Interest will be reduced by the amount of Reallocated Collateral Principal Collections and Reallocated Class B Principal Collections applied to fund the Required Amounts. The Class B Investor Interest will be reduced by the amount of Reallocated Class B Principal Collections in excess of the Collateral Interest (after giving effect to reductions for any Collateral Interest Charge-Offs and any Reallocated Collateral Principal Collections as of the related Distribution Date) applied to fund the Class A Required Amount.

  "Class A Required Amount" for any date means the amount, if any, by which the Class A Available Funds with respect to the related Monthly Period are insufficient to pay the Class A Payment Amount for the related date.

  "Class A Payment Amount" for any date means the aggregate of (i) the Class A Monthly Cap Rate Interest with respect to the related Distribution Date and any Class A Monthly Cap Rate Interest accrued during any prior period and not distributed to the Class A Certificateholders, (ii) the Class A Covered Amount and any Class A Covered Amount accrued during any prior period and not distributed to the Class A Certificateholders, (iii) the Class A Monthly Servicing Fee with respect to the related Distribution Date and any accrued and unpaid Class A Monthly Servicing Fees from prior Monthly Periods, (iv) the Class A Investor Default Amount for the related Monthly Period, and (v) unreimbursed Class A Investor Charge-Offs.

  "Class B Required Amount" for any date means the amount, if any, by which the Class B Available Funds for any Monthly Period are insufficient to pay the Class B Payment Amount.

  "Class B Payment Amount" for any date means the aggregate of (i) the Class B Monthly Cap Rate Interest with respect to the related Distribution Date and any Class B Monthly Cap Rate Interest accrued during any prior period and not distributed to the Class B Certificateholders, (ii) the Class B Monthly Servicing Fee with respect to the related Distribution Date and any accrued and unpaid Class B Monthly Servicing Fees from prior Monthly Periods, (iii) the Class B Investor Default Amount for the related Monthly Period, and (iv) unreimbursed Class B Investor Charge-Offs.

  "Required Amounts" for any date means the Class A Required Amount and the Class B Required Amount, collectively.

  Principal Collections allocable to the Collateral Interest and the Class B Certificates for the purpose of determining Collections available to be applied as Reallocated Principal Collections will be determined (i) for any Monthly Period during the Revolving Period by multiplying the Collateral Floating Allocation or the Class B Floating Allocation, as the case may be, by the applicable Floating Investor Percentage of Principal Collections for such Monthly Period, and (ii) for any Monthly Period during the Controlled Accumulation Period or the Rapid Amortization Period, if any, by multiplying the Collateral Fixed Allocation or the Class B Fixed Allocation, as the case may be, by the applicable Fixed Investor Percentage of Principal Collections for such Monthly Period, and in each case adding certain other amounts treated as Principal Collections (including amounts applied with respect to Investor Default Amounts and Investor Charge-Offs).

  Any reductions of the Class B Investor Interest or of the Collateral Interest, if reduced to an amount less than the Required Collateral Interest, due to payment of the Class A Required Amount or, with respect to the Collateral Interest, payment of the Class B Required Amount, will thereafter be reimbursed and the Class B Investor Interest and the Collateral Interest, as the case may be, increased on each Distribution Date by the amount, if any, of Excess Spread and any Shared Finance Charge Collections from other Series available for that purpose (in the case of the Collateral Interest, up to the Required Collateral Interest).

  "Reallocated Class B Principal Collections" for any Monthly Period means Principal Collections allocable to the Class B Investor Interest for the related Monthly Period in an amount not to exceed the amount applied to fund the Class A Required Amount, if any; provided, however, that such amount will not exceed the Class B Investor Interest after giving effect to any Class B Investor Charge-Offs for the related Transfer Date.

  "Reallocated Collateral Principal Collections" for any Monthly Period means Principal Collections allocable to the Collateral Interest for the related Monthly Period in an amount not to exceed the amount applied to fund the Class A Required Amount and the Class B Required Amount, if any; provided, however, that such amount will not exceed the Collateral Interest after giving effect to any Collateral Investor Charge-Offs for the related Transfer Date.

  "Reallocated Principal Collections" for any date means Reallocated Class B Principal Collections and Reallocated Collateral Principal Collections, for such date, collectively.

DEFAULTED RECEIVABLES; ADJUSTMENTS AND FRAUDULENT CHARGES

  On the eighth business day of each month but not later than the tenth calendar day (and if such day is not a business day, the preceding business day) (such date, a "Determination Date"), the Servicer will calculate the Class A Investor Default Amount, the Class B Investor Default Amount and the Collateral Default Amount for the preceding Monthly Period. The terms "Class A Investor Default Amount", "Class B Investor Default Amount" and "Collateral Default Amount" mean, respectively, for any Monthly Period, the product of (a) the Class A Floating Allocation, the Class B Floating Allocation or the Collateral Floating Allocation, as the case may be, determined as of the end of the Monthly Period, (b) the Floating Investor Percentage for Receivables in Defaulted Accounts and (c) the amount of Defaulted Receivables for such Monthly Period (the sum of the Class A Investor Default Amount, the Class B Investor Default Amount and the Collateral Default Amount being sometimes referred to as the "Investor Default Amount"). The term "Defaulted Receivables" means, for any Monthly Period, Receivables which in such Monthly Period were written off as uncollectible in accordance with the Servicer's policies and procedures for servicing credit card receivables comparable to the Receivables.

  On each Determination Date, if the Class A Investor Default Amount exceeds the amount of Excess Spread, Shared Finance Charge Collections and Reallocated Principal Collections which are allocated and available to fund such amount with respect to the Monthly Period immediately preceding such Determination Date, the Collateral Interest (after giving effect to reductions for any Collateral Interest Charge-Offs and any Reallocated Principal Collections as of the related Distribution Date) will be reduced by the amount of such excess (but not by more than the Class A Investor Default Amount for such Monthly Period). In the event that such reduction would cause the Collateral Interest to be a negative number, the Collateral Interest will be reduced to zero, and the Class B Investor Interest (after giving effect to reductions for any Class B Investor Charge-Offs and any Reallocated Class B Principal Collections in excess of the Collateral Interest as of such Distribution Date) will be reduced by the amount by which the Collateral Interest would have been reduced below zero. In the event that such reduction would cause the Class B Investor Interest to be a negative number, the Class B Investor Interest will be reduced to zero, and the Class A Investor Interest will be reduced by the amount by which the Class B Investor Interest would have been reduced below zero (a "Class A Investor Charge-Off"), which will have the effect of slowing or reducing the return of principal and interest to the Class A Certificateholders. If the Class A Investor Interest has been reduced by the amount of any Class A Investor Charge-Offs, it will be reimbursed on any Transfer Date (but not by an amount in excess of the aggregate Class A Investor Charge-Offs) by the amount of collections of Finance Charge Receivables, Excess Spread and Shared Finance Charge Collections allocated and available for such purpose as described under "--Allocation of Funds."

  On each Determination Date, if the Class B Investor Default Amount exceeds the amount of Excess Spread, Shared Finance Charge Collections and Reallocated Collateral Principal Collections which are allocated and available to fund such amount with respect to the Monthly Period preceding such Determination Date, the Collateral Interest (after giving effect to reductions for any Collateral Interest Charge-Offs and any Reallocated Principal Collections as of the related Distribution Date and after giving effect to any adjustments with respect thereto as described in the preceding paragraph) will be reduced by the amount of such excess (but not by more than the Class B Investor Default Amount for such Monthly Period). In the event that such reduction would cause the Collateral Interest to be a negative number, the Collateral Interest will be reduced to zero and the Class B Investor Interest will be reduced by the amount by which the Collateral Interest would have been reduced below zero (a "Class B Investor Charge-Off"). The Class B Investor Interest will also be reduced by the amount of Reallocated Class B Principal Collections in excess of the Collateral Interest (after giving effect to reductions for any Collateral Interest Charge-Offs and any Reallocated Collateral Principal Collections as of the related Distribution Date) and the amount of any portion of the Class B Investor Interest allocated to the Class A Certificates to avoid a reduction in the Class A Investor Interest. The Class B Investor Interest will thereafter be reimbursed (but not in excess of the unpaid principal balance of the Class B Certificates) on any Transfer Date by the amount of Excess Spread and Shared Finance Charge Collections allocated and available for that purpose as described under "--Allocation of Funds".

  On each Determination Date, if the Collateral Default Amount exceeds the amount of Excess Spread and Shared Finance Charge Collections which are allocated and available to fund such amount with respect to the Monthly Period preceding such Determination Date, the Collateral Interest will be reduced by the amount of such excess but not more than the lesser of the Collateral Default Amount and the Collateral Interest for such Transfer Date (a "Collateral Interest Charge-Off"). The Collateral Interest will also be reduced by the amount of Reallocated Collateral Principal Collections and the amount of any portion of the Collateral Interest allocated to the Class A Certificates to avoid a reduction in the Class A Investor Interest or to the Class B Certificates to avoid a reduction in the Class B Investor Interest. The Collateral Interest will thereafter be reimbursed on any Transfer Date by the amount of Excess Spread allocated and available for that purpose as described under "--Allocation of

Funds". An "Investor Charge-Off" means a Class A Investor Charge-Off, a Class B Investor Charge-Off or a Collateral Interest Charge-Off, as the context requires.

  The Servicer shall be obligated to reduce on a net basis at the end of each Monthly Period the aggregate amount of Principal Receivables (i) created in respect of merchandise refused or returned by the obligor thereunder or as to which the obligor thereunder has asserted a counterclaim or defense, (ii) reduced by the Servicer by any charge-back or other principal adjustment,
(iii) created as a result of a fraudulent or counterfeit charge, (iv) resulting from adjustments relating to returned or dishonored checks, or (v) resulting from Servicer error. The Interest will be reduced by the amount of any such adjustment; provided, however, that if the Transferor Interest would be reduced below the Minimum Transferor Interest by virtue of any such adjustment, the holder of the Exchangeable Transferor Certificate will be required to make an adjustment payment to be deposited to the Excess Funding Account in an amount equal to the amount by which the Transferor Interest would have been reduced below the Minimum Transferor Interest.

REQUIRED COLLATERAL INTEREST

  The "Required Collateral Interest" with respect to any Transfer Date means
(i) initially, the Initial Collateral Interest and (ii) thereafter on each Transfer Date an amount equal to 8.25% of the sum of the Class A Adjusted Investor Interest, the Class B Investor Interest and the Collateral Interest on such Transfer Date, after taking into account all deposits into the Principal Funding Account on such Transfer Date and all payments to be made on the related Distribution Date after all adjustments made on such Transfer Date, but not less than $15,000,000; provided, however, that (1) if certain reductions in the Collateral Interest are made or if a Pay Out Event occurs, the Required Collateral Interest for such Transfer Date shall equal the Required Collateral Interest for the Transfer Date immediately preceding the occurrence of such reduction or Pay Out Event, (2) in no event shall the Required Collateral Interest exceed the unpaid principal amount of the Offered Certificates as of the last day of the Monthly Period preceding such Transfer Date, less cash held in the Principal Funding Account as of such Transfer Date, after taking into account deposits and payments to be made on the related Distribution Date and (3) the Required Collateral Interest may be reduced to a lesser amount at any time upon written confirmation from the Rating Agency that such reduction will not result in the Rating Agency reducing or withdrawing its rating on the Class A Certificates or the Class B Certificates.

PRINCIPAL FUNDING ACCOUNT

  Pursuant to the Series 1997-1 Supplement, the Trustee will establish and maintain with a Qualified Institution a segregated trust account held for the benefit of the Class A Certificateholders (the "Principal Funding Account"). During the Controlled Accumulation Period, the Trustee at the direction of the Servicer will transfer Principal Collections (other than Reallocated Principal Collections) and Shared Principal Collections from other Series, if any, allocated to the Certificates from the Principal Account to the Principal Funding Account as described under "--Application of Collections."

  Funds on deposit in the Principal Funding Account will be invested to the following Transfer Date by the Trustee at the direction of the Servicer in Permitted Investments. Investment earnings (net of investment losses and expenses) on funds on deposit in the Principal Funding Account (the "Principal Funding Investment Proceeds") will be used to pay interest on the Class A Certificates up to an amount (the "Class A Covered Amount") equal to, for each Transfer Date, the product of (a) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, (b) the Class A Certificate Rate in effect with respect to the related Interest Period and (c) the Principal Funding Account Balance as of the preceding Distribution Date after giving effect to all payments, deposits and withdrawals on such Distribution Date. If, for any Transfer Date, the Principal Funding Investment Proceeds are less than the Class A Covered Amount, the amount of such deficiency (the "Class A Principal Funding Investment Shortfall") will be withdrawn, to the extent available, from the Reserve Account and deposited in the Finance Charge Account and included as Class A Available Funds for such Transfer Date.

RESERVE ACCOUNT

  Pursuant to the Series 1997-1 Supplement, the Trustee will establish and maintain with a Qualified Institution a segregated trust account held for the benefit of the Class A Certificateholders (the "Reserve Account"). The Reserve Account is established to assist with the subsequent distribution of interest on the Class A Certificates during the Controlled Accumulation Period. On each Transfer Date from and after the Reserve Account Funding Date, but prior to the termination of the Reserve Account, the Trustee, acting pursuant to the Servicer's instructions, will apply Excess Spread allocated to the Offered Certificates (to the extent described below under "--Allocation of Funds-- Excess Spread") to increase the amount on deposit in the Reserve Account (to the extent such amount is less than the Required Reserve Account Amount). The "Reserve Account Funding Date" will be the Transfer Date with respect to the Monthly Period which commences no later than three months prior to the commencement of the Controlled Accumulation Period, or such earlier date as the Servicer may determine. The "Required Reserve Account Amount" for any Transfer Date on or after the Reserve Account Funding Date will be equal to
(a) .50% of the Class A Investor Interest or (b) any other amount designated by the Transferor; provided that if such designation is of a lesser amount, the Transferor shall have provided the Servicer, the Collateral Interest Holder and the Trustee with written confirmation from the Rating Agency that such designation will not result in a reduction or withdrawal of the Rating Agency's rating on the Class A Certificates or the Class B Certificates and the Transferor shall have delivered to the Trustee a certificate of an authorized officer to the effect that, based on the facts known to such officer at such time, in the reasonable belief of the Transferor, such designation will not cause a Pay Out Event to occur and will not cause an event that, after the giving of notice or the lapse of time, would cause a Pay Out Event to occur with respect to Series 1997-1. On each Transfer Date, after giving effect to any deposit to be made to, and any withdrawal to be made from, the Reserve Account on such Transfer Date, the Trustee will withdraw from the Reserve Account an amount equal to the excess, if any, of the amount on deposit in the Reserve Account over the Required Reserve Account Amount and distribute such excess to the Collateral Interest Holder for application in accordance with the terms of the Loan Agreement.

  Provided that the Reserve Account has not terminated as described below, all amounts on deposit in the Reserve Account on any Transfer Date (after giving effect to any deposits to, or withdrawals from, the Reserve Account to be made on such Transfer Date) will be invested to the following Transfer Date by the Trustee at the direction of the Servicer in Permitted Investments. The interest and other investment income (net of investment expenses and losses) earned on such investments will be retained in the Reserve Account (to the extent the amount on deposit is less than the Required Reserve Account Amount) or deposited in the Finance Charge Account and treated as Class A Available Funds.

  On or before each Transfer Date with respect to the Controlled Accumulation Period and on the first Transfer Date with respect to the Rapid Amortization Period, a withdrawal will be made from the Reserve Account, and the amount of such withdrawal will be deposited in the Finance Charge Account and treated as Class A Available Funds for such Transfer Date in an amount equal to the lesser of (a) the Available Reserve Account Amount with respect to such Transfer Date and (b) the Class A Principal Funding Investment Shortfall with respect to such Transfer Date; provided that the amount of such withdrawal will be reduced to the extent that interest and other investment income on Reserve Account funds are deposited in the Finance Charge Account and treated as Finance Charge Collections as described in the last sentence of the immediately preceding paragraph. On each Transfer Date, the amount available to be withdrawn from the Reserve Account (the "Available Reserve Account Amount") will be equal to the lesser of the amount on deposit in the Reserve Account

(before giving effect to any deposit to be made to the Reserve Account on such Transfer Date) and the Required Reserve Account Amount for such Transfer Date.

  The Reserve Account will be terminated upon the earlier to occur of (a) the termination of the Trust pursuant to the Agreement and (b) if the Controlled Accumulation Period has not commenced, the first Transfer Date with respect to the Rapid Amortization Period or, if the Controlled Accumulation Period has commenced, the earlier to occur of (i) the first Transfer Date with respect to the Rapid Amortization Period and (ii) the Transfer Date immediately preceding the Class A Scheduled Payment Date. Upon the termination of the Reserve Account, all amounts on deposit therein (after giving effect to any withdrawal from the Reserve Account on such date as described above) will be distributed to the Collateral Interest Holder for application in accordance with the terms of the Loan Agreement.

FINAL PAYMENT OF PRINCIPAL; TERMINATION OF TRUST

  The Investor Interest will be subject to optional purchase by the Transferor on any Distribution Date on or after which the Investor Interest is reduced to an amount less than or equal to 5% of the Initial Investor Interest if certain conditions set forth in the Agreement are met. The Investor Interest will be subject to mandatory purchase by the Transferor on the Distribution Date immediately preceding the Scheduled Series 1997-1 Termination Date if the Investor Interest is reduced to an amount less than or equal to 5% of the Initial Investor Interest, if certain conditions set forth in the Agreement are met. The mandatory purchase requirement is in addition to any other provisions and remedies provided by the Agreement and will not serve to relieve any party of obligations it may otherwise have or waive any remedy that is otherwise provided. The purchase price will be equal to the Investor Interest, plus accrued and unpaid interest (other than Class A Excess Interest or Class B Excess Interest, as the case may be) on the Certificates at the applicable Offered Certificate Rate or Collateral Rate, as applicable, and any other amounts owing under the Loan Agreement through the date preceding the date on which the purchase occurs, less the amounts, if any, previously accumulated for the payment of principal and interest. The net proceeds of such purchase and any Collections on the Receivables will be distributed pro rata to certificateholders and holders of other undivided interests in the Trust, including the Certificateholders, on the Distribution Date following the Monthly Period in which such purchase occurs as final payment of the Certificates. Subject to prior termination as provided above, the Agreement provides that the final distribution of principal and interest on the Offered Certificates will be made no later than the October 2004 Distribution Date (the "Scheduled Series 1997-1 Termination Date").

  Unless the Servicer and the Holder of the Exchangeable Transferor Certificate instruct the Trustee otherwise, the Trust will terminate on the earlier of: (a) the day after the Distribution Date with respect to any Series following the day on which funds shall have been deposited in the Collection Account or the applicable Series account sufficient to pay in full (i) the aggregate investor interest of all Series outstanding plus accrued interest thereon (other than Class A Excess Interest or Class B Excess Interest, as the case may be) at the applicable certificate rates through the applicable interest accrual period prior to the Distribution Date with respect to each such Series and (ii) all amounts owed to each Enhancement Provider and (b) if a trust extension has occurred, the extended trust termination date, which shall be no later than the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the father of the late President of the United States, living on the date of the Agreement. Upon the termination of the Trust and the surrender of the Exchangeable Transferor Certificate, the Trustee shall convey to the Holder of the Exchangeable Transferor Certificate all right, title and interest of the Trust in and to the Receivables and other funds of the Trust (other than funds on deposit in the Collection Account and other similar bank accounts of the Trust with respect to other Series).

  In the event that the Investor Interest is greater than zero on the Scheduled Series 1997-1 Termination Date, the Trustee will sell or cause to be sold interests in the Receivables or certain

Receivables as specified in the Agreement, in an amount up to 110% of the Investor Interest of the Certificates at the close of business on such date (but not more than the total amount of Receivables allocable to the Certificates). The net proceeds of such sale and any Collections on the Receivables will be distributed on the Scheduled Series 1997-1 Termination Date, as the final payment of the Certificates, first, pro rata to the Class A Certificateholders in an amount sufficient to pay the Class A Investor Interest in full, second, pro rata to the Class B Certificateholders in an amount sufficient to pay to Class B Investor Interest in full, and the balance to the Collateral Interest Holder.

PAY OUT EVENTS

  The Revolving Period will continue through the end of the November 2000 Monthly Period and the Controlled Accumulation Period will begin at such time, unless such date is postponed as described under "--Postponement of Controlled Accumulation Period" or a Pay Out Event occurs prior to such date. The Rapid Amortization Period will commence when a Pay Out Event occurs or is deemed to occur. A Pay Out Event with respect to the Certificates refers to any of the following events:

    (i) failure on the part of the Transferor or the Holder of the Exchangeable Transferor Certificate (a) to make any payment or deposit on the date required under the Agreement (or within the applicable grace period which will not exceed five business days), unless such failure is due to certain force majeure events, or (b) duly to observe or perform in any material respect any covenants or agreements of the Transferor, which in the case of subclause (b) hereof has a material adverse effect on the Certificateholders (which determination shall be made without regard to whether amounts are available under the Interest Rate Caps), continues unremedied for a period of 60 days after written notice and continues to affect materially and adversely the interests of the Certificateholders for such period;

    (ii) any representation or warranty made by the Transferor in the Agreement, including the Series 1997-1 Supplement, or any information required to be given by the Transferor to the Trustee to identify the Accounts proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result of which the interests of the Certificateholders are materially and adversely affected (which determination shall be made without regard to whether amounts are available under the Interest Rate Caps); provided, however, that a Pay Out Event described in this clause (ii) shall not be deemed to occur if the Transferor has accepted the transfer of the related Receivable or all such Receivables, if applicable, during such period (or such longer period as the Trustee may specify) in accordance with the provisions thereof;

    (iii) certain events of insolvency, conservatorship or receivership relating to the Transferor;

    (iv) with respect to any Determination Date, the average of the Portfolio Yields for the three consecutive Monthly Periods preceding such Determination Date is a rate which is less than the average of the Base Rates for such Monthly Periods;

    (v) the Trust becomes subject to regulation as an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

    (vi) after any applicable grace period, a failure by the Transferor to convey Receivables in Additional Accounts to the Trust when required by the Agreement;

    (vii) any Servicer Default occurs which would have a material adverse effect on the certificateholders (which determination shall be made without regard to whether amounts are available under the Interest Rate Caps);

    (viii) failure to have paid the Class A Investor Interest in full on the Class A Scheduled Payment Date or to have paid the Class B Investor Interest in full on the Class B Scheduled Payment Date; or

    (ix) failure of the Interest Rate Cap Provider to make any payment under the Class A Interest Rate Cap or the Class B Interest Rate Cap within five days of the date such payment was due.

  In the case of any event described in clause (i), (ii) or (vii), a Pay Out Event will be deemed to have occurred with respect to the Certificates only if, after any applicable grace period described in such clauses, either the Trustee or Certificateholders evidencing undivided interests aggregating more than 50% of each of the Class A Investor Interest, the Class B Investor Interest and the Collateral Interest, by written notice to the Transferor and the Servicer (and to the Trustee, if given by the Certificateholders) declare that, as of the date of such notice, a Pay Out Event has occurred. In the case of either event described in clause (iii) or (v), a Pay Out Event with respect to all Series, and in the case of any event described in clause (iv), (vi),
(viii), or (ix), a Pay Out Event with respect to only the Certificates, will be deemed to have occurred, without any notice or other action on the part of the Trustee, the Certificateholders or all certificateholders, as appropriate, immediately upon the occurrence of such event. The Rapid Amortization Period will commence on the date a Pay Out Event occurs or is deemed to have occurred. Monthly distributions of principal to the Certificateholders will begin (if they have not already) on the first Distribution Date in the Monthly Period following the Monthly Period in which such Pay Out Event occurs. Thus, Certificateholders may begin receiving distributions of principal earlier than they otherwise would have, which may shorten the final maturity of the Certificates.

  In addition to the consequences of a Pay Out Event discussed above, if pursuant to certain provisions of federal or state law, the Transferor voluntarily enters liquidation or a receiver is appointed for the Transferor (an "Insolvency Event"), on the day of such event the Transferor will immediately cease to transfer Principal Receivables to the Trust and promptly give notice to the Trustee of such event. Under the terms of the Agreement, within 15 days, the Trustee will publish a notice of the occurrence of the Insolvency Event stating that the Trustee intends to sell, dispose of, or otherwise liquidate the Receivables in a commercially reasonable manner, unless otherwise instructed within a specified period by the certificateholders and other holders of undivided interests in the Trust representing undivided interests aggregating more than 50% of the investor interest of each Series (or, with respect to any Series with two or more classes, 50% of each class) to the effect that such certificateholders and interest holders disapprove of the liquidation of Receivables and wish to continue having Principal Receivables transferred to the Trust as before such Insolvency Event, and if not so instructed the Trustee will sell, dispose of, or otherwise liquidate the portion of the Receivables allocable to each Series that did not vote to disapprove of the liquidation of the Receivables in accordance with the Agreement in a commercially reasonable manner and on commercially reasonable terms. The proceeds from the sale, disposition or liquidation of the Receivables will be treated as Collections of the Receivables and applied as provided above in "--Application of Collections".

  If the only Pay Out Event to occur is either the insolvency of a Transferor or the appointment of a conservator or receiver for a Transferor, the conservator or receiver may have the power to prevent the early sale, liquidation or disposition of the Receivables and the commencement of the Rapid Amortization Period. In addition, a conservator or receiver may have the power to cause the early sale of the Receivables and the early retirement of the Certificates.

COLLECTION AND OTHER SERVICING PROCEDURES

  Pursuant to the Agreement, the Servicer is responsible for servicing, collecting, enforcing and administering the Receivables in accordance with the policies and procedures for servicing credit card receivables and exercising a degree of skill and care consistent with those of a reasonable and prudent servicer of credit card receivables, but in any event at least comparable with the policies and procedures and the degree of skill and care applied or exercised with respect to its own credit card receivables. The Servicer maintains blanket bond coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of credit card receivables covering such actions and in such amounts as the Servicer believes to be reasonable from time to time.

  Servicing activities performed by the Servicer include collecting and recording payments, communicating with cardholders, investigating payment delinquencies, evaluations in relation to increasing credit limits and in issuing credit cards, providing billing records to cardholders and maintaining internal records with respect to each Account. Managerial and custodial services performed by the Servicer on behalf of the Trust include providing assistance in any inspections of the documents and records relating to the Accounts and Receivables by the Trustee pursuant to the Agreement, maintaining the agreements, documents and files relating to the Accounts and Receivables as custodian for the Trust and providing related data processing and reporting services for Certificateholders and on behalf of the Trustee.

SERVICER COVENANTS

  In the Agreement, the Servicer covenants with the certificateholders (including the Certificateholders) and the Trustee, as to each Receivable and related Account, that: (a) it will duly fulfill all obligations on its part to be fulfilled under or in connection with the Receivables and the related Accounts, and will maintain in effect all qualifications required in order to service the Receivables and the related Accounts, the failure to comply with which would have a material adverse effect on the certificateholders (including the Certificateholders); (b) it will not permit any rescission or cancellation of the Receivables, except in accordance with the credit and collection policies of the Transferor or as ordered by a court of competent jurisdiction or other governmental authority; (c) it will do nothing to impair the rights of the certificateholders (including the Certificateholders) in the Receivables or the related Accounts; and (d) it will not reschedule, revise or defer payments due on the Receivables except in accordance with the credit and collection policies of the Transferor for servicing receivables.

  Under the terms of the Agreement, all Receivables in an Account will be assigned and transferred or reassigned and transferred to the Servicer and such account shall no longer be included as an Account if the Servicer discovers, or receives written notice from the Trustee, that any covenant of the Servicer set forth above has not been complied with and such noncompliance has not been cured within 60 days thereafter and has a material adverse effect on the certificateholders' interest in such Receivable. If the Transferor is the Servicer, such reassignment and retransfer shall be made on or before the end of the Monthly Period in which such reassignment obligation arises, by the Servicer deducting the portion of any such Receivable which is a Principal Receivable from the aggregate amount of Principal Receivables used to calculate the Transferor Interest. In addition, if the Transferor Interest would be reduced below the Minimum Transferor Interest, People's Bank as Servicer will deposit into the Collection Account an amount equal to the amount by which the Transferor Interest will be reduced below the Minimum Transferor Interest (such reassignment and retransfer to the Servicer to be effected only upon such deposit by the Servicer in the Excess Funding Account). If the Transferor is not the Servicer, such assignment and transfer will be made when the Servicer deposits an amount equal to the amount of such Receivable in the Collection Account no later than the Transfer Date following the Monthly Period during which such obligation arises. The amount of such deposit shall be allocated as Collections pursuant to the Agreement. In either case, this retransfer and reassignment or transfer and assignment to the Servicer constitutes the sole remedy available to the certificateholders if such covenant or warranty of the Servicer is not satisfied. In either case, the Trust's interest in any such assigned Receivables shall be automatically assigned to the Servicer.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

  The Servicer's compensation for its servicing activities and reimbursement for its expenses is a monthly servicing fee (the "Servicing Fee"). The Servicing Fee will be allocated among the Transferor

Interest (the "Transferor Servicing Fee"), the Certificateholders, certificateholders of all of the other Series and other holders of undivided interests in the Trust. The portion of the Servicing Fee allocable to each Series of certificates, including the Certificates, on any Distribution Date will generally be equal to one-twelfth of the product of (a) the applicable servicing fee percentage with respect to such Series and (b) the investor interest of such Series with respect to the last day of the related Monthly Period. The portion of the Servicing Fee allocable to each of the Class A Certificateholders, the Class B Certificateholders and the Collateral Interest Holder on each Distribution Date (respectively, the "Class A Monthly Servicing Fee", the "Class B Monthly Servicing Fee" and the "Collateral Interest Monthly Servicing Fee"; together, the "Monthly Servicing Fees") will be equal to one-twelfth of the product of 2% per annum (the "Servicing Fee Rate") and the Class A Adjusted Investor Interest, the Class B Investor Interest or the Collateral Interest, as the case may be, as of the last day of the related Monthly Period. The Monthly Servicing Fees will be paid each month from the Finance Charge Account; however, payment thereof will be made after payment to Certificateholders of certain distributions of interest therefrom. On any Distribution Date with respect to any Monthly Period, the Transferor Servicing Fee will equal one-twelfth of the product of (a) the Transferor Interest and
(b) the weighted average servicing fee percentage with respect to all Series of certificates.

  The Servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the Receivables including, without limitation, payment of the fees and disbursements of the Trustee, Paying Agent, Transfer Agent and Registrar and independent accountants and other fees which are not expressly stated in the Agreement to be payable by the Trust or the certificateholders other than federal, state and local income and franchise taxes, if any, of the Trust.

CERTAIN MATTERS REGARDING THE TRANSFEROR AND THE SERVICER

  The Servicer may not resign from its obligations and duties under the Agreement, except upon determination that performance of its duties is no longer permissible under applicable law and except as described below. No such resignation will become effective until the Trustee or a successor to the Servicer has assumed the Servicer's responsibilities and obligations under the Agreement. Notwithstanding the foregoing, People's Bank may transfer its servicing obligations to any of its affiliates (which meets certain eligibility standards set forth in the Agreement) or, subject to certain conditions set forth in the Agreement, to any other entity which the Rating Agency has advised in writing will not result in the reduction or withdrawal of its then-existing rating of the Certificates and be relieved of its obligations and duties under the Agreement.

  The Agreement provides that the Servicer will indemnify the Trust, for the benefit of the certificateholders (including the Certificateholders), and the Trustee from and against any reasonable loss, liability, expense, damage or injury suffered or sustained by reason of any acts or omissions or alleged acts or omissions of the Servicer with respect to the activities of the Trust or the Trustee pursuant to the Agreement; provided, however, that the Servicer shall not indemnify (a) the Trustee for liabilities imposed by reason of or resulting from fraud, negligence, breach of fiduciary duty or willful misconduct by the Trustee in the performance of its duties under the Agreement, (b) the Trust, the Certificateholders or the Offered Certificate Owners for liabilities arising from actions taken by the Trustee at the request of Certificateholders, (c) the Trust, the Certificateholders or the Offered Certificate Owners for any losses, claims, damages or liabilities incurred by any Certificateholder in its capacity as an investor, including without limitation, losses incurred as a result of defaulted Receivables or Receivables which are written off as uncollectible or (d) the Trust, the Certificateholders or the Offered Certificate Owners for any liabilities, costs or expenses of the Trust, the Certificateholders or the Offered Certificate Owners arising under any tax law, including without limitation any federal, state or local income or franchise tax or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by the Trust, the Certificateholders or the Offered Certificate Owners in connection therewith to any taxing authority.

  The Agreement provides that neither the Transferor nor the Servicer nor any of their respective directors, officers, employees or agents will be under any other liability to the Trust, the Certificateholders or any other person for any action taken, or for refraining from taking any action, in good faith pursuant to the Agreement. Neither the Transferor, the Servicer nor any of their respective directors, officers, employees or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of the Transferor, the Servicer or any such person in the performance of its duties or by reason of reckless disregard of obligations and duties thereunder. In addition, the Agreement provides that the Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Agreement and which in its opinion may expose it to any expense or liability.

  The Agreement provides that, in addition to Exchanges, the Holder of the Exchangeable Transferor Certificate may transfer all or a portion of the Exchangeable Transferor Certificate to any other party upon written consent of the Transferor; provided, however, that, in each case, prior to any such transfer (i) (a) the Trustee receives written notification from the Rating Agency then rating each Series that such transfer will not result in a lowering of its then-existing rating of the certificates rated by it and (b) the Trustee receives (among other things) a written opinion of counsel confirming that such transfer would not adversely affect the treatment of the Certificates of each series as debt for Federal, New York or Connecticut state income tax purposes or result in the trust being treated as a taxable entity and will not be treated as a taxable exchange to Certificateholders or (ii) such transfer complies with the provisions of the next succeeding paragraph. The Transferor, in its capacity as the original holder of the Exchangeable Transferor Certificate, transferred its interest in the Exchangeable Transferor Certificate to PSFC in accordance with the requirements described in clause (i) of the preceding sentence, pursuant to an Assignment and Assumption Agreement dated as of December 15, 1995 by and between the Transferor and PSFC.

  Any person into which, in accordance with the Agreement, the Transferor or the Servicer may be merged or consolidated or any person resulting from any merger or consolidation to which the Transferor or the Servicer is a party, or any person succeeding to the business of the Transferor or the Servicer, upon execution of a supplemental agreement for the assumption of the Transferor's or Servicer's obligations and delivery of an officer's certificate with respect to the compliance of the transaction with the applicable provisions of the Agreement and an opinion of counsel to the effect that such supplemental agreement is legal, valid and binding, will be the successor to the Transferor or the Servicer, as the case may be, under the Agreement. The Transferor may effect any sale, transfer or pledge of the Accounts or any of its obligations under the Agreement or effect any merger, consolidation or assumption which is not in accordance with the provisions of the preceding sentence so long as, among other conditions set forth in the Agreement: (a) the Transferor and Servicer determine that such event will not be adverse to the interests of the certificateholders of any Series; (b) the Rating Agency indicates that such event will not adversely affect the then-existing rating of certificates of any Series outstanding, including the Certificates; and (c) the purchaser, transferee, pledgee or successor entity executes a supplemental agreement whereby such entity agrees to assume the obligations of the Transferor.

SERVICER DEFAULT

  In the event of any Servicer Default (as defined below), either the Trustee or certificateholders and other interest holders representing undivided interests aggregating more than 50% of the sum of the investor interests of all certificates and other undivided interests in the Trust outstanding, by written notice to the Servicer (and to the Trustee if given by the certificateholders and interest holders), may terminate all of the rights and obligations of the Servicer as servicer under the Agreement and in and to the Receivables and the proceeds thereof and the Trustee may appoint a new Servicer (a "Service Transfer"). The rights and interest of the Transferor and the Holder of the Exchangeable Transferor Agreement under the Agreement and, as applicable, in the Transferor Interest will not be affected by such termination. The Trustee shall as promptly as possible appoint a successor Servicer, which successor Servicer must satisfy certain eligibility criteria contained in the Agreement. If no such Servicer has been appointed and has accepted such appointment by the time the Servicer ceases to act as Servicer, all authority, power and obligations of the Servicer under the Agreement shall pass to and be vested in the Trustee. If the Trustee is unable to obtain any bids from eligible servicers and the Servicer delivers an officer's certificate to the effect that it cannot in good faith cure the Servicer Default which gave rise to a transfer of servicing, and if the Trustee is legally unable to act as successor Servicer, then the Trustee shall give the Transferor the right to accept reassignment of the Receivables at a price generally equal to the higher of the outstanding principal balance of the certificates plus accrued interest through the date of reassignment and the average bid quoted by two recognized dealers for a similar security rated in the highest rating category by the Rating Agency and having a remaining maturity approximately equal to the remaining maturity of such Series.

  A "Servicer Default" refers to any of the following events:

    (a) failure by the Servicer to make any payment, transfer or deposit or to give instructions to the Trustee to make any withdrawal, on the date the Servicer is required to do so under the Agreement (or within the applicable grace period, which shall not exceed five business days);

    (b) failure on the part of the Servicer duly to observe or perform in any respect any other covenants or agreements of the Servicer which has a material adverse effect on the holders of outstanding Series, including the Certificateholders (which determination shall be made without regard to whether funds are available in any Enhancement) and which continues unremedied for a period of 60 days after written notice and continues to have a material adverse effect on the certificateholders for such period; or the delegation by the Servicer of its duties under the Agreement, except as specifically permitted thereunder;

    (c) any representation, warranty or certification made by the Servicer in the Agreement or any Supplement, or in any certificate delivered pursuant to the Agreement or any Supplement, proves to have been incorrect when made which has a material adverse effect on the rights of certificateholders (which determination shall be made without regard to whether funds are available in any Enhancement) and which continues to be incorrect in any material respect for a period of 60 days after written notice; or

    (d) the occurrence of certain events of bankruptcy, insolvency or receivership of the Servicer.

  In the event of a Servicer Default, if a conservator or receiver is appointed for the Servicer and no Servicer Default other than such conservatorship or receivership or the insolvency of the Servicer exists, the conservator or receiver may have the power to prevent either the Trustee or the majority of the certificateholders from effecting a Service Transfer.

REPORTS TO CERTIFICATEHOLDERS

  On each Distribution Date, the Paying Agent will forward to each Certificateholder of record a statement (the "Monthly Servicer Report") prepared by the Servicer setting forth among other things: (a) the total amount distributed to Class A Certificateholders, the Class B Certificateholders and the Collateral Interest Holder, respectively, (b) the amount of the distribution made on such Distribution Date allocable to Class A Monthly Principal, Class B Monthly Principal and Collateral Monthly Principal, respectively, (c) the amount of the distribution made on such Distribution Date allocable to Class A Monthly Interest, Class B Monthly Interest and Collateral Monthly Interest, respectively, (d) the amount of Principal Collections processed during the preceding Monthly Period and allocated in respect of the Class A Certificates, the Class B Certificates and the Collateral Interest, respectively, (e) the aggregate amount of Principal Receivables, the Investor Interest, the Adjusted Investor Interest, the Class A Investor Interest, the Class A Adjusted Investor Interest, the Class B Investor Interest and the Collateral Interest, and the Floating Investor Percentage, Class A Floating Allocation, the Class B

Floating Allocation and the Collateral Floating Allocation, the Fixed Investor Percentage, the Class A Fixed Allocation, the Class B Fixed Allocation and the Collateral Fixed Allocation, in each case as of the end of the last day of the preceding Monthly Period, (f) the aggregate outstanding balance of Accounts which are up to 30 days delinquent, 31 to 60 days delinquent, and 61 or more days delinquent in accordance with the Servicer's then existing credit card guidelines by class of delinquency as of the end of the preceding Monthly Period, (g) the Class A Investor Default Amount, the Class B Investor Default Amount and the Collateral Default Amount for the preceding Monthly Period, (h) the aggregate amount of Class A Investor Charge-Offs, Class B Investor Charge-Offs and Collateral Interest Charge-Offs for the preceding Monthly Period and the aggregate amount of Investor Charge-Offs reimbursed to each class on the Transfer Date immediately preceding such Distribution Date, (i) the amount of the Class A Monthly Servicing Fee, the Class B Monthly Servicing Fee and the Collateral Interest Monthly Servicing Fee for the preceding Monthly Period,
(j) the "Pool Factor" as of the end of the last day of the preceding Monthly Period (consisting of a seven-digit decimal expressing the ratio of Investor Interest to Initial Investor Interest), (k) the Principal Funding Account Balance as of the related Transfer Date, (l) the Accumulation Shortfall for the preceding Monthly Period, (m) the Principal Funding Investment Proceeds transferred to the Finance Charge Account on the related Transfer Date, (n) the Class A Principal Funding Investment Shortfall on the related Transfer Date, (o) the amount of Class A Available Funds and Class B Available Funds on deposit in the Finance Charge Account on the related Transfer Date, (p) the aggregate amount of Finance Charge Collections allocable to the Investor Interest for the preceding Monthly Period, (q) the Required Amounts, if any, and, if the amount payable under the Interest Rate Caps and Shared Finance Charge Collections available to the Certificates are insufficient to satisfy the Required Amounts, the amount of Reallocated Collateral Principal Allocations and Reallocated Class B Principal Allocations to be applied thereto, and any reductions in the Collateral Interest and the Class B Investor Interest to satisfy the Class A Required Amount and the Class B Required Amount, as the case may be, (r) the Available Reserve Account Amount and the Reserve Account Draw, and (s) the ratio of the Collateral Interest to the Investor Interest of the Certificates as of the last day of the preceding Monthly Period.

  On or before January 31 of each calendar year, beginning with 1998, the Paying Agent will furnish to each person who at any time during the preceding calendar year was an Offered Certificateholder of record a statement prepared by the Servicer containing the information required to be contained in the Monthly Servicer Report, as set forth in clauses (a), (b) and (c) above aggregated for such calendar year or the applicable portion thereof during which such person was an Offered Certificateholder, together with such other customary information (consistent with the treatment of the Offered Certificates as debt) as the Trustee or the Servicer deems necessary or desirable to enable the Offered Certificateholders to prepare their tax returns.

  The Trustee will publish or will cause to be published following each Distribution Date (including the Scheduled Series 1997-1 Termination Date) in a daily newspaper in Luxembourg (expected to be the Luxemburger Wort) a notice to the effect that the information described in "Description of the Certificates--Reports to Certificateholders" in the prospectus will be available for review at the main office of the listing agent of the Trust in Luxembourg.

  Notices to Certificateholders will be given by publication in a daily newspaper in Luxembourg, which is expected to be the Luxemburger Wort. In the event that Definitive Certificates are issued, notices to Certificateholders will also be given by mail to the addresses of such holders as they appear in the certificate register.

EVIDENCE AS TO COMPLIANCE

  The Agreement provides that on or before March 31 of each calendar year, beginning in 1994, the Servicer will cause a firm of independent accountants to furnish a report to the effect that such firm has made a study and evaluation of the Servicer's internal accounting controls relative to the servicing of Accounts under the Agreement, and that, on the basis of such study and evaluation, such firm is of the opinion that the system of internal accounting controls in effect on the date set forth in such report relating to certain servicing procedures performed by the Servicer under the Agreement, taken as a whole, was sufficient for the prevention and detection of errors and irregularities in amounts that would be material to the financial statements of the Servicer and that such servicing was conducted in compliance with the applicable sections of the Agreement, except for such exceptions, errors or irregularities as such firm shall believe to be immaterial to the financial statements of the Servicer and such other exceptions, errors or irregularities as shall be set forth in such report. In addition, on or before March 31 of each calendar year, beginning in 1994, such firm has compared or will compare the amounts contained in the Servicer's statements and certificates delivered during such year with the computer reports of the Servicer and statements of any agents engaged by the Servicer to perform servicing activities which were the source of such amounts and deliver a report confirming that such amounts are in agreement except for such exceptions as it believes to be immaterial to the financial statements of the Servicer and such other exceptions as shall be set forth in such report.

  The Agreement provides for delivery to the Trustee on or before March 31 of each calendar year, beginning in 1994, of an annual statement signed by an officer of the Servicer to the effect that the Servicer has fully performed, or has caused to be performed, its obligations in all material respects under the Agreement throughout the preceding year, or, if there has been a default in the performance of any such obligation in any material respect, specifying the nature and status of the default.

AMENDMENTS

  The Agreement and any Supplement may be amended by the Transferor, the Servicer and the Trustee, without certificateholder consent, to cure any ambiguity, to correct or supplement any provision therein which may be inconsistent with any other provision therein, and to add any other provisions with respect to matters or questions arising under the Agreement and any Supplement which are not inconsistent with the provisions of the Agreement and any Supplement. See "The Receivables". The Agreement may be amended from time to time without the consent of the Certificateholders by the Trustee, and by the Transferor or the Servicer with the consent of the Trustee, to (a) provide for the transfer by the Transferor of its interest in and to all or part of the Accounts in accordance with the provisions of the Agreement and (b) provide for the purchase of Principal Receivables by the Trust at a price which is less than 100% of the outstanding balance thereof, and to provide for the treatment of Principal Collections, in an amount up to the aggregate amount by which the purchase price of Principal Receivables as sold thereafter is less than 100%, as Finance Charge Collections; provided, however, that any such action shall not adversely affect in any material respect the interests of the certificateholders (each Certificateholder will be deemed to have agreed that the exercise of such option by the Transferor, at such time the Transferor determines to exercise such options, will not adversely affect in any material respects the interests of Certificateholders); provided, further, however, that the Servicer and the Trustee shall have received notice from the Rating Agency that any such amendment will not result in the reduction or withdrawal of its then-existing rating of the certificates of any Series. Moreover, any Supplement and any amendments regarding the addition or removal of Receivables to or from the Trust will not be considered amendments requiring certificateholder consent under the provisions of the Agreement or any Supplement.

  The Agreement may be amended by the Transferor, the Servicer and the Trustee with the consent of the holders of certificates evidencing undivided interests aggregating not less than 66 2/3% of the principal amount of all Series adversely affected, for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the Agreement or any Supplement or of modifying in any manner the rights of certificateholders of any Series. No such amendment, however, may (a) reduce in any manner the amount of, or delay the timing of, distributions required to be made on such Series, (b) change the definition of or the manner of calculating the interest of any certificateholder of such Series or (c) reduce the aforesaid percentage of undivided interests, the holders of which are required to consent to any such amendment, in each case without the consent of all certificateholders of all Series adversely affected. Promptly following the execution of any amendment to the Agreement or any Supplement, the Trustee will furnish written notice of the substance of such amendment to each certificateholder of all Series (or with respect to an amendment of a Supplement, to the applicable Series).

LIST OF CERTIFICATEHOLDERS

  Upon written request of Certificateholders of record representing undivided interests in the Trust aggregating not less than 10% of the Investor Interest, the Trustee after having been adequately indemnified by such Certificateholders for its costs and expenses, and having given the Servicer notice that such request has been made, will afford such Certificateholders access during business hours to the current list of certificateholders of the Trust for purposes of communicating with other Certificateholders with respect to their rights under the Agreement. The Agreement generally does not provide for any annual or other meetings of certificateholders. See "--Book-Entry Registration" and "--Definitive Certificates" above.

                   CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

TRANSFER OF RECEIVABLES

  The Transferor independently represents and warrants in the Agreement that the transfer of Receivables, Interchange and Recoveries constitutes either a valid transfer and assignment to the Trust of all right, title and interest of the Transferor in and to the Receivables, Interchange and Recoveries, except for the interest of the Transferor as the then current holder of the Exchangeable Transferor Certificate, or the grant to the Trust of a security interest in such property. The Transferor also independently represents and warrants in the Agreement that, in the event the transfer of Receivables, Interchange and Recoveries by the Transferor to the Trust is deemed to create a security interest under the Uniform Commercial Code (the "UCC"), as in effect in the State of New York, there will exist a valid, subsisting and enforceable first priority perfected security interest in such property in existence at the time of the formation of the Trust in favor of the Trust and a valid, subsisting and enforceable first priority perfected security interest in such property created thereafter in favor of the Trust on and after their creation, except for certain tax and other customary liens. For a discussion of the Trust's rights arising from a breach of these warranties, see "Description of the Certificates--Representations and Warranties".

  The Transferor independently represents that the Receivables are "accounts" or "general intangibles" for purposes of the UCC as in effect in the States of New York and Connecticut. The transfer and assignment of accounts and the transfer of accounts and general intangibles as security for an obligation are covered by Article 9 of the UCC, with the transfer and assignments of accounts treated in the same fashion as the creation and perfection of a security interest therein. The filing of an appropriate financing statement is required to perfect the interest of the Trust therein. Financing statements covering the Receivables have been filed with the appropriate governmental authority to protect the interests of the Trust in the Receivables.

  There are certain limited circumstances under the UCC in which a prior or subsequent transferee of Receivables coming into existence after the closing date of the issuance by the Trust of the initial Series of certificates could have an interest in such Receivables with priority over the Trust's interest. Under the Agreement, however, the Transferor represents and warrants that it has transferred the Receivables to the Trust free and clear of the lien of any third party. In addition, the Transferor covenants that it will not sell, pledge, assign, transfer or grant any lien on any Receivable (or any interest therein) other than to the Trust. A tax or other government lien on property of the Transferor arising prior to the time a Receivable comes into existence may also have priority over the interest of the Trust in such Receivable. In addition, if the FDIC were appointed as receiver of the Transferor, certain administrative expenses of the receiver or the State of Connecticut Department of Banking may have priority over the interest of the Trust in such Receivable.

CERTAIN MATTERS RELATING TO CONSERVATORSHIP AND RECEIVERSHIP

  The Transferor is chartered as a Connecticut stock savings bank and is subject to regulation and supervision by the State of Connecticut Department of Banking. If the Transferor becomes insolvent or is in an unsound condition or if certain other circumstances occur, the State of Connecticut Department of Banking may request the Attorney General of Connecticut to apply to the Connecticut Court for an order appointing a conservator or receiver for the Transferor. Since the Transferor is a FDIC-insured bank, Connecticut law requires the conservator or receiver to be the Connecticut Banking Commissioner and permits the Commissioner to request that the FDIC be appointed conservator or receiver. In addition, the FDIC may appoint itself as conservator or receiver for the Transferor if the FDIC determines that one or more of certain conditions exist (such as, but not limited to, the Transferor's assets being insufficient for obligations, substantial dissipation of assets or earnings, the existence of unsafe or unsound conditions, the willful violation of a cease-and-desist order, concealment of records or assets, inability to meet obligations, the incurrence (or likelihood) of losses resulting in depletion of substantially all of its capital, violations of law likely to cause financial deterioration, cessation of insured status or undercapitalization of the Transferor).

  The FDIA sets forth certain powers that the FDIC in its capacity as conservator or receiver for the Transferor could exercise. To the extent that the Transferor has granted a security interest in the Receivables to the Trust, and that interest was validly perfected before the appointment of the FDIC as conservator or receiver and before the Transferor's insolvency, was not taken in contemplation of the insolvency of the Transferor, and was not taken with the intent to hinder, delay or defraud the Transferor or the creditors of the Transferor, such security interest should not be subject to avoidance if the Pooling and Servicing Agreement and Supplements thereto and related documents are approved by the Transferor and are continuously maintained as records of the Transferor (as required by the FDIA) and the transactions represent bona fide and arm's length transactions undertaken for adequate consideration in the ordinary course of business and the secured party is neither an insider nor an affiliate of the Transferor. As a result, payments to the Trust with respect to the Receivables (up to the amount of actual, direct compensatory damages, as described below) should not be subject to recovery by the FDIC as conservator or receiver of the Transferor. The foregoing conclusions regarding avoidance or recovery are based on FDIC general counsel opinions and policy statements regarding the application of certain provisions of the FDIA. If, however, the FDIC, as conservator or receiver for the Transferor were to assert a contrary position, or were to require the Trustee to establish its right to those payments by submitting to and completing the administrative claims procedure established under the FDIA, or the conservator or receiver were to request a stay of proceedings with respect to the Transferor as provided under the FDIA, delays in payments on the Certificates and possible reductions in the amount of those payments could occur. The FDIA provides that the FDIC may repudiate contracts determined by it to be burdensome and that claims for repudiated obligations are limited to actual, direct compensatory damages determined as of the date of the appointment of the conservator or receiver. The FDIA does not define the term "actual direct compensatory damages". On April 10, 1990, the RTC, formerly a sister agency of the FDIC, adopted a statement of policy (the "RTC Policy Statement") with respect to the payment of interest on direct collateralized borrowings of savings associations. The RTC Policy Statement states that interest on such borrowings will be payable at the contract rate up to the date of the redemption or payment by the conservator, receiver, or the trustee of an amount equal to the principal owed plus the contract rate of interest up to the date of such payment or redemption, plus any expenses of liquidation if provided for in the contract to the extent secured by the collateral. However, in a case involving zero-coupon bonds issued by a savings association which were repudiated by the RTC, a federal district court in the Southern District of New York held, in 1993, that the RTC was obligated to pay holders the fair market value of repudiated bonds as of the date of repudiation. The FDIC itself has not adopted a policy statement on payment of interest on collateralized borrowings of banks. The FDIC, as conservator or receiver, would also have the rights and powers conferred under Connecticut law.

  The Agreement provides that, upon the appointment of a conservator or receiver or upon a voluntary liquidation with respect to the Transferor, the Transferor will promptly give notice thereof to the Trustee and a Pay Out Event will occur with respect to all Series then outstanding. Pursuant to the Agreement, newly created Principal Receivables will not be transferred to the Trust on and after any such appointment or voluntary liquidation (although Finance Charge Receivables on existing balances will continue to be transferred), and unless otherwise instructed within a specified period by holders of more than 50% of the investor interest of each Series outstanding (or, with respect to any Series with two or more classes, 50% of each class) to the effect that such certificateholders disapprove of the liquidation of the Receivables and wish to continue having Principal Receivables transferred to the Trust as before such appointment or voluntary liquidation, the Trustee will proceed to sell, dispose of or otherwise liquidate the portion of the Receivables allocable to each Series that did not vote to disapprove of the liquidation of the Receivables in accordance with the Agreement in a commercially reasonable manner and on commercially reasonable terms. There can be no assurance, however, that a receiver or conservator will allow and not seek avoidance of continued transfer of Receivables to the Trust after receivership or conservatorship of the Transferor. Under the Agreement, the proceeds from the sale of the Receivables would be treated as Collections of the Receivables and the Investor Percentage of such proceeds would be distributed to the Certificateholders. This procedure could be delayed, as described above. If the only Pay Out Event to occur is either the insolvency of the Transferor or the appointment of a conservator or receiver for the Transferor, the conservator or receiver may have the power to prevent the early sale, liquidation or disposition of the Receivables, the commencement of the Rapid Amortization Period and the transfer of servicing obligations from the Transferor. A conservator or receiver would have the power to cause the early sale of the Receivables and the early retirement of the Certificates, to prohibit the continued transfer of Principal Receivables to the Trust, and to repudiate the servicing obligations of the Transferor. See "Description of the Certificates--Pay Out Events". In addition, the appointment of a receiver or conservator could adversely affect the Transferor's ability to repurchase ineligible Receivables from the Trust or make cash deposits in respect of credits, adjustments or fraudulent charges and could result in administrative expenses of the receiver or conservator having priority over the interest of the Trust in the Receivables.

CONSUMER PROTECTION LAWS

  The relationship of the cardholder and credit card issuer is extensively regulated by federal and state consumer protection laws. With respect to credit cards issued by the Transferor, the most significant laws include the federal Truth-in-Lending, Equal Credit Opportunity, Fair Credit Reporting, Fair Debt Collection Practice and Electronic Funds Transfer Acts and applicable state law. These statutes impose disclosure requirements when a credit card account is advertised, when it is opened, at the end of monthly Billing Cycles, and at year end. In addition, these statutes limit cardholder liability for unauthorized use, prohibit certain discriminatory practices in extending credit, and impose certain limitations on the type of account-related charges that may be assessed. Cardholders are entitled under these laws to have payments and credits applied to the credit card accounts promptly, to receive prescribed notices and to require billing errors to be resolved promptly. The Trust may be liable for certain violations of consumer protection laws that apply to the Receivables, either as assignee from the Transferor with respect to obligations arising before transfer of the Receivables to the Trust or as a party directly responsible for obligations arising after the transfer. In addition, a cardholder may be entitled to assert such violations by way of set-off against his obligation to pay the amount of Receivables owing. The Transferor warrants to the Trust in the Agreement that all Receivables have been and will be created in compliance with the requirements of such laws. The Servicer has also agreed in the Agreement to indemnify the Trust, among other things, for any liability arising from such violations caused by the Servicer. For a discussion of the Trust's rights arising from the breach of these warranties, see "Description of the Certificates--Representations and Warranties".

  Certain jurisdictions may attempt to require out-of-state credit card issuers to comply with such jurisdiction's consumer protection laws (including laws limiting the charges imposed by such credit card issuers) in connection with their operations in such jurisdictions. A successful challenge by such a jurisdiction could have an adverse impact on the Transferor's credit card operations or the yield on the Receivables in the Trust.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

  The following discussion represents the opinion of Mayer, Brown & Platt, special tax counsel to the Transferor ("Tax Counsel"), subject to the exceptions and qualifications described herein, as to the material Federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates. This discussion, however, does not address every aspect of the Federal income tax laws that may be relevant to holders of Offered Certificates in light of their personal investment circumstances or to certain types of Offered Certificateholders subject to special treatment under the Federal income tax laws (for example, banks and life insurance companies). Accordingly, investors should consult their own tax advisors regarding Federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates in their own particular circumstances. The discussion is generally limited to those persons who are the initial holders of the Offered Certificates and to investors who will hold Offered Certificates as capital assets. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), its legislative history, the Treasury regulations thereunder, and published rulings and court decisions in effect (or, in the case of certain Treasury regulations, that are proposed) as of the date hereof, all of which are subject to change, possibly retroactively. No ruling on any of the issues discussed below has been or will be sought from the Internal Revenue Service (the "IRS") and no assurance can be given that the IRS will not take contrary positions. It is anticipated that the Trust will not be indemnified for any Federal income tax that may be imposed upon it, and the imposition of any such taxes on the Trust could result in a reduction in the amounts available for distribution to the Offered Certificateholders.

TREATMENT OF THE OFFERED CERTIFICATES AS INDEBTEDNESS

  Tax Counsel is of the opinion that, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision, based upon its analysis of the factors discussed below, the Offered Certificates, when issued, will be characterized for Federal income tax purposes as indebtedness that is secured by the Receivables.

  The Transferor and Offered Certificateholders will express in the Agreement the intent that, for Federal, state and local income and franchise tax purposes, and for the purposes of any other tax imposed on or measured by income, the Offered Certificates will be indebtedness secured by the Receivables. The Transferor, by entering into the Agreement, PSFC, by its beneficial ownership of the Transferor Interest, and each Offered Certificateholder, by virtue of accepting a beneficial interest in an Offered Certificate, will agree to treat the Offered Certificates (or the beneficial interests therein) as indebtedness secured by the Receivables for Federal, state and local income and franchise tax purposes and for the purposes of any other tax imposed on or measured by income. Because, however, different criteria are used in determining the nontax accounting treatment of a transaction, the Transferor and PSFC will treat the Agreement for financial accounting purposes as a transfer of an ownership interest in the Receivables and not as creating a debt obligation.

  The economic substance of a transaction generally determines its Federal income tax consequences and the form of a transaction, while a relevant factor, is generally not conclusive evidence of its economic substance. In appropriate circumstances the courts have allowed taxpayers, as well as the IRS, to treat a transaction in accordance with its economic substance, notwithstanding that participants characterized the transaction differently for nontax purposes. In some instances, however, courts have held that a taxpayer is bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. Tax Counsel believes that the rationale of those cases will not apply to this transaction.

  The determination of whether the economic substance of a transfer of an interest in property is a sale or a loan secured by the transferred property depends on numerous factors that indicate whether the transferor has relinquished (and the transferee has obtained) substantial incidents of ownership in the property. Among the primary factors considered are whether the transferee has obtained the opportunity for gain if the property increases in value, has assumed the risk of loss if the property decreases in value and whether the transferee, at the time of transfer, has a fixed interest in the proceeds of the receivable when collected. Based upon its analysis of such factors, Tax Counsel is of the opinion that the Offered Certificates will be characterized for Federal income tax purposes as indebtedness secured by the Receivables. Contrary characterizations that could be asserted by the IRS are described under "--Possible Characterization of Offered Certificates as Interests in an Association Taxable as a Corporation or a Partnership" below. Except as otherwise expressly indicated, the following discussion assumes that the Offered Certificates will be treated as debt obligations for Federal income tax purposes.

INTEREST INCOME TO OFFERED CERTIFICATEHOLDERS

  It is anticipated that the Offered Certificates will be issued at par value (or at an insubstantial discount from par value). To the extent that stated interest on the Offered Certificates constitutes "qualified stated interest", it will be taxable as ordinary income for Federal income tax purposes when received or accrued by Offered Certificateholders in accordance with their respective methods of tax accounting. The Treasury regulations provide that qualified stated interest generally includes stated interest that is "unconditionally payable" at least annually at a single fixed rate or at a qualified floating or objective variable rate that appropriately takes into account the length of the interval between payments. Interest is considered "unconditionally payable" if reasonable legal remedies exist to compel timely payment or terms and conditions of the debt instrument make the likelihood of late payment (other than a late payment that occurs within a reasonable grace period) or nonpayment (ignoring the possibility of nonpayment due to default, insolvency or similar circumstances) a remote contingency. The Transferor and PSFC intend to take the position that late payment or nonpayment of stated interest on the Offered Certificates is a remote contingency, and therefore that such stated interest constitutes qualified stated interest and (assuming the Offered Certificates are not issued with a greater than de minimis discount from par value) the Offered Certificates are not treated as being issued with OID. It is possible, however, that the Internal Revenue Service would take the position that none of the stated interest payable on the Offered Certificates is "unconditionally payable" and hence that all of such interest should be included in the Offered Certificates' stated redemption price at maturity. Consequently, the Offered Certificates would be treated as being issued with original issue discount ("OID") (generally, the excess of the "stated redemption price at maturity" of an Offered Certificate, or all payments on the Offered Certificate other than payments of qualified stated interest, over the issue price of the Offered Certificate). To the extent the Offered Certificates were treated as being issued with OID, an Offered Certificateholder would be required, subject to a de minimis exception, to include OID in income as interest over the term of the Offered Certificate under a constant yield method, and, in general, OID must be included in income in advance of the receipt of cash representing that income. Because of the uncertainty of treatment, holders are urged to consult their own tax advisors regarding the treatment of stated interest on the Offered Certificates.

  An Offered Certificateholder who purchases an Offered Certificate at a market discount may be subject to the "market discount" rules of the Code. These rules provide, in part, for the treatment of gain attributable to accrued market discount as ordinary income upon the receipt of partial principal payments or on the sale or other disposition of the Offered Certificate, and for the deferral of interest deductions with respect to debt incurred to acquire or carry the market discount Offered Certificate.

  If an Offered Certificate is purchased by an Offered Certificateholder at a premium, such premium will be amortized as an offset to interest income (with a corresponding reduction in the Offered Certificateholder's basis) under a constant yield method over the term of the Offered Certificate if an election under Section 171 of the Code is made or is previously in effect.

DISPOSITION OF OFFERED CERTIFICATES

  If an Offered Certificate is sold, exchanged or otherwise disposed of, an Offered Certificateholder generally will recognize gain or loss in an amount equal to the difference between the amount realized on the sale, exchange or disposition and the Offered Certificateholder's adjusted basis in the Offered Certificate. The adjusted basis of an Offered Certificate generally will equal the cost of the Offered Certificate to the Offered Certificateholder, increased by any OID or market discount previously includible in the Offered Certificateholder's gross income, and reduced by the portion of the basis of the Offered Certificate allocable to payments on the Offered Certificate previously received by the Offered Certificateholder and any amortized premium. Subject to the market discount rules, gain or loss on the sale or other disposition of an Offered Certificate will be capital gain or loss if the Offered Certificate is held by the Offered Certificateholder as a capital asset, except to the extent a holder realizes ordinary income attributable to accrued interest. Capital gain or loss will be long-term if the Offered Certificate is held by the Offered Certificateholder for more than one year and otherwise will be short-term.

POSSIBLE CHARACTERIZATION OF OFFERED CERTIFICATES AS INTERESTS IN AN ASSOCIATION TAXABLE AS A CORPORATION OR A PARTNERSHIP

  Although, as described above, it is the opinion of Tax Counsel that the Offered Certificates are properly characterized as debt for Federal income tax purposes, such opinion is not binding on the IRS or the courts and no assurance can be given that this characterization would prevail. If the IRS were to contend successfully that the Offered Certificates were not debt obligations for Federal income tax purposes, Offered Certificates might be classified for Federal income tax purposes as interests in an association taxable as a corporation that owns the Receivables or as a partnership, including a "publicly traded partnership".

  If the arrangement created by the Agreement were treated as either an association taxable as a corporation or a "publicly traded partnership" taxable as a corporation, the resulting entity may be subject to Federal income taxes at corporate tax rates on its taxable income from the Receivables. Such a tax might result in reduced distributions to Offered Certificateholders and Offered Certificateholders might be liable for a share of such a tax. Moreover, it is unlikely that distributions by the entity would be deductible in computing the entity's taxable income (assuming that the Offered Certificates were treated as ownership interests rather than as debt) with the result that the entity would have significant taxable income and tax liability. In addition, all or part of the distributions to Offered Certificateholders would generally be treated as dividend income to the Offered Certificateholders.

  If, alternatively, the Offered Certificates were treated as interests in a partnership, the income reportable by the Offered Certificateholders as partners could differ from the income reportable by the

Offered Certificateholders as holders of debt obligations. For example, a cash basis Offered Certificateholder might be required to report income when it accrued to the partnership rather than when it is received by the Offered Certificateholder. Moreover, an individual's share of expenses of the partnership would be miscellaneous itemized deductions that, in the aggregate, are allowed as deductions only to the extent they exceed two percent of the individual's adjusted gross income, and would be subject to reduction under
Section 68 of the Code if the individual's adjusted gross income exceeded certain limits. As a result, the individual might be taxed on a greater amount of income than the stated rate on the Offered Certificates. Finally, if a class of Offered Certificates were treated as interests in a partnership and another class of Offered Certificates were treated as debt, a portion of the taxable income allocated to an Offered Certificateholder of the class of Offered Certificates treated as interests in a partnership that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) would constitute "unrelated business taxable income" generally taxable to the holder under the Code.

  Since the Transferor and PSFC will treat the Offered Certificates as indebtedness for Federal income tax purposes, neither the Transferor nor PSFC will comply with the tax reporting requirements that would apply under these alternative characterizations of the Offered Certificates.

FOREIGN INVESTORS

  Assuming the Offered Certificates represent debt obligations for Federal income tax purposes, if interest (including OID) on the Offered Certificates paid to a nonresident alien individual, foreign corporation, foreign partnership or foreign estate or trust is not effectively connected with the conduct of a United States trade or business of the recipient, it will be considered "portfolio interest" and will (subject to the discussion of backup withholding below) be generally exempt from United States withholding tax; provided, however, that the Offered Certificateholder complies with applicable certification requirements (and does not actually or constructively own ten percent or more of the voting stock of the Transferor or PSFC and is not a controlled foreign corporation related to the Transferor or its affiliates).

  If the Offered Certificates were recharacterized as interests in an association taxable as a corporation or a "publicly traded partnership" taxable as a corporation, to the extent distributions under the Agreement were treated as dividends, a nonresident alien individual or foreign corporation would generally be subject to withholding tax on the gross amount of such dividends at the rate of 30% (or lower rate as provided by an applicable treaty). If the IRS were to contend successfully that the Offered Certificates represent interests in a partnership (not taxable as a corporation), an Offered Certificateholder that is a nonresident alien, foreign corporation or foreign estate or trust might be required to file a United States individual or corporate income tax return and pay tax on its share of partnership income at regular U.S. rates, including the branch profits tax in the case of an Offered Certificateholder that is a corporation, and would be subject to withholding tax on its share of partnership income.

INFORMATION REPORTING AND BACKUP WITHHOLDING

  The Servicer will be required to report annually to the IRS, and to each Offered Certificateholder of record, the amount of interest paid (and OID accrued, if any) on the Offered Certificates (and the amount of interest withheld for Federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). Each non-exempt Offered Certificateholder will be required to provide, under penalty of perjury, a certificate on IRS Form W-9 containing his or her name, address, correct Federal taxpayer identification number and a statement that he or she is not subject to backup withholding. Should a nonexempt Offered Certificateholder fail to provide the required certification, the Offered Certificateholder will be subject to backup withholding of U.S. Federal income tax at a rate of 31% of the amounts otherwise payable to the holder. Such amount would be remitted to the IRS as a credit against the holder's Federal income tax liability.

                       STATE AND LOCAL TAX CONSEQUENCES

GENERAL

  State tax consequences to each Offered Certificateholder will depend upon the provisions of the state tax laws to which the Offered Certificateholder is subject. Most states modify or adjust the taxpayer's Federal taxable income to arrive at the amount of income potentially subject to state tax. Resident individuals generally pay state tax on 100% of such state-modified income, while corporations and other taxpayers generally pay state tax only on that portion of state-modified income assigned to the taxing state under the state's own apportionment and allocation rules. Because each state's tax law varies, it is impossible to predict the tax consequences to the Offered Certificateholders in all of the state taxing jurisdictions in which they are already subject to tax.

CONNECTICUT

  The activities to be undertaken by the Servicer in servicing and collecting the Receivables will take place in Connecticut. Connecticut imposes an income tax on corporations doing business in Connecticut measured by their net income apportioned to Connecticut. This discussion is based upon present provisions of Connecticut law and regulations, and applicable judicial or ruling authority, all of which are subject to change, which change may be retroactive. No ruling on any of the issues discussed below will be sought from the Connecticut Department of Revenue.

  Assuming the Offered Certificates are treated as indebtedness for Federal income tax purposes, Pullman & Comley, LLC, special Connecticut counsel to the Transferor, is of the opinion that this treatment will also apply for Connecticut tax purposes. Pursuant to this treatment, Offered Certificateholders not otherwise subject to Connecticut tax would not become subject to such tax solely because of their ownership of the Offered Certificates. Offered Certificateholders already subject to taxation in Connecticut as corporations, however, could be required to pay tax on the income generated from ownership of these Offered Certificates.

  In the alternative, if the Offered Certificates are treated as interests in a partnership (not taxable as a corporation) for Federal income tax purposes, the same treatment should also apply for Connecticut tax purposes. In such case, Connecticut could view the partnership as doing business in Connecticut. Connecticut would not impose any tax on the Trust, but an Offered Certificateholder not otherwise subject to taxation in Connecticut could become subject to Connecticut income taxes as a result of its mere ownership of Offered Certificates.

  If the Offered Certificates are instead treated as ownership interests in an association taxable as a corporation or a "publicly traded partnership" taxable as a corporation, then the entity could be subject to Connecticut income tax. Such taxes could result in reduced distributions to Offered Certificateholders. An Offered Certificateholder not otherwise subject to tax in Connecticut would not become subject to Connecticut taxes as a result of its mere ownership of such an interest.

  Because each state's income tax laws vary, it is impossible to predict the income tax consequences to the Offered Certificateholders in all of the state taxing jurisdictions in which they are already subject to tax. There can be no assurance that other states will not claim that the Servicer has undertaken activities in such states. If such a claim were made, no assurances can be given as to whether the Offered Certificates would be treated as indebtedness by any particular state. Offered Certificateholders are urged to consult their own tax advisors with respect to state taxes.

  ALL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL OR FOREIGN INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE OFFERED CERTIFICATES.

                 CERTAIN EMPLOYEE BENEFIT PLAN CONSIDERATIONS

  Section 406 of ERISA and section 4975 of the Code prohibit certain pension, profit sharing or other employee benefit plans, Keogh plans, individual retirement accounts or annuities and employee annuity plans (collectively, including entities whose underlying assets are deemed to include the assets of one or more employee benefit plans (including without limitation insurance company general accounts), "Benefit Plans") from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the Benefit Plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for such persons.

  A possible violation of the prohibited transaction rules could occur if the Offered Certificates were to be purchased with assets of any Benefit Plan if the Transferor, the Servicer, the Trustee or the Underwriters were a "party in interest" or a "disqualified person", with respect to such Benefit Plan. The Transferor, the Servicer, the Trustee and the Underwriters are "parties in interest" or "disqualified persons" with respect to many Benefit Plans. Prior to the purchase of an Offered Certificate, the fiduciary of any Benefit Plan should consider whether a prohibited transaction might arise by virtue of the relationship between the Benefit Plan and the Transferor, the Servicer, the Trustee, the Underwriters or any affiliate of any thereof and, if so, should consult counsel regarding the purchase. The Department of Labor (the "DOL") has issued five class exemptions that may apply to otherwise prohibited transactions arising from the purchase or holding of the Offered Certificates:
DOL Prohibited Transaction Exemption 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers), 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts), 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds), 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts) and 96-23 (Class Exemption for Plan Asset Transactions Determined by In-House Asset Managers).

  Other prohibited transactions may arise through the operation of a regulation (the "Plan Asset Regulation") issued by the DOL. Under certain circumstances, the Plan Asset Regulation treats the assets of an entity in which a Benefit Plan has an equity interest as assets of such Benefit Plan. Although the Transferor and the Offered Certificate Owners have agreed to treat the Offered Certificates as debt instruments for tax purposes, the Offered Certificates may be considered equity interests in the Trust for purposes of the Plan Asset Regulation. In such a case, if investment in the Offered Certificates by Benefit Plans is substantial, the Plan Asset Regulation may apply to treat assets of the Trust as assets of an investing Benefit Plan unless the exception described below applies.

  The assets of the Trust would not be treated as plan assets if the Offered Certificates constitute "publicly offered securities". A publicly-offered security is a security that is (a) freely transferable, (b) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another and (c) either is (i) part of a class of securities registered under section 12(b) or 12(g) of the Exchange Act or (ii) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. A class of securities will not fail to be widely held solely because subsequent to the initial offering the number of independent investors falls below 100 as a result of events beyond control of the issuer. For the purpose of this exception, the Class A Certificates should be deemed a "class" of securities that would be tested separately from any other securities that may be issued by the Trust. It is anticipated that the Class A Certificates will meet the criteria of publicly-offered securities as set forth above. The Class A Underwriters will not sell the Class A Certificates to Benefit Plans unless they believe that the Class A Certificates will be held by at least 100 persons independent of the Transferor and each other at the conclusion of the offering. In addition, there are no restrictions imposed on the transfer of the Class A Certificates; and the Class A Certificates will be sold as part of an offering pursuant to an effective registration statement under the Securities Act and then will be timely registered under the Exchange Act. It is not expected that the Class B Certificates will meet the criteria of publicly-offered securities, and accordingly the Class B Certificates may not be acquired with the assets of any Benefit Plan (including without limitation any insurance company general account deemed to include the assets of any Benefit Plan).

  If the Plan Asset Regulation were to apply so that the Trust is considered to hold "plan assets", transactions involving the Trust and "parties in interest" or "disqualified persons" with respect to a Benefit Plan that is an Offered Certificate Owner might be prohibited under Section 406 of ERISA and section 4975 of the Code unless an exemption is applicable. The five DOL class exemptions mentioned above may not provide relief for all transactions involving the Trust's assets even if they would otherwise be applicable to the purchase of an Offered Certificate by a Benefit Plan.

  In light of the foregoing, fiduciaries of a Benefit Plan considering the purchase of Offered Certificates should consult their own counsel regarding whether the assets of the Trust would be considered plan assets, the consequences that would apply if the Trust's assets were considered plan assets and the possibility of exemptive relief from the prohibited transaction rules.

  Finally, fiduciaries of a Benefit Plan should consider the fiduciary standards under ERISA or other applicable law in the context of the Benefit Plan's particular circumstances before authorizing an investment of a portion of a Benefit Plan's assets in the Offered Certificates. Accordingly, among other factors, such fiduciaries should consider whether the investment (i) satisfies the diversification requirement of ERISA or other applicable law,
(ii) is in accordance with the Benefit Plan's governing instruments and (iii) is prudent considering the "Risk Factors" and other factors discussed in this Prospectus.

                                 UNDERWRITING

  Subject to the terms and conditions set forth in the underwriting agreement with respect to the Offered Certificates (the "Underwriting Agreement"), PSFC and the Transferor have agreed with respect to the Class A Certificates to sell to each of the Underwriters named below (the "Class A Underwriters"), and each of the Class A Underwriters, for whom Goldman, Sachs & Co. are acting as representatives, has severally agreed to purchase, the principal amount of Class A Certificates set forth opposite its name below:

                                                            PRINCIPAL AMOUNT OF
                         UNDERWRITERS                       CLASS A CERTIFICATES
                         ------------                       --------------------
   Goldman, Sachs & Co. ...................................     $106,250,000
   J.P. Morgan Securities Inc. ............................      106,250,000
   Morgan Stanley & Co. Incorporated.......................      106,250,000
   Salomon Brothers Inc....................................      106,250,000
                                                                ------------
                                                                $425,000,000
                                                                ============

  Under the terms and conditions of the Underwriting Agreement, the several Class A Underwriters are committed to take and pay for all of the Class A Certificates, if any are taken.

  Subject to the terms and conditions set forth in the Underwriting Agreement, PSFC and the Transferor have agreed with respect to the Class B Certificates to sell to Goldman, Sachs & Co. (the "Class B Underwriters" and together with the Class A Underwriters, the "Underwriters"), and the Class B Underwriters have agreed to purchase, the Class B Certificates.

  Under the terms and conditions of the Underwriting Agreement, the Class B Underwriters are committed to take and pay for all of the Class B
Certificates, if any are taken.

  PSFC and the Transferor have been advised by the Class A Underwriters that they propose initially to offer the Class A Certificates to the public at the price set forth on the cover page hereof and to certain dealers at such price less concessions not in excess of 0.175% of the principal amount of the Class A Certificates. The Class A Underwriters may allow, and such dealers may reallow, concessions not in excess of 0.100% of the principal amount of the Class A Certificates to certain brokers and dealers. After the Class A Certificates are released for sale to the public, the public offering price and other selling terms may from time to time be varied by the Class A Underwriters.

  PSFC and the Transferor have been advised by the Class B Underwriters that they propose initially to offer the Class B Certificates to the public at the price set forth on the cover page hereof and to certain dealers at such price less concessions not in excess of 0.175% of the principal amount of the Class B Certificates. The Class B Underwriters may allow, and such dealers may reallow, concessions not in excess of 0.100% of the principal amount of the Class B Certificates to certain brokers and dealers. After the Class B Certificates are released for sale to the public, the public offering price and other selling terms may from time to time be varied by the Class B Underwriters.

  Application will be made to list the Class A Certificates on the Luxembourg Stock Exchange.

  During and after the offering, the Underwriters may purchase and sell the Offered Certificates in the open market in transactions in the United States. These transactions may include overallotment and stabilizing transactions and purchases to cover short positions created in connection with the offering. The Underwriters also may impose a penalty bid, whereby selling concessions allowed to broker-dealers in respect of the Offered Certificates sold in the offering for their account may be reclaimed by the Underwriters if such Offered Certificates are repurchased by the Underwriters in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Offered Certificates, which may be higher than the price that might otherwise prevail in the open market. These transactions may be effected in the over-the-counter market or otherwise, and these activities, if commenced, may be discontinued at any time.

  Each Underwriter has represented and agreed that (a) it has not offered or sold and will not offer or sell any Offered Certificates to persons in the United Kingdom prior to the expiration of the period of six months from the issue date of the Offered Certificates except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995: (b) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Offered Certificates in, from or otherwise involving the United Kingdom; and (c) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issuance of the Offered Certificates to a person who is of a kind described in article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.

  PSFC and the Transferor will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriters may be required to make in respect thereof.

                                 LEGAL MATTERS

  Certain legal matters relating to the issuance of the Offered Certificates will be passed upon for the Transferor by William T. Kosturko, General Counsel to People's Bank. Certain legal matters relating to the Offered Certificates will be passed upon for the Transferor by Mayer, Brown & Platt, New York, New York. Certain legal matters relating to the federal tax consequences of the issuance of the Offered Certificates and certain other matters relating thereto will be passed upon for the Transferor by Mayer, Brown & Platt, New York, New York and certain legal matters relating to Connecticut state income tax consequences will be passed upon for the Transferor by Pullman & Comley, LLC, Bridgeport, Connecticut, special Connecticut counsel to People's Bank. Certain legal matters relating to the issuance of the Offered Certificates will be passed upon for the Underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

                               INDEX OF KEY TERMS

Accounts.................................................................     13
Accumulation Period Length...............................................     54
Accumulation Shortfall...................................................  9, 41
Additional Accounts......................................................     14
Adjusted Investor Interest...............................................  6, 66
Affinity Program Accounts................................................     32
Agent Bank Accounts......................................................     31
Aggregate Principal Receivables..........................................     37
Agreement................................................................      3
Amortization Period......................................................     69
Automatic Additional Accounts............................................     14
Available Investor Principal Collections................................. 41, 54
Available Reserve Account Amount.........................................     79
Bank.....................................................................     47
Bank Portfolio...........................................................     30
Base Rate................................................................     27
Benefit Plans............................................................     97
Billing Cycle............................................................     33
Cede.....................................................................      2
Cedel....................................................................     50
Cedel Participants.......................................................     50
Certificateholders.......................................................      3
Certificates.............................................................   1, 3
Class A Adjusted Investor Interest.......................................  6, 66
Class A Available Funds..................................................     70
Class A Cap Rate.........................................................     47
Class A Certificate Rate.................................................      7
Class A Certificateholders...............................................      3
Class A Certificates.....................................................   1, 3
Class A Covered Amount...................................................     10
Class A Excess Interest..................................................  8, 52
Class A Excess Principal.................................................     52
Class A Fixed Allocation.................................................     65
Class A Floating Allocation..............................................     65
Class A Initial Investor Interest........................................      5
Class A Interest Rate Cap................................................      4
Class A Investor Charge-Off..............................................  17,77
Class A Investor Default Amount..........................................     76
Class A Monthly Cap Rate Interest........................................     69
Class A Investor Interest................................................  6, 66
Class A Monthly Interest.................................................  7, 52
Class A Monthly Principal................................................     74
Class A Monthly Servicing Fee............................................     84
Class A Notional Amount..................................................     46
Class A Payment Amount................................................... 17, 75
Class A Principal Funding Investment Shortfall........................... 10, 78
Class A Required Amount.................................................. 16, 75
Class A Scheduled Payment Date...........................................  2, 11
Class A Underwriters.....................................................     98

Class B Available Funds..................................................     71
Class B Cap Rate.........................................................     47
Class B Certificate Rate.................................................      8
Class B Certificateholders...............................................      3
Class B Certificates.....................................................   1, 3
Class B Excess Interest..................................................  8, 52
Class B Excess Principal.................................................     52
Class B Fixed Allocation.................................................     65
Class B Floating Allocation..............................................     65
Class B Initial Investor Interest........................................      5
Class B Interest Rate Cap................................................      4
Class B Investor Charge-Off.............................................. 18, 77
Class B Investor Default Amount..........................................     76
Class B Investor Interest................................................  6, 66
Class B Monthly Cap Rate Interest........................................     69
Class B Monthly Interest.................................................  8, 52
Class B Monthly Principal................................................     74
Class B Monthly Servicing Fee............................................     84
Class B Notional Amount..................................................     47
Class B Payment Amount................................................... 18, 75
Class B Required Amount.................................................. 18, 75
Class B Scheduled Payment Date...........................................  2, 11
Class B Underwriters.....................................................     98
Closing Date.............................................................      4
Code.....................................................................     92
Collateral Available Funds...............................................     71
Collateral Default Amount................................................     76
Collateral Fixed Allocation..............................................     66
Collateral Floating Allocation...........................................     65
Collateral Interest......................................................  6, 66
Collateral Interest Charge-Off...........................................     77
Collateral Interest Holder...............................................      5
Collateral Interest Monthly Servicing Fee................................     84
Collateral Interest Surplus.............................................. 10, 68
Collateral Monthly Interest..............................................     71
Collateral Monthly Principal.............................................     74
Collateral Rate..........................................................     71
Collection Account....................................................... 15, 63
Collection Subaccount....................................................     63
Collections..............................................................     64
Commission...............................................................      2
Congress.................................................................     24
Controlled Accumulation Amount...........................................     41
Controlled Accumulation Date.............................................      9
Controlled Accumulation Period...........................................      9
Controlled Deposit Amount................................................  9, 40
Cooperative..............................................................     50
Defaulted Accounts.......................................................     64
Defaulted Receivables....................................................     76
Definitive Certificates..................................................     66
Depositaries.............................................................     48
Depository...............................................................     45

Determination Date.....................................................       76
Disclosure Document....................................................       12
Discount Option........................................................       63
Discount Percentage....................................................       63
Distribution Account...................................................       64
Distribution Date......................................................     2, 7
DOL....................................................................       97
DTC.................................................................... 2, AII-1
DTC Participants.......................................................       48
Eligible Account.......................................................       60
Eligible Additional Account............................................       61
Eligible Automatic Additional Account..................................       61
Eligible Receivable....................................................       60
Enhancement............................................................        4
Enhancement Provider...................................................       58
ERISA..................................................................       22
Euroclear..............................................................       49
Euroclear Operator.....................................................       49
Euroclear Participants.................................................       49
Euroclear System.......................................................       49
Excess Funding Account.................................................       64
Excess Principal.......................................................       53
Excess Spread..........................................................       71
Exchange...............................................................       12
Exchange Act...........................................................        2
Exchangeable Transferor Certificate....................................        5
Expected Class A Principal.............................................       52
Expected Class B Principal.............................................       52
FDIA...................................................................       23
FDIC...................................................................        5
Finance Charge Account.................................................       64
Finance Charge Collections.............................................       64
Finance Charge Receivables.............................................       13
Fixed Investor Percentage..............................................       65
Floating Investor Percentage...........................................       65
Global Securities......................................................    AII-1
Holder of the Exchangeable Transferor Certificate......................        5
Holders................................................................       51
Indirect Participants..................................................       48
Ineligible Receivable..................................................       58
Initial Class A Accumulation Date......................................       52
Initial Collateral Interest............................................        5
Initial Interest Period................................................        8
Initial Investor Interest..............................................        5
Insolvency Event.......................................................       82
Interchange............................................................       36
Interest Period........................................................       46
Interest Rate Cap Provider.............................................        4
Interest Rate Caps.....................................................        4
Investor Charge-Off....................................................       78
Investor Default Amount................................................       76
Investor Exchange......................................................       12

Investor Interest.....................................................         6
Investor Percentage................................................... 7, 64, 65
IRS...................................................................        92
LIBOR Determination Date..............................................        46
LIBOR.................................................................     7, 46
Loan Agreement........................................................        21
London Banking Day....................................................        46
MasterCard............................................................        30
Maximum Addition Amount...............................................        61
Minimum Aggregate Principal Receivables...............................        37
Minimum Transferor Interest...........................................        37
Monthly Period........................................................         7
Monthly Servicer Report...............................................        86
Monthly Servicing Fees................................................        84
Moody's...............................................................        63
Offered Certificate Owners............................................         2
Offered Certificate Rate..............................................         8
Offered Certificate Rates.............................................         8
Offered Certificateholders............................................     3, 49
Offered Certificates..................................................      1, 3
OID...................................................................        93
Participants..........................................................        48
Pay Out Event.........................................................        40
Paying Agent..........................................................        51
Permitted Investments.................................................        63
Plan Asset Regulation.................................................        97
Pool Factor...........................................................        87
Portfolio Yield.......................................................        27
Principal Account.....................................................        64
Principal Allocation..................................................        68
Principal Collections.................................................        64
Principal Funding Account Balance.....................................     9, 40
Principal Funding Account............................................. 9, 64, 78
Principal Funding Investment Proceeds.................................     10,78
Principal Receivables.................................................        13
Principal Shortfalls..................................................        75
Principal Terms.......................................................        56
PSFC..................................................................  1, 5, 44
Qualified Institution.................................................        63
Qualified Substitute Arrangement......................................        47
Qualified Trust Institution...........................................        63
Rapid Amortization Period.............................................        11
Rating Agency.........................................................        28
Reallocated Class B Principal Collections.............................        76
Reallocated Collateral Principal Collections..........................        76
Reallocated Principal Collections.....................................        76
Receivables...........................................................      1, 4
Record Date...........................................................        45
Recoveries............................................................        13
Reference Banks.......................................................        46
Removal Date..........................................................        62
Removed Accounts......................................................    15, 62

Replacement Interest Rate Cap........................................         47
Representative Portfolio.............................................         35
Required Amounts.....................................................         76
Required Collateral Interest.........................................     19, 78
Required Reserve Account Amount......................................         79
Reserve Account......................................................         79
Reserve Account Funding Date.........................................         79
Revolving Period.....................................................          9
RTC..................................................................         23
RTC Policy Statement.................................................         90
Scheduled Payment Date...............................................         12
Scheduled Series 1997-1 Termination Date.............................     12, 80
Securities Act.......................................................    2, II-3
Series...............................................................          3
Series 1997-1........................................................          3
Series 1997-1 Accounts...............................................         64
Series 1997-1 Supplement.............................................          3
Series Cut-Off Date..................................................         13
Service Transfer.....................................................         86
Servicer.............................................................         15
Servicer Default.....................................................         85
Servicing Fee........................................................         84
Servicing Fee Rate...................................................         83
Shared Finance Charge Collections....................................     20, 72
Shared Principal Collections......................................... 20, 73, 74
Standard & Poor's....................................................         63
Supplement...........................................................         12
Tax Counsel..........................................................         92
Telerate Page 3750...................................................         46
Terms and Conditions.................................................         50
Total System.........................................................         30
Transfer Agent and Registrar.........................................         51
Transfer Date........................................................          9
Transferor...........................................................          1
Transferor Exchange..................................................         12
Transferor Interest..................................................          6
Transferor Percentage................................................         66
Transferor Servicing Fee.............................................         84
Trust................................................................       1, 3
Trust Portfolio......................................................      4, 36
Trustee..............................................................          3
U.S. Person..........................................................      AII-4
UCC..................................................................         89
Underwriters.........................................................         98
Underwriting Agreement...............................................         98
VISA.................................................................         30

                                                                        ANNEX I

                      PRIOR SERIES ISSUED AND OUTSTANDING

  The Trust has previously issued five Series of certificates, one of which has been repaid in full. The table below sets forth the principal characteristics of the four Series previously issued by the Trust that are currently outstanding: the Series 1994-1 Certificates, the Series 1994-2 Certificates, the Series 1995-1 Certificates and the Series 1996-1 Certificates. For more specific information with respect to a Series, any prospective investor should contact People's Bank at (203) 338-7171. People's Bank will provide, without charge, to any prospective purchaser of the Offered Certificates, a copy of the Disclosure Documents for any previously publicly-issued and outstanding Series.

SERIES 1994-1
Initial Investor Interest...................................       $200,000,000
Certificate Rate............................................    5.10% per annum
Current Investor Interest...................................       $200,000,000
Controlled Amortization Amount..............................     $16,666,666.67
Controlled Amortization Date................................     August 1, 1996
Monthly Servicing Fee.......................................       2% per annum
Initial Cash Collateral Amount..............................         $6,000,000
Surety Bond Initial Amount..................................        $19,000,000
Issuer of the Surety Bond................................... Financial Guaranty
                                                              Insurance Company
Expected Series Final Distribution Date.....................        August 1997
                                                              Distribution Date
Scheduled Series Termination Date...........................        August 2000
                                                              Distribution Date
Series Issuance Date........................................  February 16, 1994
SERIES 1994-2
Initial Investor Interest...................................       $400,000,000
Class A Certificate Rate
through November 14, 1994...................................  5.0875% per annum
after November 14, 1994.....................................    LIBOR plus 0.15%
Class B Certificate Rate....................................    LIBOR plus 0.40%
Current Investor Interest...................................       $400,000,000
Class A Controlled Amortization Amount......................     $27,142,857.14
Class B Controlled Amortization Amount......................        $20,000,000
Controlled Amortization Date................................      March 1, 1997
Monthly Servicing Fee.......................................    2.00% per annum
Initial Cash Collateral Amount..............................        $36,000,000
Class A Expected Final Distribution Date....................           May 1998
                                                              Distribution Date
Class B Expected Final Distribution Date....................          June 1998
                                                              Distribution Date
Scheduled Series 1994-2 Termination Date....................         March 2001
                                                              Distribution Date
Series Issuance Date........................................   October 27, 1994

SERIES 1995-1
Initial Investor Interest....................................      $400,000,000
Class A Certificate Rate.....................................   LIBOR plus 0.20%
Class B Certificate Rate.....................................   LIBOR plus 0.35%
Current Investor Interest....................................      $400,000,000
Class A Controlled Amortization Amount.......................    $27,142,857.14
Class B Controlled Amortization Amount.......................       $20,000,000
Controlled Amortization Date.................................    August 1, 1999
Monthly Servicing Fee........................................   2.00% per annum
Initial Cash Collateral Amount...............................       $36,000,000
Class A Expected Final Distribution Date.....................      October 2000
                                                              Distribution Date
Class B Expected Final Distribution Date.....................     November 2000
                                                              Distribution Date
Scheduled Series 1995-1 Termination Date.....................       August 2003
                                                              Distribution Date
Series Issuance Date.........................................     March 28 1995
SERIES 1996-1
Initial Investor Interest....................................      $400,000,000
Class A Certificate Rate.....................................   LIBOR plus 0.15%
Class B Certificate Rate.....................................   LIBOR plus 0.30%
Current Investor Interest....................................      $400,000,000
Class A Controlled Amortization Amount.......................    $27,071,428.57
Class B Controlled Amortization Amount.......................       $21,000,000
Controlled Amortization Date.................................  November 1, 2000
Monthly Servicing Fee........................................    2.0% per annum
Initial Cash Collateral Amount...............................       $36,000,000
Class A Expected Final Distribution Date.....................      January 2002
                                                              Distribution Date
Class B Expected Final Distribution Date.....................     February 2002
                                                              Distribution Date
Scheduled Series 1996-1 Termination Date.....................     November 2004
                                                              Distribution Date
Series Issuance Date.........................................      July 2, 1996

                                                                       ANNEX II

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

  Except in certain limited circumstances, the globally offered People's Bank Credit Card Master Trust Floating Rate Class A Asset Backed Certificates, Series 1997-1 and Floating Rate Class B Asset Backed Certificates, Series 1997-1 (collectively, the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through The Depository Trust Company ("DTC"), Cedel or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

  Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

  Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior People's Bank Credit Card Master Trust issues.

  Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Offered Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

  Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

  All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as Participants and Indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

  Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior People's Bank Credit Master Trust issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

  Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in the same-day funds.

SECONDARY MARKET TRADING

  Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

  Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior People's Bank Credit Card Master Trust issues in same-day funds.

                                     AII-1

  Trading between Cedel and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

  Trading between DTC seller and Cedel or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the accounts of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued to the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of actual days elapsed and a 360 day year. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debit will be valued instead as of the actual settlement date.

  Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

  As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

  Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

  Trading between Cedel or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Cedel or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement

                                     AII-2
date on the basis of actual days elapsed and a 360 day year. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New
York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in a debit position in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

  Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

    (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

    (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

    (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

  A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

  Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Offered Certificates that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

  Exemption for non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

  Exemption or reduced rate for non-U.S. persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Offered Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Offered Certificate Owner or its agent.

                                     AII-3

  Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

  U.S. Federal Income Tax Reporting Procedure. The Offered Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, its agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

  The term "U.S. Person" means (i) a citizen or resident of the United States,
(ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or, for trusts whose taxable years begin after December 31, 1996, a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States fiduciaries who have the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.


                                     AII-4

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 NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFOR-MATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY PEOPLE'S BANK OR THE UNDERWRITERS. NEITHER THE DE-LIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUM-STANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION.
                                  -----------
                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          -----
Reports To Certificateholders............................................     2
Available Information....................................................     2
Prospectus Summary.......................................................     3
Risk Factors.............................................................    23
The Trust................................................................    30
The Credit Card Business Of People's Bank................................    30
The Receivables..........................................................    36
Maturity Considerations..................................................    40
Receivable Yield Considerations..........................................    42
Use Of Proceeds..........................................................    43
People's Bank............................................................    44
Description Of The Certificates..........................................    44
Certain Legal Aspects Of The Receivables.................................    89
Certain Federal Income Tax Consequences..................................    92
State And Local Tax Consequences.........................................    96
Certain Employee Benefit Plan Considerations.............................    97
Underwriting.............................................................    98
Legal Matters............................................................   100
Index Of Key Terms.......................................................   101
Annex I Prior Series Issued..............................................  AI-1
Annex II Global Clearance, Settlement And Tax Documentation Procedures... AII-1

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 UNTIL JUNE 19, 1997 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPAT-ING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

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                                 $458,750,000

                           PEOPLE'S BANK CREDIT CARD
                                 MASTER TRUST

                          $425,000,000 FLOATING RATE
                             CLASS A ASSET BACKED
                          CERTIFICATES, SERIES 1997-1

                           $33,750,000 FLOATING RATE
               CLASS B ASSET BACKED CERTIFICATES, SERIES 1997-1

                                PEOPLE'S BANK

                            TRANSFEROR AND SERVICER

                                  -----------

                                  PROSPECTUS

                                  -----------

                   UNDERWRITERS OF THE CLASS A CERTIFICATES

                             GOLDMAN, SACHS & CO.

                               J.P. MORGAN & CO.

                             MORGAN STANLEY & CO.
                                 INCORPORATED

                             SALOMON BROTHERS INC

                   UNDERWRITERS OF THE CLASS B CERTIFICATES

                             GOLDMAN, SACHS & CO.

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